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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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601 Sawyer St., Suite 600
Houston, Texas 77007

LETTER FROM OUR EXECUTIVE CHAIRMAN OF THE BOARD & CEO RE.
COURT ORDERED STOCKHOLDER MEETING

May 16, 2025
Dear Fellow Stockholder:
We are pleased to invite you to attend a 2025 Annual Meeting of Silver Star Properties REIT, Inc., as called by me, the Chairman of the Board and Chief Executive Officer, pursuant to court order. The meeting will be held on June 30, 2025, at 10:00 A.M. Central Time. The meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the meeting by first registering at https://web.viewproxy.com/silverstarreit/2025 no later than June 30, 2025 at 9:00 a.m. Central Time. After registering, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record on our common stock as of June 1, 2025, are entitled to notice of, and to vote at, at the meeting.
The purpose of the meeting is, in part one, to provide stockholders with the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage and to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2023 and 2024.
Next, in part two, as the Executive Committee determines, we will address such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.
Please do not let the “Court Ordered Stockholder Meeting” confuse or alarm you. It is very simple. Mr. Allen Hartman failed the Company and the stockholders in his role as CEO and Executive Chairman of Silver Star. We are having this meeting because, as the Maryland judge stated in his opinion, Hartman “hamstrung” Silver Star’s ability to satisfy the requirements of our Charter. While Hartman has made it clear that he wants to burn the house down and is pushing to liquidate the Company, to the stockholders’ detriment, the Court rules “that the drastic remedy of immediate liquidation is not the appropriate remedy in this situation.” And so, the judge ordered Silver Star to hold an annual meeting to give stockholders the binary choice between executing an alternate strategy and liquidation.
We are aware that Hartman has made several accusatory and defamatory statements regarding the current management of Silver Star and the alternative strategy. But as we have previously conveyed to you1, the Maryland Court’s Memorandum Opinion, sites Allen Hartman as not being credible no less than five times and draws references to him admitting to making misstatements to the court as a part of his depositions. This has been a long road. You are tired of the fighting, and I don’t blame you. We are fighting for a good cause. We fight to bring you, the stockholders, increased value. No one at Silver Star wants the investors to lose their investmen
1 See Maryland Litigation Updates – Memorandum of Opinion from Judge posted to our website on January 24, Executive Committee of the Board of Directors, which can be found here: https://silverstarreit.com/maryland-litigation-updates-memorandum-opinion-from-judge-1-21-2025/

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t or the value we know we can create. I encourage you to remain steadfast. Trust what the judge found – that we are more credible than Hartman.
For your convenience and information, we are attaching as Exhibits A and B respectively, 1) a copy of the Memorandum Opinion, and 2) our recent presentation that clearly and concisely outlines the self-storage pivot as not just better than liquidation but encompasses one the best real estate strategies right now for both growth and income, as well as downturn protection.
The proxy statement, with the accompanying formal notice of the meeting, describes the matters expected to be acted upon at the meeting. We ask you to review these materials carefully and to use this opportunity to take part in the affairs of Silver Star by voting on the matters described in the proxy statement.
The “e-proxy” rules promulgated by the Securities and Exchange Commission allow us to furnish proxy materials to our stockholders via the Internet.  On or about May 25, 2025, we are mailing to our stockholders (other than those stockholders who have previously requested electronic or paper delivery) a Proxy Card.  On the date of the mailing of the Proxy Card, all stockholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Proxy Card of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement.  These proxy materials will be available free of charge.
Your vote is very important. Regardless of the number of shares you own; it is important that your shares be represented at the 2025 Annual Meeting. ACCORDINGLY, WHETHER OR NOT YOU ATTEND THE 2025 ANNUAL MEETING, I STRONGLY ENCOURAGE YOU TO SUBMIT YOUR PROXY AS SOON AS POSSIBLE. You may authorize a proxy to vote your shares via the Internet at be www.AALvote.com/SLVS, or, if you request printed materials, by signing, dating and promptly returning your Proxy Card enclosed with the proxy materials.
Please follow the directions provided in the Proxy Statement. This will not prevent you from voting during the 2025 Annual Meeting but will ensure that your vote will be counted if you are unable to attend the 2025 Annual Meeting.
Thank you for your continued support of Silver Star.

Cordially,

Gerald W. Haddock
Executive Chairman of the Board and Chief Executive Officer

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601 Sawyer, Suite 600
Houston, Texas 77007
NOTICE OF 2025 ANNUAL MEETING
TO BE HELD JUNE 30, 2025

To Silver Star Properties REIT, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that a 2025 Annual Meeting of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on June 30, 2025, at 10:00 A.M. Central Time, to be held in a virtual-only format via live audio webcast, at which we will conduct the following business:
The purpose of the meeting is, in part one, to provide stockholders with the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage and to ratify the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm for the Company’s fiscal years ending December 31, 2023 and 2024. The alternate strategy was carefully selected by the Executive Committee as they recognized the responsibility to act in the best interest of the Silver Star stockholders. The Executive Committee evaluated the options and opted for the alternate strategy in April of 2023, after the then CEO presented detailed analysis showing that liquidation would likely result in unfavorable returns for stockholders, primarily due to depreciation in real estate valuations, taxes, and operational costs. Conversely, the analysis showed that the pivot into self-storage, aimed at achieving a public listing, promised superior value and liquidity.
Silver Star’s charter calls for the liquidation of its assets within 10 years of the termination of its initial public offering, unless (1) the company’s shares have already been listed on a public stock exchange, or (2) the stockholders have approved a deferral of liquidation and/or an alternate strategy.
A court has determined that Silver Star’s initial public offering concluded on April 25, 2023, meaning that the ten-year deadline has passed. Annual meeting votes of the shareholders after the ten year period are required by the charter to be held not less than two years from a required or actual meeting. The court effectively applied equitable jurisdiction in requiring this annual meeting to be held in July 2025.
Accordingly, at this annual meeting, you will have the opportunity to vote your shares for the liquidation of the company’s assets (with the net proceeds of that liquidation distributed to the stockholders) or for the deferral of liquidation for the purpose of executing an alternate strategy.
Next, in part two, as the Executive Committee determines, such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.
The proposals for each part, and other related matters are more fully described in the proxy statement accompanying this notice.
Only stockholders of record at the close of business on June 1, 2025 are entitled to receive this notice and to vote at the 2025 Annual Meeting or any adjournment or postponement thereof.  We reserve the right, in our sole discretion, to adjourn the 2025 Annual Meeting to provide more time to solicit proxies for the meeting.

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REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE BY ONE OF THE METHODS DESCRIBED IN THE PROXY MATERIALS.

By Order of the Executive Committee of the Board of Directors.

Adrienne Collins,
Corporate Secretary
May 16, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING TO BE HELD ON JUNE 30, 2025:
OUR PROXY STATEMENT, FORM OF PROXY CARD AND OTHER PROXY MATERIALS ARE ALSO AVAILABLE AT: SILVERSTARREIT.COM

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TABLE OF CONTENTS

PROXY STATEMENT	7
GENERAL INFORMATION ABOUT THIS PROXY STATEMENT	10
BUSINESS	14
PROPERTIES	19
RISK FACTORS	20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS	43
LEGAL PROCEEDINGS	44
MANAGEMENT DISCUSSION AND ANALYSIS	46
CONTROLS AND PROCEDURES	53
OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY	55
PART 1 PROPOSAL No. 1: EXECUTE ALTERNATE STRATEGY AND PIVOT INTO SELF-STORAGE	56
PART 1 PROPOSAL No. 2: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	58
PART 2 PROPOSAL: EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS	59
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	63
CORPORATE GOVERNANCE	69
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	73
DIRECTORS AND EXECUTIVE OFFICERS	75
OTHER MATTERS	76
CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	77
FORM OF WHITE PROXY CARD
EXHIBIT A: MEMORANDUM OPINION
EXHIBIT B: POWERPOINT OUTLINING WHY SELF-STORAGE PIVOT IS BETTER
EXHIBIT C: PROFORMA FINANCIAL INFORMATION
APPENDIX I: ORGANIZATIONAL CHART

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PROXY STATEMENT
____________________

The accompanying proxy is solicited by the Executive Committee of the Board of Directors of Silver Star Properties REIT, Inc., a Maryland corporation (the “Company,” “we,” “our,” or “us”) for use in voting at its 2025 Annual Meeting (the “2025 Annual Meeting”) to be held by live video webcast on [--------------------], at 11:00 a.m. Central Time and can be accessed at [www.___], and at any adjournment or postponement thereof, for the purposes set forth in the Notice of the 2025 Annual Meeting provided with the proxy statement. This Proxy Statement is dated [--------------------]. The Notice of 2025 Annual Meeting, Proxy Statement, and other proxy materials to Stockholders for the Company’s fiscal year ended December 31, 2024, are available at [--------------------].

Explanatory Note about the 2025 Annual Meeting

The purpose of the meeting is, in part one, to provide stockholders with the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage and satisfy the court’s order. Next, in part two, as the Executive Committee determines, such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.
The Company did not hold an annual meeting of shareholders during calendar year 2023 or 2024 because, as discussed in further detail below in this Proxy Statement, the Company was not able to file its Form 10-K for the years ended December 31, 2024 or December 31, 2023 due to its inability to prepare audited financial statements, which continues to this day. The Company has not filed any periodic reports, specifically Quarterly Reports on Form 10-Q, since November 2023.
On August 25, 2023, Allen R. Hartman and Hartman vREIT XXI, Inc. filed suit in the Circuit Court for Baltimore City Maryland requesting that the Company be ordered under Maryland corporation law to hold an annual meeting of shareholders. The suit alleged that the Company’s charter provision which provides that ten years from the end of the Company’s initial public offering the shareholders vote on a plan of liquidation or an alternative strategy, each as promulgated by the Board of Directors.
On January 21, 2025, the Circuit Court for Baltimore City issued an order directing the Company to hold an annual meeting of shareholders on or before July 21, 2025 to vote for the liquidation of the company’s assets with net proceeds to be distributed to shareholders or the deferral of liquidation and approval of an alternative strategy. The court determined that the ten year period referred to in the Company’s charter ended April 25, 2023. Annual meeting votes of the shareholders after the ten year period are required by the charter to be held not less than two years from a required or actual meeting. The court effectively applied equitable jurisdiction in requiring this annual meeting to be held in July 2025. The order further provides that failure to hold an annual meeting without a quorum shall result in the liquidation of the company’s assets by order of court.
On April 7, 2025, the Company delivered a confidential request to the U.S. Securities and Exchange Commission (the “SEC”) to consider providing exemptive relief with respect to the requirements in the federal proxy rules that this Proxy Statement be preceded by or accompanied by an annual report the includes audited financial statements. Exemptive relief is sought as a result of substantial and material conflict between the requirements of the Order and the ability of the Company to comply with federal proxy rules. Absent exemptive relief from SEC, the shareholders face the consequence of being disenfranchised if the Company does not provide timely notice of and hold an annual shareholder meeting, OR, the Company files a Proxy Statement for which it is unable to comply with federal proxy rules. The Circuit Court for Baltimore City is unresponsive to requests by the Company to consider reasonable modification to the Order to permit the Company to comply with both the Order and the federal proxy rules. The Company has therefore determined to file this Proxy Statement and solicit proxies for the Annual Meeting without providing an annual report that includes audited financial statements and as such is not in compliance with the federal

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proxy rules. The Company believes that liquidation of the Company is the worst outcome for shareholders. The Company further believes that the decision of the shareholders should be an actual choice and not a default for failure to exercise your rights.
This Proxy Statement contains information about the progress made and steps taken by the Audit Committee to secure the engagement of an independent registered accounting firm, the factors currently impacting the Company’s properties and debt, the Company’s liquidity, a description of the Company’s business, the Company’s risk factors and the Company’s legal proceedings, in addition to the typical information that is required to be included in proxy statements for annual meetings where directors are elected.
Information NOT Included in this Proxy Statement or Otherwise Available to You

    The Company has not filed and is not able to file its annual report on Form 10-K for the years ended December 31, 2024 or December 31, 2023. As a result, you do not have information that would otherwise be available to you for a typical annual shareholder meeting taking place in 2025, including:
•audited financial statements for fiscal years 2024 and 2023, with footnotes;
•audit report signed by a registered public accounting firm with respect to an audit of the financial statements for fiscal years 2024 and 2023;
•Management’s Discussion and Analysis covering fiscal years 2024 and 2023 and otherwise fully compliant with Item 303 of Regulation S-K;
•selected financial data for 2024 and 2023;
•quantitative and qualitative disclosures about market risk;
•management’s report on internal controls over financial reporting as of December 31, 2024;
•management’s conclusions with respect to the effectiveness of disclosure controls and procedures as of December 31, 2024; and
•CEO and CFO certifications required by Exchange Act Rule 13(a)-14(a) and 18 U.S.C. § 1350.
Forward-Looking Statements
    This Proxy Statement contains forward-looking statements with the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. All statements relating to events or results that may occur in the future are forward-looking statements, including without limitation, statement regarding the following:
•the Company’s future costs of solicitation, record of meeting dates, compensation arrangements, plans or amendments (including those related to profit sharing and stock-based compensation);
•our strategic focus, as illustrated by our long-range strategic plan, and our ability to implement this plan;
•expectations regarding future investment capital and acquisition opportunities;
•the outcome of pending litigation;
•our ability to complete the audits of our financial statements and regain compliance with SEC reporting obligations; and
•our ability to restore dividend distributions to our shareholders.
Forward-looking statements generally can be identified by words such as “expect,” “will,” “change,” “intend,” “seek,” “target,” “future,” “plan,” “continue,” “estimate,” “may,” “anticipate,” “to be,” and similar expressions. These statements are based on numerous assumptions and involve known and unknown risks, uncertainties and other factors that could significantly

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affect the Company’s operations and may cause the Company’s actual actions, results, financial condition, performance or achievements to be substantially different from any future actions, results, financial condition, performance or achievements express or implied by such forward-looking statements. Factors that may cause such a difference include, but are not limited to, those discussed under the heading “Risk Factors” in this Proxy Statement.
Unless required by law, the Company does not intend, and undertakes no obligation, to update or publicly release any revision to any forward-looking statements, whether as a result of the receipt of new information, the occurrence of subsequent events, a change in circumstances or otherwise. Each forward-looking statement contained in this Proxy Statement is specifically quantified in its entirety by the aforementioned factors. Readers are advised to carefully read this Proxy Statement in conjunction with the important disclaimers set forth above prior to reaching any conclusions or making any investment voting decisions and not to place undue reliance on forward-looking statements, which apply only as of the date of this Proxy Statement.
THE SEC HAS NOT APPROVED OR DISAPPROVED OF THIS PROXY STATEMENT.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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GENERAL INFORMATION ABOUT THIS PROXY STATEMENT

Why am I receiving these materials?

The Executive Committee of the Board of Directors (the “Executive Committee”) of Silver Star Properties REIT, Inc. (the “Company”) is soliciting proxies for votes from the stockholders of the Company. As a stockholder as of the close of business on June 1,, 2025, which is the record date (the “Record Date”) fixed by the Board, you are entitled and urged to vote on the proposals described in this Proxy Statement. The information included in this Proxy Statement relates to the proposals for which your vote is requested, the solicitation process, and other important information. Proforma financial information is attached as Exhibit C to this Proxy Statement. We are mailing a Notice of Meeting (the “Notice”) to our stockholders on or about May 16, 2025. The Notice contains instructions on how to access this Proxy Statement online.

What are the proposals for which you are requesting my vote?
1.In part one, to provide stockholders with the opportunity to vote whether to execute an alternate strategy and pivot the Company into self-storage and satisfy the court’s order. The alternate strategy was carefully selected by the Executive Committee as they recognized the responsibility to act in the best interest of the Silver Star stockholders. The Executive Committee evaluated the options and opted for the alternate strategy in April of 2023, after the then CEO presented detailed analysis showing that liquidation would likely result in unfavorable returns for stockholders, primarily due to depreciation in real estate valuations, taxes, and operational costs. Conversely, the analysis showed that the pivot into self-storage, aimed at achieving a public listing, promised superior value and liquidity.

2.Next, in part two, as the Executive Committee determines, such other business as may properly come before the meeting or any adjournment or postponement thereof, including, as may be considered at the discretion of the Chairman, which may be subject to the ruling of the Appellate Court in Maryland, the election of the Board of Directors.
When is the 2025 Annual Meeting and where will it be held?
The meeting will be held on June 30, 2025, at 10:00 A.M. Central Time. The meeting will be completely virtual and conducted via live audio webcast to enable our stockholders to participate from any location around the world that is convenient to them. You will be able to attend the meeting by first registering at [--------------------] no later than [-----------------] at 11:59 p.m. Central Time. After registering, you will receive a meeting invitation and password by e-mail with your unique link to join the meeting. Stockholders will be able to listen, vote and submit questions during the virtual meeting. Holders of record on our common stock as of June 1, 2025, are entitled to notice of, and to vote at, at the meeting.

Who can vote?

Our Executive Committee has fixed the close of business on June 1, 2025 as the Record Date. On the Record Date, there were 67,425,433 shares of common stock outstanding, which was held by approximately 4,744 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of common stock is entitled to provide a vote on each other matter submitted for stockholder vote.

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What is the difference between a holder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Vistra, formerly known as Phoenix American Financial Services, Inc. The Notice was sent directly to you by the Company, and you can provide your vote as instructed in the Notice.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” The Notice was forwarded to you by that organization, and their instructions for providing your vote should accompany the Notice. You must follow the consent instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee to provide your consent. Beneficial owners of shares should generally be able provide consent by returning the instruction card to their broker, bank or other nominee, or by telephone or via the Internet. However, the availability of telephone or Internet voting will depend on the consent process of your broker, bank or other nominee.

How do I vote?

You can vote electronically at the virtual Annual Meeting or submit a proxy prior to the meeting to have your shares represented without attending the virtual meeting. The shares represented by a properly executed proxy will be voted as you direct. To submit a proxy, you must follow the instructions provided in this proxy statement and in the Notice. You may vote via the Internet, regular mail or by calling the telephone number provided in the Notice, and you will be asked to enter your control number. If you request a printed copy of these materials, you may also vote by filling out and signing the proxy or voting instruction card enclosed therein and returning it by mail in the envelope provided. Please make your request for a copy as instructed in the Notice.

If you submit a signed proxy but do not indicate any voting instructions, your shares will be voted FOR the execution of an alternate strategy and pivot the Company into self-storage, FOR the ratification of the selection of CBIZ CPAs as the Company’s independent registered public accounting firm for fiscal 2023 and 2024, and FOR the election of the director nominees named in this proxy statement.

You can revoke your proxy any time before it is voted by written notice delivered to the Company’s Secretary by timely delivery of a later signed proxy (including via the Internet, regular mail, or telephone), or by voting electronically at the virtual meeting. Attendance at the virtual meeting alone is not sufficient to revoke your proxy. You must also vote your shares to revoke your proxy.

What is a proxy?
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you submit your proxy, you are appointing Gerald W. Haddock, Adrienne Collins and Robert Alex Board, each of them, as your proxy, and you are giving each permission to vote your shares of common stock at the 2025 Annual Meeting.

What is a quorum?
A quorum is the presence virtually or by proxy of a majority of all votes entitled to be cast at the 2025 Annual Meeting on any matter. There must be a quorum present in order for the annual meeting to be a duly held meeting at which business can be conducted. Abstentions and broker non-votes will be counted to determine whether a quorum is present. A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because

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the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Why didn’t I receive a paper copy of the proxy statement?
The rules of the Securities and Exchange Commission (“SEC”) allow us to furnish proxy materials to our stockholders electronically. In an effort to lower the costs of delivery of proxy materials, as well as to reduce our use of paper, we have elected to take advantage of these rules by only mailing materials to those stockholders who specifically request a paper copy. On or about May 19, 2025, all stockholders were mailed a Notice of 2025 Annual Meeting that contained an overview of the proxy materials and explained several methods by which stockholders could view the proxy materials online or request to receive a printed copy of the proxy materials via regular mail or email. There is no charge for requesting a printed copy.

Will my vote make a difference?

Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most other public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present virtually or by proxy at the annual meeting to constitute a quorum. AS A RESULT, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company.

Who pays the cost of this proxy solicitation?

The Company will pay all the costs of soliciting these proxies. We have engaged Alliance Advisors to assist with the solicitation of proxies in conjunction with the Meeting of Shareholders and will pay an aggregate fee of approximately $150,000. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Is this proxy statement the only way that proxies are being solicited?

No. In addition to providing this proxy material, our Board of Directors and officers, and employees may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our Board of Directors, officers or employees for such solicitation services.

Where can I find the voting results of the 2025 Annual Meeting?

The Company will report voting results by filing with the SEC a Current Report on Form 8-K within four business days following the date of the 2025 Annual Meeting. If final results are not known when such report is filed, they will be announced in an amendment to such report within four business days after the final results become known.

Whom should I call if I have any questions?

If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or voting instructions, you should contact:

Investor Relations
601 Sawyer, Suite 600
Houston, Texas 77007
Call toll free at [--------------------]

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Where can I find more information?

We are required to file annual, quarterly, current reports and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC on the website maintained by the SEC at http://www.sec.gov. Our SEC filings are also available to the public at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding the public reference facilities.

The Company was not able to file its Form 10-K for the years ending December 31, 2024 or December 31, 2023 due to its inability to prepare audited financial statements, which continues to this day. The Company has not filed any periodic reports, specifically Quarterly Reports on Form 10-Q, since November 2023.

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BUSINESS

General
Silver Star Properties REIT, Inc. is a Maryland corporation formed on February 5, 2009. The Company elected to be treated as a real estate investment trust ("REIT") beginning with the taxable year ended December 31, 2011. As used herein, the "Company", "we", "us," or "our" refer to Silver Star Properties REIT, Inc. and its consolidated subsidiaries and Partnerships, including Hartman XX Limited Partnership ("Operating Partnership") and Hartman SPE LLC ("Hartman SPE"), expect where context requires otherwise. We elected to be treated as a REIT for federal income tax purposes beginning with the taxable year ended December 31, 2011.

Substantially all of our business is conducted through our subsidiaries, the Operating Partnership and Hartman SPE. Our wholly-owned subsidiary, Hartman XX REIT GP LLC, a Texas limited liability company, is the sole general partner of the Operating Partnership. Our wholly-owned subsidiary, Hartman SPE Management, LLC ("SPE Management") is the manager of Hartman SPE. Our membership interests, including our single member interests, in our limited liability company subsidiaries are owned by the Operating Partnership or its wholly owned subsidiaries. We own substantially all of our assets and conduct our operations through our Operating Partnership. As of December 31, 2024 we have a 93.49% effective ownership interest in Hartman SPE. See Appendix I for a Company organization chart.

On April 6, 2023, the Executive Committee of our Board approved a plan to reposition our assets into the self-storage asset class and away from office, retail, and light industrial assets (the "New Direction Plan"). Consistent with our New Direction Plan on May 5, 2023, we completed the acquisition of all equity interests of Southern Star Self-Storage Investment Company ("Southern Star").

On September 13, 2023 (the "Petition Date"), Hartman SPE filed a voluntary petition under Chapter 11 of the United States Code (the "Bankruptcy Code") in the U.S. District Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), Case No. 23-11452 (the "Chapter 11 Case"). During bankruptcy proceedings Hartman SPE operated its business as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and order of the Bankruptcy Court.

With respect to Hartman SPE, as a result of the bankruptcy petition, our financial interest is not controlling, and our influence is not significant, while the former consolidated subsidiary is under the authority of the bankruptcy court. Hartman SPE filed with the Bankruptcy Court: (i) on December 29, 2023, its Combined Disclosure Statement and Plan of Reorganization; (ii) on February 15, 2024, its Plan Supplement; (iii) on February 21, 2024, its First Amended Combined Disclosure Statement and Plan of Reorganization; (iv) on February 23, 2024, its Second Amended Combined Disclosure Statement and Plan of Reorganization, collectively the "Combined Disclosure Statement and Plan". On February 26, 2024, the Bankruptcy Court entered an order approving the disclosures contained within and confirming the Combined Disclosure Statement and Plan, and on March 27, 2024, Hartman SPE exited bankruptcy proceedings.

On March 27, 2024, consistent with the Combined Disclosure Statement and Plan, two new special purpose entity subsidiaries, Silver Star CRE, LLC (“CRE”) and Silver Star CRE II, LLC (“CRE II”) were formed. Additionally, pursuant to the Combined Disclosure Statement and Plan, Hartman SPE contributed its 25 commercial real estate properties (the “SPE Properties”) to CRE in exchange for 100% of the membership interest of Silver Star Mezzanine Borrower, which holds 100% of the membership interest of CRE. Simultaneously, two wholly-owned subsidiaries of the Operating Partnership contributed two commercial real estate properties to CRE II in exchange for 100% of the membership interest of CRE II. Similarly to Hartman SPE, SPE Management serves as the manager of both CRE and CRE II.

Our principal executive offices are located at 601 Sawyer Street, Suite 600, Houston, Texas 77007. Our telephone number is 713-467-2222. Information regarding our company is available via the internet at silverstarreit.com.

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Hartman SPE
As discussed above, Hartman SPE filed a voluntary petition under Chapter 11 of the Bankruptcy Code on September 13, 2023. The commencement of the Hartman SPE Chapter 11 case constituted an event of default, as of September 13, 2023, under the terms of the SASB Loan. Due to, however, the filing of bankruptcy, any efforts to enforce payment obligations under the SASB Loan were automatically stayed, and creditors' rights of enforcement in respect of the SASB Loan were subject to the applicable provisions of the Bankruptcy Code.
During the period from September 14, 2023 to December 31, 2023, seven Hartman SPE properties were sold for $80,739,000, and from the period January 1, 2024 to March 27, 2024, three additional Hartman SPE properties were sold for $33,124,000. On March 27, 2024, the Company, through two newly formed special purpose entity subsidiaries, entered into two term loan agreements, the Senior Loan Agreement and Junior Loan Agreement (together, the "Exit Facility"), for the principal amounts of $120,000,000 and $15,000,000, respectively. Together, the net sales proceeds of the Hartman SPE property sales, and a portion of the proceeds from the Exit Facility, pursuant to the Combined Disclosure Statement and Plan, and with the approval of the Bankruptcy Court, the balance of the SASB Loan as of March 27, 2024, was repaid in full.

The term of the Senior Loan Agreement and Junior Loan Agreement is two years, with a maturity date of April 9, 2026. As required under the Company’s Senior Loan Agreement and Junior Loan Agreement, all net proceeds from future property sales must be paid towards lender fees and outstanding principal until the loan is repaid in full.

Investment Portfolio
As of December 31, 2024, we owned or held a majority interest in 29 income producing commercial properties comprising approximately 2,078,476 square feet and one pad site. See the section of this Proxy Statement entitled “Properties.”

During the four months ending April 30, 2025, we sold three legacy asset properties. As of May 1, 2025, we owned or held a majority interest in 26 income producing commercial properties comprising approximately 1,595,686 square feet and one pad site.

Our investment strategy is, subject to the approval of the shareholders, to continue the New Direction Plan adopted and approved by the Executive Committee of the Board of Directors. Pursuant to the New Direction Plan and subject to the approval of the shareholders to continue this alternative strategy, the Company will focus on the acquisition, development and operation of self-storage properties.

The U.S. self-storage market had approximately $23 billion in revenues in calendar year 2024. Relative to other commercial real estate property types, self-storage has historically been a safe haven during economic downturns, buoyed by counter cyclical demand drivers. The U.S. self-storage market has demonstrated robust growth and resilience.

The investment focus of the pivot strategy is to invest in self-storage properties with stabilized occupancy, generally 80% or greater, and in place rental rate which are below current market rates. We plan to take advantage of recent mobility trends, particularly migrations to the southeast United States, particularly Texas and Florida, and the southwest United States, particularly Arizona. We intend to invest in recently built, multi-story, climate controlled, Class A self-storage facilities in growth markets and sub markets of our geographic targets. We may also invest in select secondary and tertiary markets with opportunities for lower acquisition and potential for greater near term cash flow growth. Asset size will be determined by particular underwritten assessment and availability of capital to invest.

The acquisition of the Walgreen’s portfolio was an integral step in the pivot strategy to transition proceeds, or lack of proceeds where the net proceeds of legacy asset dispositions were required to be applied to debt reduction under applicable loan agreements, in order to defer taxable gain attributable to legacy assets by means of a 1031 exchange. The Walgreen’s portfolio assets, which were acquired with a high degree of leverage, allowed the Company to complete the 1031 exchange without outlay of equity capital. A 1031 exchange, also referred to as a like-kind exchange, is a tax deferred exchange under Section 1031 of the Internal Revenue Code. Gain attributable to the disposition of a real property asset is deferred from taxation by reinvestment in a

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replacement real estate asset. A 1031 exchange involves the use of an intermediary who sells the property being disposed of and buys the property being acquired with the sales proceeds.

In the future the Company may dispose of one or more of the Walgreen’s portfolio assets or a currently owned self-storage asset in a transaction designed to utilize the tax deferred treatment of a 1031 exchange to acquire self-storage assets consistent with the pivot strategy.

The investment strategy for the remaining legacy assets, which as of the date of this Proxy Statement consists of six commercial office properties. Under the pivot strategy the Company will dispose of one or more of the remaining legacy assets based upon its determination that the disposition value can be exchanged or otherwise utilized to acquire a self-storage asset which the Company believes will provide a greater value proposition. The Company has not developed a schedule or plan for the disposition and redeployment of asset value with respect to each of the legacy assets. Management evaluates on and ongoing basis the profitability, cash flows, estimated market value and marketability of each legacy and contemporaneously evaluates self-storage assets available or expected to be available for acquisition.

As of the date of this Proxy Statement, the Company manages 13 self-storage properties including four properties owned by the Company. The Company manages and operates nine self-storage properties owned by Delaware Statutory Trusts sponsored by our wholly owned subsidiary, Southern Star Self Storage Investment Company. All of the Company’s Executive Committee and senior management have substantial management experience in a number of real estate asset classes (see Directors and Executive Officers) including self-storage.

See Exhibit C - Pivot Strategy Forecast - No Liquidation schedule included with the Proxy Statement.

Competition

The United States commercial real estate market is highly competitive. All our properties are located in areas that include competing properties. We face competition from various entities for investment opportunities in our targeted assets, including other REITs, pension funds, insurance companies, investment funds, real estate companies and developers. Many of these entities have substantially greater financial resources than we do and may be able to accept more risk than we can prudently manage, including risks with respect to the geographic location of investments or the creditworthiness of tenants. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell real estate assets. The amount of competition in a particular market could also impact our ability to lease space and impact the amount of rent we are able to charge.

Human Capital
As of December 31, 2024, we had 34 full-time employees. Our human capital management objectives are to attract, retain and develop the highest quality talent by creating a culture that promotes employee engagement.

Diversity. We provide equal employment opportunities to all employees and applicants for employment without regard to race, color, religion, sex, national origin, age, genetic information, or disability in accordance with applicable state and federal laws. We value diversity of views, experience, skill sets, gender and ethnicity throughout our organization.

Employee Training and Development. Many of our employees hold professional licenses and we encourage them, and in many cases reimburse them, to attend ongoing continuing professional education such as is typically required of attorneys, engineers and certified public accountants. Our employees also receive extensive and ongoing training concerning important cybersecurity issues.

Employee Compensation and Benefits. We offer competitive compensation and access to benefits program, income protection through short term and long term disability, paid sick and vacation.

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Employee Health and Safety. We recognize the importance of the health, safety and environmental well-being of our employees, and are committed to providing and maintaining a healthy work environment.

Regulations

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations. Our investments are subject to various federal, state, and local laws, ordinances, and regulations, including, among other things, zoning regulations, land use controls, environmental controls relating to air and water quality, noise pollution, and indirect environmental impacts.

Under various federal and state environmental laws and regulations, as an owner or operator of real estate, we may be required to investigate and clean up certain hazardous or toxic substances, asbestos-containing materials, or petroleum product releases at our properties.  We may also be held liable to a governmental entity or to third parties for property damage and for investigation and cleanup costs incurred by those parties in connection with the contamination. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination.  The presence of contamination or the failure to remediate contamination at any of our properties may adversely affect our ability to sell or lease the properties or to borrow using the properties as collateral.

We do not believe that compliance with existing environmental laws will have a material adverse effect on our financial condition or results of operations. However, we cannot predict the impact of unforeseen environmental contingencies or new or changed laws or regulations on properties in which we hold an interest, or on properties that may be acquired directly or indirectly in the future.

Tax Status

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, and have operated as such beginning with the taxable year ended December 31, 2011. To qualify as a REIT, we must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of our annual REIT taxable income (which is computed without regard to the dividends paid deduction and excluding net capital gain and which does not necessarily equal net income as calculated in accordance with GAAP) to stockholders. As a REIT, we generally will not be subject to federal income tax so long as we maintain our REIT status. If we fail to qualify as a REIT in any taxable year after the taxable year in which we initially elected to be taxed as a REIT, we will be subject to federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for federal income tax purposes for the four taxable years following the year during which qualification is lost, unless the Internal Revenue Service grants us relief under certain statutory provisions.  Such an event could materially adversely affect our net income and net cash available for distribution to stockholders. We believe we are organized and operate in such a manner as to qualify for taxation as a REIT under the Internal Revenue Code, and we intend to continue to operate in such a manner, but no assurance can be given that we will operating in a manner so as to qualify or remain qualified as a REIT.

For the years ending December 31, 2024 and 2023, respectively, we did not make any distributions to our stockholders. We determined that our REIT taxable income for each of the years ending December 31, 2024 and 2023, determined without regard to dividends paid and capital gains, was a loss. Accordingly, no distributions were required to be paid and our qualification as a REIT is not adversely impacted as a result.

Available Information

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, we are required to file annual reports, quarterly reports and other information with the SEC. Access to copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, including amendments to such filings, may be obtained free of charge from our website, http://www.silverstarreit.com/sec-filings/. These filings are available promptly after we file them with, or furnish them to, the SEC. We are not incorporating our website or

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any information from the website into this annual report. The SEC also maintains a website, http://www.sec.gov, where our filings with the SEC are available free of charge.

The Company was not able to file its Form 10-K for the years ending December 31, 2024 or December 31, 2023 due to its inability to prepare audited financial statements, which continues to this day. The Company has not filed any periodic reports, specifically Quarterly Reports on Form 10-Q, since November 2023.

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PROPERTIES

As of December 31, 2024, we owned or held a majority interest in 29 income producing commercial properties comprising approximately 2,078,476 square feet and one pad site.

Name/Location	Rentable SF	Date Acquired	Acquisition Cost (in thousands)	Annualized Base Rent (in thousands)	In-Place Occupancy
Office:
Hillcrest - Dallas, TX	203,688	5/1/2015	11,400	1,694	60%
Three Forest Plaza - Dallas, TX	366,549	12/22/2016	35,655	3,372	52%
The Preserve - Houston, TX	218,689	10/1/2018	22,300	2,072	77%
Westheimer Central - Houston, TX	182,506	10/1/2018	18,500	1,507	68%
Cornerstone - Houston, TX	71,008	10/1/2018	3,650	493	54%
601 Sawyer - Houston, TX	88,258	10/1/2018	17,300	1,082	73%
Gulf Plaza - Houston, TX	120,651	3/11/2014	13,950	336	22%
Ashford Crossing - Houston, TX	158,451	7/31/2015	10,600	1,524	68%
One Technology Ctr - San Antonio, TX	196,348	11/10/2015	19,575	4,191	86%
Total - Office	1,606,148		$ 152,930	16,271	63%

Self Storage:
Weslayan - Houston, TX	63,186	12/21/2023	15,000	$ 1,342	87%
Kirby - Houston, TX	51,940	12/21/2023	16,000	1,288	87%
Virginia Parkway - McKinney, TX	46,037	6/7/2024	9,750	493	73%
Delray - Delray Beach, FL	81,370	7/19/2024	26,500	1,833	89%
Total - Self Storage	242,533		$ 67,250	$ 4,956	85%

Single Tenant Retail (Walgreens):
N 168 W 21330 Main Street - Jackson, WI	14,765	7/1/2024	$ 3,460	$ 206	100%
812 N Main Street - Lake Mills, WI	14,844	7/1/2024	3,826	229	100%
1531 S Madison Road - Beloit, WI	14,440	7/1/2024	3,598	221	100%
333 Phillips Boulevard - Sauk City, WI	13,650	7/1/2024	4,429	265	100%
1401 Springdale Street - Mt. Horeb, WI	14,488	7/1/2024	3,333	199	100%
104 Highway 52 W - Portland, TN	12,500	7/1/2024	2,918	183	100%
1300 Hazelwood Drive - Smyrna, TN	14,800	7/1/2024	3,665	215	100%
200 W Maplewood Lane - Nashville, TN	14,700	7/1/2024	3,044	180	100%
17909 Burke Street - Omaha, NE	14,743	7/1/2024	3,943	230	100%
533 N Main Street - Troutman, NC	11,283	7/1/2024	3,141	196	100%
300 E F Street - Iron Mountain, MI	18,776	7/1/2024	4,351	278	100%
819 W Main Street - Fremont, MI	13,547	7/1/2024	3,803	247	100%
1800 Airport Road - Hot Springs, AR	14,422	7/1/2024	4,087	252	100%
1401 Golden Springs Road - Anniston, AL	13,618	7/1/2024	4,768	289	100%
879 Highway 78 - Sumiton, AL	14,465	7/1/2024	4,137	268	100%
201 Highway 31 NW - Hartselle, AL	14,754	7/1/2024	4,268	257	100%
Total - Walgreens	229,795		$ 60,771	$ 3,715	100%

Grand Total	2,078,476		$ 280,951	$ 24,942	70%

In January 2025, we sold the Hillcrest and Ashford Crossing properties for $21,000,000 and $4,650,000, respectively. On April 2025 we sold the 16010 Barker’s Point (formerly known as Gulf Plaza) for $2,265,000.

The Virginia Parkway self-storage property was completed in 2023 and is still in the process of initial lease up.

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RISK FACTORS

 The following are some of the risks and uncertainties that could cause our actual results to differ materially from those presented in our forward-looking statements. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also harm our business. Our stockholders or potential investors may be referred to as “you” or “your” in this section.

Risks Related to the Proxy Solicitation

We have filed this Proxy Statement for the Annual Meeting without providing an annual report that includes audited financial statements and as such it is not in compliance with the federal proxy rules.

Absent exemptive relief from SEC, the shareholders face the consequence of being disenfranchised if the Company does not provide timely notice of an annual shareholder meeting, OR, the Company files a Proxy Statement for which it is unable to comply with federal proxy rules. The Circuit Court for Baltimore City has been unresponsive to requests by the Company to consider reasonable modification to the Order to permit the Company to comply with both the Order and the federal proxy rules. The Company has therefore determined to file this Proxy Statement and solicit proxies for the Annual Meeting without providing an annual report that includes audited financial statements and as such is not in compliance with the federal proxy rules. The Company believes that liquidation of the Company is the worst outcome for shareholders. The Company further believes that the decision of the shareholders should be a choice and not a default.

Our business, financial condition and future business operations may be negatively affected as a result of a failure to achieve a quorum for the court ordered annual meeting or the determination of the shareholders to liquidate the Company in lieu of the alternative strategy recommended by the Board of Directors.

If a quorum of the shareholders of the Company do not attend the court ordered annual meeting, in person or by proxy, the order of the court will disenfranchise the shareholders from the right to vote for or against a plan of liquidation promulgated by the Board of Directors. A quorum of the shareholders of the Company voting for liquidation may have a similar result. In the event of an outcome which dictates the liquidation of the Company, the secured mortgage indebtedness of the Company will be in default and subject to the default consequences of the respective loan agreements, principally default interest and cash management. Default under any of our respective loan agreements may trigger foreclosure sales at more severely depressed sale prices.

The ongoing audits of our financial statements for the years ended December 31, 2024 and 2023 and our ability to regain compliance with SEC reporting requirements may continue to divert our management’s attention from the operation of our business and cause the Company to incur significant additional costs and expenses.

The completion of the audits of our financial statements is not reasonably estimable as of the date of this Proxy Statement. The results of the annual meeting will materially affect the disclosures that the Company will be required to include in the financial statements and accompanying notes to the financial statements.

We may expend a substantial additional amount of time and resources in connection with the new independent auditor in our ongoing efforts to complete the audits of our financial statements for the years ended December 31, 2024 and 2023.

As a result of the Chapter 11 bankruptcy filing or our major subsidiary, Hartman SPE, LLC, in September 2023 followed by the emergence of the subsidiary at the end of March 2024, generally accepted accounting principles require the deconsolidation or Hartman SPE, LLC upon the beginning of the bankruptcy proceeding followed by a reconsolidation upon the exit of the bankruptcy proceeding. The complex application of the requirements of generally accepted accounting principles has resulted in

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and will continue to require substantial additional time and resources by management and the engagement team of the new independent auditor.

The uncertainty regarding the results of the court ordered annual meeting, ongoing litigation and the lack of available financial statements negatively impacts our ability to access the capital markets to raise debt or equity capital.

The execution of the pivot strategy approved and adopted by the Board of Directors, which remains subject to the formal approval by the shareholders of the Company, is negatively impacted by the uncertainty of the approval by the shareholders of the recommended pivot strategy which the Board of Directors and management believe is the best choice to maximize shareholder value and ultimately realize liquidity of their investment at a value greater than may be achieved in a liquidation context. The Board of Directors and management believe that liquidation will not result in a better investment conclusion.

We are currently, and may in the future be, subject to substantial litigation and ongoing investigations that could cause us to incur significant legal expenses and result in harm to our business.

We are currently a defendant in several legal proceedings including a shareholder derivative action as well as legal proceedings related to the annual meeting. As a result of these matters, we are exposed to potential liabilities associated with litigation, regulatory proceedings and government enforcement actions, as well as risks associated with negative public opinion as a result of these matters. Any adverse judgment in or settlement of any pending or any future litigation could result in payment, fines and penalties that could be material and adversely affect our business, results of operations and financial condition.

Regardless of the outcome, these lawsuits may result in significant legal fees and expenses and could divert management’s time and other resources. Such actions could also materially and adversely affect our business, results of operations and financial condition. See “Legal Proceedings.”

Risks Related to Our Business and Operations

We have experienced annual net losses from inception through December 31, 2024 and may experience similar losses in the future.

We have incurred a net loss from inception through December 31, 2024. There can be no assurance that we will be profitable in the future or that we will realize growth in the value of our assets.

Our cash distributions have been indefinitely suspended. To the extent paid in the future, our distributions will not be guaranteed, may fluctuate and may constitute a return of capital or taxable gain from the sale or exchange of property.

We began paying a monthly cash distribution in January 2011. Effective July 8, 2022, our Board approved the suspension of the payment of distributions to our stockholders. There can be no assurance when the payment of distributions will resume, if at all. To the extent the payment of distributions is resumed, the amount and timing of distributions will be determined by our Board and will typically depend upon the amount of funds available for distribution, which will depend on items such as current and projected cash requirements and tax considerations.

We have paid distributions from sources other than our cash flow from operations. To the extent that distributions were paid from sources other than our cash flow from operations, our ability to invest in critical property infrastructure has been compromised and the overall return to our stockholders may be reduced.

Our organizational documents permit us to pay distributions from any source, including net proceeds from our public offerings, borrowings, advances from our sponsor or advisor and the deferral of fees and expense reimbursements by our advisor, in its sole discretion. Since our inception, our cash flow from operations has not been sufficient to fund all of our distributions, and as a consequence we have funded a significant portion of our distributions with the net proceeds of our public offerings and other sources. We paid $0 in total distributions during the years ended December 31, 2024 and 2023, respectively. Of the $105,656,000

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in total distributions, we paid during the period from our inception through December 31, 2024, including shares issued pursuant to our distribution reinvestment plan and excluding distributions we paid to non-controlling interests, approximately 66% was funded from cash flow from operations and approximately 34% was funded from offering proceeds or other sources. A consequence of this over distribution is that sufficient capital to support the critical property infrastructure (elevators, fire safety, HVAC and roofs, for example). We have not established a limit on the amount or sources other than cash flow from operations, which we may use to fund any future distributions. On July 8, 2022, we suspended the payment of distributions to our stockholders and there is no guarantee when we will resume the payment of distributions.

Payment of fees to our advisor and its affiliates reduced cash available for investment, which may result in stockholders not receiving a full return of their invested capital.

A portion of the offering price from the sale of our shares was used to pay expenses and fees, the full offering price paid by our stockholders was not invested in real estate assets. As a result, stockholders may only receive a full return of their invested capital if we either (1) sell our assets or our company for a sufficient amount in excess of the original purchase price of our assets or (2) the market value of our company if we were to list our shares of common stock on a national securities exchange is substantially in excess of the original purchase price of our assets. The advisory agreement with our former advisor, Hartman Advisors LLC (which was 70% owned by Allen Hartman) ended in July 2020.

Shares of our common stock are not listed on a national exchange. Shares of our common stock are and have been traded on LODAS Markets, a market place for alternative investments including public, non-traded REITs. Our share redemption program has been indefinitely suspended. If you are able to sell your shares, you may have to sell them at a substantial discount from the original offering price.

There is currently no public market for the shares. Shares are and have been traded on LODAS Markets, a market place for alternative investments. If you are able to sell your shares, the amount you may realize may be substantially less than your original investment and substantially less than the most recent determination of net asset value per common share.

On July 8, 2022, our Board approved, due to negative cash flow and other considerations, the indefinite suspension of our share redemption program to support the long-term fiscal health of our company. There is no way to predict when, if at all, our Board will determine to resume the repurchase of shares of our common stock pursuant to our share redemption program.

If we lose or are unable to retain key personnel, our ability to implement our investment strategies could be delayed or hindered.

Our success depends to a significant degree upon the continued contributions of certain executive officers and other key personnel who would be difficult to replace. If any of our key personnel were to cease their affiliation with us, our operating results could suffer. We believe that our future success depends, in large part, upon our ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for persons with these skills is intense, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. Further, we have established, and intend in the future to establish, strategic relationships with firms that have special expertise in certain services or as to assets both nationally and in certain geographic regions. Maintaining these relationships will be important for us to effectively compete for assets. We cannot assure our stockholders that we will be successful in attracting and retaining such strategic relationships. If we lose or are unable to obtain the services of key personnel or do not establish or maintain appropriate strategic relationships, our ability to implement our investment strategies could be delayed or hindered.

We rely on information technology networks and systems, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

Risks associated with security breaches, whether through cyber-attacks or cyber-intrusions over the Internet, malware, computer viruses, attachments to e-mails, or otherwise, against persons inside our organization, persons with access to systems

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inside our organization, the U.S. government, financial markets or institutions, or major businesses, including tenants, could disrupt or disable networks and related systems, other critical infrastructures, and the normal operation of business. The risk of a security breach or disruption, particularly through cyber-attack or cyber-intrusion, including by computer hackers, foreign governments, and cyber-terrorists, has generally increased as the number, intensity, and sophistication of attempted attacks and intrusions from around the world have increased. Even though we may not be specifically targeted, cyber-attacks on the U.S. government, financial markets, financial institutions, or other major businesses, including tenants, could disrupt our normal business operations and networks, which may in turn have a material adverse impact on our financial condition and results of operations.

IT networks and related systems are essential to the operation of our business and our ability to perform day-to-day operations. They also may be critical to the operations of certain of our tenants. Although we believe we will be able to maintain the security and integrity of these types of networks and related systems or implement various measures to manage the risk of a security breach or disruption, there can be no assurance that our security efforts and measures will be effective or that attempted security breaches or disruptions would not be successful or damaging. Even the most well protected information, networks, systems, and facilities remain potentially vulnerable because the techniques used in such attempted security breaches evolve and generally are not recognized until launched against a target, and in some cases are designed not to be detected and, in fact, may not be detected. While, to date, we are not aware that we have experienced any significant cyber-attacks or cyber-intrusions, we may not be able to anticipate or implement adequate security barriers or other preventive measures. A security breach or other significant disruption involving our IT networks and related systems could:

•disrupt the proper functioning of our networks and systems and therefore our operations and/or those of certain of our tenants;
•result in misstated financial reports, violations of loan covenants, missed reporting deadlines, and/or missed permitting deadlines;
•result in our inability to properly monitor our compliance with the rules and regulations regarding our qualification as a REIT;
•result in the unauthorized access to, and destruction, loss, theft, misappropriation, or release of proprietary, confidential, sensitive, or otherwise valuable information of ours or others, which others could use to compete against us or for disruptive, destructive, or otherwise harmful purposes and outcomes;
•result in our inability to maintain the building systems relied upon by our tenants for the efficient use of their leased space;
•require significant management attention and resources to remedy any damages that result;
•subject us to claims for breach of contract, damages, credits, penalties, or termination of leases or other agreements; or
•damage our reputation among our tenants and stockholders generally.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments contemplated by our current investment policies. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

On April 6, 2023, the Executive Committee of the Board approved the previously announced New Direction Plan to reposition the Company's assets into the self-storage asset class and away from office, retail, and light industrial assets. The Executive Committee is in the process of carrying out the New Direction Plan with the objective of maximizing shareholder value. There can be no assurances the objectives of the New Direction Plan will be met.

What are the risks involved with the New Direction Plan, also referred to as the pivot strategy?

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The adoption of the pivot strategy was done in reliance upon the belief and understanding that the Company’s charter requirement of shareholder approval of a plan of liquidation of the Company or pursuit of an alternative investment strategy was not yet effective. Subject to shareholder approval of the alternative strategy, which is the New Direction Plan, the risks involved with the pivot strategy are as follows:

•the Company will not be able to strategically liquidate legacy assets sales proceeds for further investment in self-storage assets;
•the Company will not be able to acquire self-storage properties which meet or exceed investment requirements established by the Executive Committee of the Board;
•the Company will not be able to secure new equity capital to be utilized with and in addition to legacy asset sales proceeds to acquire an economically advantageous size of assets under management;
•the Company will not be able to secure debt capital with commercially reasonable terms to acquire an economically advantageous size of assets under management; and
•the assumptions and other information obtained by management in developing the New Direction Plan may not have been or may not continue to be accurate - the expected results may not be achieved.

The recent events in the credit markets have increased the cost of borrowing and have made financing more difficult to obtain, each of which may have a material adverse effect on our results of operations and business.

Recent events in the financial markets have had an adverse impact on the credit markets and, as a result, the availability of credit has become more expensive and more difficult to obtain. Some lenders are imposing more stringent restrictions on the terms of credit and there may be a general reduction in the amount of credit available in the markets in which we conduct business. The negative impact of the tightening of the credit markets may have a material adverse effect on us resulting from, but not limited to, an inability to finance the acquisition of real estate assets on favorable terms, if at all, increased financing costs or financing with increasingly restrictive covenants.

We are uncertain of our sources for funding our future capital needs. If we cannot obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected.

In the event that we develop a need for additional capital in the future for investments, the improvement of our real properties or for any other reason, sources of funding may not be available to us. If we cannot establish reserves out of cash flow generated by our real estate assets or out of net sale proceeds in non-liquidating sale transactions, or obtain debt or equity financing on acceptable terms, our ability to acquire real estate assets and to expand our operations will be adversely affected. As a result, we would be less likely to achieve portfolio diversification and our investment objectives, which may negatively impact our results of operations and reduce our ability to make distributions to our stockholders.

Risks Related To Our Organizational Structure

Maryland law and our organizational documents limit your right to bring claims against our officers and directors.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, our charter provides that, subject to the applicable limitations set forth therein or under Maryland law, no director or officer will be liable to us or our stockholders for monetary damages. Our charter also provides that we will generally indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses they may incur by reason of their service in those capacities subject to any limitations under Maryland law or in our charter. As a result, we and our stockholders may have more limited rights against these persons than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, our advisor and its affiliates for loss or liability suffered by them or hold our directors or our advisor and its affiliates harmless for loss or liability suffered by us unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates or

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gross negligence or willful misconduct by our independent directors, and the indemnification or obligation to hold harmless is recoverable only out of our net assets, including the proceeds of insurance, and not from the stockholders.

The limit on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that may benefit our stockholders.

Our charter restricts the direct or indirect ownership by one person or entity to no more than 9.8% of the value of our then outstanding shares of capital stock (which includes common stock and any preferred stock we may issue) and no more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock unless exempted by our Board. This restriction may discourage a change of control of us and may deter individuals or entities from making tender offers for shares of our common stock on terms that might be financially attractive to stockholders, or which may cause a change in our management. In addition to deterring potential transactions that may be favorable to our stockholders, these provisions may also decrease your ability to sell your shares of our common stock.

Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•any person who beneficially owns 10% or more of the voting power of the then outstanding voting stock of the corporation; or
•an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the Board approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the expiration of the five-year period described above, any business combination between the Maryland corporation and an interested stockholder must generally be recommended by the Board of the corporation and approved by the affirmative vote of at least:

•80% of the votes entitled to be cast by holders of the then outstanding shares of voting stock of the corporation; and
•two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. Maryland law also permits various exemptions from these provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Maryland law also limits the ability of a third party to buy a large stake in us and exercise voting power in electing directors.

Maryland law provides a second anti-takeover statute, the Control Share Acquisition Act, which provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned

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by interested stockholders, that is, by the acquirer, by officers or by directors who are employees of the corporation, are excluded from the vote on whether to accord voting rights to the control shares. “Control shares” are voting shares of stock that would entitle the acquirer to exercise voting power in electing directors within specified ranges of voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) to acquisitions approved or exempted by a corporation’s charter or bylaws. Our charter contains a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. We can offer no assurance that this provision will not be amended or eliminated at any time in the future. This statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our affiliates or any of their affiliates.

Our charter includes an anti-takeover provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter provides that any tender offer made by a stockholder, including any “mini-tender” offer, must comply with most provisions of Regulation 14D of the Exchange Act. The offering stockholder must provide our company with notice of such tender offer at least ten business days before initiating the tender offer. If the offering stockholder does not comply with these requirements, our company will have the right to redeem that stockholder’s shares and any shares acquired in such tender offer. In addition, the non-complying stockholder shall be responsible for all of our company’s expenses in connection with that stockholder’s noncompliance. This provision of our charter may discourage a stockholder from initiating a tender offer for our shares and prevent a stockholder from receiving a premium price for their shares in such a transaction.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act; if we are subject to registration under the Investment Company Act, we will not be able to continue our business.

Neither we, our operating partnership, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. Our operating partnerships and subsidiaries’ intended investments in real estate will represent the substantial majority of our total asset mix. In order for us not to be subject to regulation under the Investment Company Act, we intend to engage, through our operating partnership and our wholly and majority owned subsidiaries, primarily in the business of buying real estate.

We expect that most of our assets will be held through wholly-owned or majority-owned subsidiaries of our operating partnership. We expect that most of these subsidiaries will be outside the definition of an “investment company” under Section 3(a)(1) of the Investment Company Act as they are generally expected to hold at least 60% of their assets in real property. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the “40% test.” Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

We believe that we, our operating partnership and most of the subsidiaries of our operating partnership will not fall within either definition of investment company under Section 3(a)(1) of the Investment Company Act as we intend to invest primarily in real property, through our wholly or majority-owned subsidiaries, the majority of which we expect to have at least 60% of their assets in real property. As these subsidiaries would be investing either solely or primarily in real property, they would be outside of the definition of “investment company” under Section 3(a)(1) of the Investment Company Act. We are organized as a holding company that conducts its businesses primarily through our operating partnership, which in turn is a holding company conducting

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its business through its subsidiaries. Both we and our operating partnership intend to conduct our operations so that we comply with the 40% test. We will monitor our holdings to ensure continuing and ongoing compliance with this test. In addition, we believe that neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnerships wholly owned or majority owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property.

In the event that the value of investment securities held by a subsidiary of our operating partnership were to exceed 40% of the value of its total assets, we expect that subsidiary to be able to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C), as interpreted by the staff of the SEC, requires each of our subsidiaries relying on this exception to invest at least 55% of its portfolio in “mortgage and other liens on and interests in real estate,” which we refer to as “qualifying real estate assets,” and maintain at least 80% of its assets in qualifying real estate assets or other real estate-related assets. The remaining 20% of the portfolio can consist of miscellaneous assets. What we buy and sell is therefore limited by these criteria. How we determine to classify our assets for purposes of the Investment Company Act will be based in large measure upon no-action letters issued by the SEC staff in the past and other SEC interpretive guidance and, in the absence of SEC guidance, on our view of what constitutes a qualifying real estate asset and a real estate-related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than ten years ago. Pursuant to this guidance, and depending on the characteristics of the specific investments, certain mortgage loans, participations in mortgage loans, mortgage-backed securities, mezzanine loans, joint venture investments and the equity securities of other entities may not constitute qualifying real estate assets and therefore investments in these types of assets may be limited. No assurance can be given that the SEC or its staff will concur with our classification of our assets. Future revisions to the Investment Company Act or further guidance from the SEC staff may cause us to lose our exclusion from the definition of investment company or force us to re-evaluate our portfolio and our investment strategy. Such changes may prevent us from operating our business successfully.

There can be no assurance that the laws and regulations governing the Investment Company Act status of REITs, including more specific or different guidance regarding these exclusions that may be published by the SEC or its staff, will not change in a manner that adversely affects our operations. In addition, the SEC or its staff could take action that results in our or our subsidiary’s failure to maintain an exception or exemption from the Investment Company Act.

In the event that we, or our operating partnership, were to acquire assets that could make either entity fall within one of the definitions of an investment company under Section 3(a)(1) of the Investment Company Act, we believe that we would still qualify for an exclusion from registration pursuant to Section 3(c)(6) of the Investment Company Act. Although the SEC staff has issued little interpretive guidance with respect to Section 3(c)(6), we believe that we and our operating partnership may rely on Section 3(c)(6) if 55% of the assets of our operating partnership consist of, and at least 55% of the income of our operating partnership is derived from, qualifying real estate assets owned by wholly owned or majority-owned subsidiaries of our operating partnership.

To ensure that neither we, our operating partnership nor any of our subsidiaries are required to register as an investment company, each entity may be unable to sell assets that it would otherwise want to sell and may need to sell assets that it would otherwise wish to retain. In addition, we, our operating partnership or our subsidiaries may be required to acquire additional income- or loss-generating assets that we might not otherwise acquire or forego opportunities to acquire interests in companies that we would otherwise want to acquire. Although we, our operating partnership and our subsidiaries intend to monitor our portfolio periodically and prior to each acquisition and disposition, any of these entities may not be able to remain outside the definition of investment company or maintain an exclusion from the definition of an investment company. If we, our operating partnership or our subsidiaries are required to register as an investment company but fail to do so, the unregistered entity would be prohibited from engaging in our business, and criminal and civil actions could be brought against such entity. In addition, the contracts of such entity would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of the entity and liquidate its business.

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Stockholders have limited control over changes in our policies and operations.

Our Board determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our Board may amend or revise these and other policies without a vote of the stockholders. Our charter sets forth the stockholder voting rights required to be set forth therein under the NASAA REIT Guidelines. Under our charter and the Maryland General Corporation Law, our stockholders currently have a right to vote only on the following matters:

•the election or removal of directors;
•any amendment of our charter, provided that our Board may amend our charter without stockholder approval to:
◦increase or decrease the aggregate number of our shares;
◦increase or decrease the number of shares of any class or series that we have the authority to issue;
◦classify or reclassify any unissued shares by setting or changing the preferences, conversion or other rights, restrictions, limitations as to distributions, qualifications or terms and conditions of redemption of such shares; and
◦effect reverse stock splits;
•after the listing of our shares of common stock on a national securities exchange, opting into any of the provisions of Subtitle 8 of Title 3 of the Maryland General Corporation Law (see “Description of Shares — Provisions of Maryland Law and our Charter and Bylaws – Subtitle 8” below);
•our liquidation and dissolution; and
•our being a party to any merger, consolidation, sale or other disposition of substantially all of our assets (notwithstanding that Maryland law may not require stockholder approval).

All other matters are subject to the discretion of our Board.

We may issue preferred stock or other classes of common stock; which issuance could adversely affect the holders of our common stock issued pursuant to our public offerings.

Existing shareholders do not have preemptive rights to any shares issued by us in the future. We may issue, without stockholder approval, preferred stock or other classes of common stock with rights that could dilute the value of your shares of common stock. However, the issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel. The issuance of preferred stock or other classes of common stock could increase the number of stockholders entitled to distributions without simultaneously increasing the size of our asset base.

Our Board may amend our charter from time to time to increase or decrease the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. If we ever created and issued preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on our common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to our common stockholders, likely reducing the amount common stockholders would otherwise receive upon such an occurrence.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

We are structured as an “UPREIT,” which stands for “umbrella partnership real estate investment trust.” We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In the UPREIT structure, a contributor of a property who desires to defer taxable gain on the transfer of a property may transfer the property to our operating partnership in exchange for limited partnership units and defer taxation of gain until the contributor later exchanges his or her limited partnership units, typically on a one-for-one basis, for shares of our common stock. We believe that

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using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

We may issue limited partner interests of our operating partnership in connection with certain transactions. Limited partners in our operating partnership have the right to vote on certain amendments to the operating partnership agreement, as well as on certain other matters. Persons holding such voting rights may exercise them in a manner that conflicts with the interests of our stockholders. As general partner of our operating partnership, we are obligated to act in a manner that is in the best interest of all partners of our operating partnership. Circumstances may arise in the future when the interests of limited partners in our operating partnership may conflict with the interests of our stockholders. These conflicts may be resolved in a manner stockholders do not believe are in their best interest.

Adverse economic conditions will negatively affect our returns and profitability.

Our operating results may be affected by many factors, including a continued or exacerbated general economic slowdown experienced by the nation as a whole or by the local economies where our properties and the properties underlying our other real estate-related investments are located. These factors include:

•poor economic conditions may result in defaults by tenants of our properties;
•job transfers and layoffs may cause tenant vacancies to increase;
•increasing concessions, reduced rental rates or capital improvements may be required to maintain occupancy levels;
•increased insurance premiums may reduce funds available for distribution or, to the extent such increases are passed through to tenants, may lead to tenant defaults. Also, increased insurance premiums may make it difficult to increase rents to tenants on turnover, which may adversely affect our ability to increase our returns.
•changes in general economic or local conditions;
•changes in supply of or demand for similar or competing properties in an area;
•changes in interest rates and availability of permanent mortgage funds that may render the sale of a property difficult or unattractive;
•the illiquidity of real estate investments generally;
•changes in tax, real estate, environmental and zoning laws; and
•periods of high interest rates and tight money supply.

For these and other reasons, we cannot assure stockholders that we will be profitable or that we will realize growth in the value of our real estate properties. The length and severity of any economic downturn cannot be predicted. Our operations could be negatively affected to the extent that an economic downturn is prolonged or becomes more severe.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

Our investments in commercial properties will be subject to risks generally attributable to the ownership of real property, including:

•changes in global, national, regional or local economic, demographic or real estate market conditions, including any actual or perceived instability in the U.S. banking system;
•changes in supply of or demand for similar properties in an area;
•increased competition for real property investments targeted by our investment strategy;
•bankruptcies, financial difficulties or lease defaults by our tenants;
•changes in interest rates and availability of financing;
•changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;
•competition from other commercial properties;

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•the inability or unwillingness of tenants to pay rent increases;
•changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws; and
•the severe curtailment of liquidity for certain real estate related assets.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate assets we acquire. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the properties we acquire may decrease following the date we acquire such properties due to the risks described above or any other unforeseen changes in market conditions. If the value of our properties decreases, we may be forced to dispose of our properties at a price lower than the price we paid to acquire our properties, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

Acquisition and ownership of real estate is subject to risks associated with environmental hazards.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the cost of removal or remediation of hazardous or toxic substances on, under or in such property. The costs of removal or remediation could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures. Environmental laws provide for sanctions in the event of noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air, and third parties may seek recovery from owners or operators of real properties for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of compliance with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could materially adversely affect our business, assets or results of operations and, consequently, amounts available for distribution. We may be liable for environmental hazards at our properties, including those created by prior owners or occupants, existing tenants, abutters or other persons. The properties that we plan to develop or acquire could include automobile and truck repair and maintenance facilities and tanks for the storage of petroleum products and other hazardous substances, all of which create the potential for environmental damages. As a result, we may be expected to regularly incur environmental clean-up costs. We intend to include in the leases that we entered with future tenants, an agreement for such tenant to indemnify us from all environmental liabilities arising its activities at such property during the term of the lease. Despite this indemnity, various federal and state laws impose environmental liabilities upon property owners, such as us, for any environmental damages arising on properties they own or occupy, and we cannot be assured that we will not be held liable for environmental clean-up at our properties, including environmental damages at sites we own and lease. As an owner or previous owner of properties which contain environmental hazards, we also may be liable to pay damages to governmental agencies or third parties for costs and damages they incur arising from environmental hazards at the properties. Moreover, the costs and damages which may arise from environmental hazards are often difficult to project and our future tenants may not have sufficient resources to pay its environmental liabilities.

Properties that have significant vacancies could be difficult to sell, which could diminish the return on stockholders’ investments.

A property may incur vacancies either by the continued default of tenants under their leases or the expiration of tenant leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in decreased distributions to stockholders. In addition, the value of the property could be diminished because the market value of a particular property will depend principally upon the value of the leases of such property.

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Our properties may be subject to impairment charges.

On a quarterly basis, we assess whether there are any indicators that the value of our properties may be impaired. A property’s value is considered to be impaired only if the estimated aggregate future cash flows (undiscounted and without interest charges) to be generated by the property are less than the carrying value of the property. In our estimate of cash flows, we consider factors such as expected future operating income, trends and prospects, the effects of demand, competition and other factors. If we are evaluating the potential sale of an asset or development alternatives, the undiscounted future cash flows analysis considers the most likely course of action at the balance sheet date based on current plans, intended holding periods and available market information. We are required to make subjective assessments as to whether there are impairments in the value of our properties. These assessments may be influenced by factors beyond our control, such as early vacating by a tenant or damage to properties due to earthquakes, tornadoes, hurricanes and other natural disasters, fire, civil unrest, terrorist acts or acts of war. These assessments may have a direct impact on our earnings because recording an impairment charge results in an immediate negative adjustment to earnings. There can be no assurance that we will not take impairment charges in the future related to the impairment of our properties. Any such impairment could have a material adverse effect on our business, financial condition and results of operations in the period in which the charge is taken.

Our investments are dependent on tenants for revenue, and lease terminations could reduce our ability to justify continued ownership of a particular property or properties.

The success of our real property investments are materially dependent on the financial stability of our tenants. Lease payment defaults by tenants and lease terminations due to non-renewal and adverse consequences effecting tenant business and financial condtion, impact our ability to justify continued ownership of a particular property. The loss of a significant tenant or tenants, (for example representing 10% or more of a property’s occupancy) may substantially reduce the value of an investment property and costly to replace. Replacement costs include marketing costs, leasing commissions and cash and non-cash lease incentives. During unfavorable economic cycles, we may not be able to re-tenant on terms as favorable as previously existed.

We may be unable to secure funds for future tenant improvements, which could adversely impact our ability to renew existing lease tenants or secure new tenants.

When tenants do not renew their leases or otherwise vacate their space, in order to attract replacement tenants, we will be required to expend substantial funds for tenant improvements and tenant refurbishments to the vacated space. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves on a property-by-property basis, as we deem necessary. In addition to any reserves we establish, a lender may require escrow of capital reserves in excess of our established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future tenant improvements. Additional borrowing for capital purposes will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected. If we do not have enough reserves for capital to supply needed funds for capital improvements throughout the life of the investment in a property and there is insufficient cash available from our operations, we may be required to defer necessary improvements to the property, which may cause the property to suffer from a greater risk of obsolescence or a decline in value, or a greater risk of decreased cash flow as a result of fewer potential tenants being attracted to the property. If this happens, we may not be able to maintain projected rental rates for affected properties, and our results of operations may be negatively impacted. The need for and amount of reserves for capital improvements will be determined on a property by property basis in consultation with our property manager. Generally, we will be responsible for the costs of these capital improvements, which gives rise to the following risks:

•cost overruns and delays;
•renovations can be disruptive to operations and can displace revenue at the properties, including revenue lost while under renovation and out of service;

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•the cost of funding renovations and the possibility that financing for these renovations may not be available on attractive terms; and
•the risk that the return on our investment in these capital improvements will not be what we expect.

If we have insufficient cash flow from operations to fund needed capital expenditures, we will need to borrow to fund future capital improvements.

We may be unable to sell a property if or when we decide to do so, due to deferred capital maintenance costs.

We intend to hold the various real properties in which we invest until such time as we determine that a sale or other disposition appears to be advantageous to achieve our investment objectives or until it appears that such objectives will not be met. Otherwise, subject to approval of our Board, management may exercise its discretion as to whether and when to sell a property and we will have no obligation to sell properties at any particular time, except upon our liquidation. The real estate market is affected, as discussed above, by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand, which are beyond our control. We cannot predict whether we will be able to sell any asset for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of an asset.

Capital available for maintenance of critical property infrastructure has been compromised by historical distributions to shareholders in excess of cash flows from operations without provision for prudent replacement and contingent reserves. We believe that as much as $35 million or more in such deferred maintenance exits which may substantially and materially effect the sales price of a property which ought to be sold, if it can be sold. The Company is currently engaged in litigation with its former advisor with respect to this matter.

Our co-venture partners, co-tenants or other partners in co-ownership arrangements could take actions that decrease the value of an investment to us and lower stockholder’s overall return.

We may enter into joint ventures or other co-ownership arrangements with other programs or with third parties having investment objectives similar to ours for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements with the sellers of the properties, affiliates of the sellers, developers or other persons. Such investments may involve risks not otherwise present with other forms of real estate investment, including, for example:

•the possibility that our co-venturer, co-tenant or partner in an investment might become bankrupt;
•the possibility that a co-venturer, co-tenant or partner in an investment might breach a loan agreement or other agreement or otherwise, by action or inaction, act in a way detrimental to us or the investment;
•that such co-venturer, co-tenant or partner may at any time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;
•the possibility that we may incur liabilities as the result of the action taken by our partner or co-investor; or
•that such co-venturer, co-tenant or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment.
Uninsured losses relating to real property or excessively expensive premiums for insurance coverage may adversely affect stockholder returns.

We have a duty to ensure that all of our properties are adequately insured to cover casualty losses. The nature of the activities at certain properties we may acquire will expose us and our operators to potential liability for personal injuries and, in certain instances claims of property damage. In addition, there are types of losses, generally catastrophic in nature, such as losses due to

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wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Insurance risks associated with potential terrorist acts could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders generally insist that specific coverage against terrorism be purchased by commercial property owners as a condition for providing mortgage loans. It is uncertain whether such insurance policies will be available, or available at reasonable cost, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. We cannot assure stockholders that we will have adequate coverage for such losses. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by the amount of any such uninsured loss. In addition, other than the capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property, and we cannot assure stockholders that any such sources of funding will be available to us for such purposes in the future. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in decreased distributions to stockholders.

Our operating results may be negatively affected by potential development and construction delays and result in increased costs and risks, which could diminish the return on stockholders’ investments.

We may invest in the acquisition, development and/or redevelopment of properties upon which we will develop and construct improvements. We could incur substantial capital obligations in connection with these types of investments. We will be subject to risks relating to uncertainties associated with rezoning for development and environmental concerns of governmental entities and/or community groups and our builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. The developer or builder’s failure to perform may necessitate legal action by us to rescind the purchase or the construction contract or to compel performance. Performance may also be affected or delayed by conditions beyond the builder’s control. Delays in completion of construction could also give tenants the right to terminate preconstruction leases for space at a newly developed project. We may incur additional risks when we make periodic progress payments or other advances to such builders prior to completion of construction. These and other such factors can result in increased costs of a project or loss of our investment. Substantial capital obligations could delay our ability to make distributions. In addition, we will be subject to normal lease-up risks relating to newly constructed projects. Furthermore, we must rely upon projections of rental income and expenses and estimates of the fair market value of property upon completion of construction when agreeing upon a price to be paid for the property at the time of acquisition of the property. If our projections are inaccurate, we may pay too much for a property, and the return on our investment could suffer.

In addition, we may invest in unimproved real property. Returns from development of unimproved properties are also subject to risks and uncertainties associated with rezoning the land for development and environmental concerns of governmental entities and/or community groups. Although our principal intention is to acquire developed properties and to limit any investment in unimproved property, a portion of stockholders’ investment nevertheless may be subject to the risks associated with investments in unimproved real property.

Competition with third parties in acquiring properties and other assets may reduce our profitability and the return on stockholders’ investment.

We believe that the current market for properties that meet our investment objectives is highly competitive. We compete with many other entities engaged in real estate investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we will. Larger real estate programs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and stockholders may experience a lower return on investment.

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A concentration of our investments in any one property class may leave our profitability vulnerable to a downturn in such sector.

At any one time, a significant portion of our investments could be in one property class. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are substantially in one property class, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn in the businesses conducted in those types of properties could be more pronounced than if we had more fully diversified our investments.

Failure to succeed in new markets or in new property classes may have adverse consequences on our performance.

We may from time to time commence development activity or make acquisitions outside of our existing market areas or the property classes of our primary focus if appropriate opportunities arise. Our historical experience in our existing markets in developing, owning and operating certain classes of property does not ensure that we will be able to operate successfully in new markets, should we choose to enter them, or that we will be successful in new property classes. We may be exposed to a variety of risks if we choose to enter new markets, including an inability to evaluate accurately local market conditions, to obtain land for development or to identify appropriate acquisition opportunities, to hire and retain key personnel, and a lack of familiarity with local governmental and permitting procedures. In addition, we may abandon opportunities to enter new markets or acquire new classes of property that we have begun to explore for any reason and may, as a result, fail to recover expenses already incurred.

Acquiring or attempting to acquire multiple properties in a single transaction may adversely affect our operations.

From time to time, we may attempt to acquire multiple properties in a single transaction. Portfolio acquisitions are more complex and expensive than single property acquisitions, and the risk that a multiple-property acquisition does not close may be greater than in a single-property acquisition. Portfolio acquisitions may also result in us owning investments in geographically dispersed markets, placing additional demands on our ability to manage the properties in the portfolio. In addition, a seller may require that a group of properties be purchased as a package even though we may not want to purchase one or more properties in the portfolio. In these situations, if we are unable to identify another person or entity to acquire the unwanted properties, we may be required to operate or attempt to dispose of these properties. To acquire multiple properties in a single transaction we may be required to accumulate a large amount of cash. We would expect the returns that we earn on such cash to be less than the ultimate returns in real property and therefore, accumulating such cash could reduce the funds available for distributions. Any of the foregoing events may have an adverse effect on our operations.

Our failure to integrate acquired properties and new personnel could create inefficiencies and reduce the return of stockholders’ investment.

To grow successfully, we must be able to apply our experience in managing real estate to a larger number of properties. In addition, we must be able to integrate new management and operations personnel as our organization grows in size and complexity. Failures in either area will result in inefficiencies that could adversely affect our expected return on our investments and our overall profitability.

Properties in which we invested may not be readily adaptable to other uses, and if these properties become unprofitable, we may not be able to recoup the value of our investment.

Properties in which we invested may have limited alternative uses. If the operations of any of our properties in these sectors become unprofitable due to industry competition, a general deterioration of the applicable industry or otherwise, we may have great difficulty selling the property or we may have to sell the property for substantially less than the amount we paid for it. Should any of these events occur, our income and cash available for distribution could be reduced.

The costs of compliance with environmental laws and other governmental laws and regulations may adversely affect our income and the cash available for any distributions.

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All real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, and the remediation of contamination associated with disposals. Some of these laws and regulations may impose joint and several liability on tenants, owners or operators for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. In addition, the presence of these substances, or the failure to properly remediate these substances, may adversely affect our ability to sell or rent such property or to use the property as collateral for future borrowing.

Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We cannot assure stockholders that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties, such as the presence of underground storage tanks, or by the activities of unrelated third parties. In addition, there are various local, state and federal fire, health, life-safety and similar regulations that we may be required to comply with, and that may subject us to liability in the form of fines or damages for noncompliance. Any foreign investments we make will be subject to similar laws in the jurisdictions where they are located.

If we sell properties by providing financing to purchasers, we will bear the risk of default by the purchaser.

If we decide to sell any of our properties, we intend to use commercially reasonable efforts to sell them for cash or in exchange for other property. However, in some instances we may sell our properties by providing financing to purchasers. If we provide financing to purchasers, we will bear the risk of default by the purchaser and will be subject to remedies provided by law, which could negatively impact distributions to our stockholders. There are no limitations or restrictions on our ability to take purchase money obligations. We may, therefore, take a purchase money obligation secured by a mortgage as partial payment for the purchase price of a property. The terms of payment to us generally will be affected by custom in the area where the property being sold is located and the then-prevailing economic conditions. If we receive promissory notes or other property in lieu of cash from property sales, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property are actually paid, sold, refinanced or otherwise disposed of. In some cases, we may receive initial down payments in cash and other property in the year of sale in an amount less than the selling price and subsequent payments will be spread over a number of years. If any purchaser defaults under a financing arrangement with us, it could negatively impact our ability to make distributions to our stockholders.

The impact of damage from catastrophic weather and other natural events may adversely affect our financial condition or results of operations.

Certain of our properties may be located in areas that have experienced and may in the future experience severe weather and other catastrophic natural events from time to time, including fires, snow or ice storms, windstorms, tornadoes, hurricanes, flooding and earthquakes. In addition, to the extent that extreme weather continues to occur and changes in precipitation and temperature, we may experience physical damage or decrease in demand for properties located in these areas or affected by these conditions. These adverse weather or natural events could cause substantial damages or losses to our properties which could exceed our insurance coverage. Should the impacts be material in nature or occur for lengthy periods of time, our financial condition or results of operations may be adversely affected. In addition, changes in federal and state legislation and regulation on extreme weather could result in increased capital expenditures to improve the energy efficiency of our properties.

Risks Associated with Debt Financing

Our borrowings may increase our business risks and may adversely affect our ability to continue as a going concern.

We financed a portion of the acquisition cost of our real properties with mortgage indebtedness. In addition, we have entered into revolving credit agreements with banks secured by certain real properties. We also may borrow funds if necessary to satisfy

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the requirement that we distribute to stockholders at least 90% of our annual REIT taxable income, or otherwise as is necessary or advisable to assure that we maintain our qualification as a REIT for federal income tax purposes.

There is no limitation on the amount we may invest in any single property or other asset or on the amount we can borrow for the purchase of any individual property or other investment. Our Board has adopted a policy to generally limit our aggregate borrowings to approximately 50% of the aggregate value of our assets unless substantial justification exists that borrowing a greater amount is in our best interests. Our policy limitation, however, does not apply to individual real estate assets and only will apply once we have ceased raising capital and invested substantially all of our capital. As a result, we expect to borrow more than 50% of the contract purchase price of each real estate asset we acquire to the extent our Board determines that borrowing these amounts is prudent. Our policy of limiting our aggregate borrowings to no more than 50% of the value of our properties’ value will have the effect of causing the aggregate debt to equal our net asset value. Such debt may be at a level that is higher than real estate investment trusts with similar investment objectives or criteria. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of stockholders’ investment.

We do not intend to incur mortgage debt on a particular real property unless we believe the property’s projected cash flow is sufficient to service the mortgage debt. However, if there is a shortfall in cash flow, then the amount available for distributions to stockholders may be affected. In addition, incurring mortgage debt increases the risk of loss because defaults on indebtedness secured by a property may result in foreclosure actions initiated by lenders and our loss of the property securing the loan that is in default. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure but would not receive any cash proceeds from the foreclosure. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, there is a risk that more than one real property may be affected by a default. If any of our properties are foreclosed due to a default, our ability to make distributions to our stockholders will be adversely affected.

If mortgage debt is unavailable at reasonable rates, we may not be able to refinance our properties, which could reduce the amount of cash distributions we can make.

When we place mortgage debt on properties, we run the risk of being unable to refinance the properties when the loans come due, or of being unable to refinance on favorable terms. If interest rates are higher when the properties are refinanced, we may not be able to finance the properties at reasonable rates and our income could be reduced. If this occurs, it would reduce cash available for distribution to our stockholders, and it may prevent us from borrowing more money.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to our stockholders.

In connection with obtaining financing, a lender could impose restrictions on us that affect our ability to incur additional debt and our distribution and operating policies. In general, we expect our loan agreements to restrict our ability to encumber or otherwise transfer our interest in the respective property without the prior consent of the lender. Loan documents we enter may contain other customary negative covenants that may limit our ability to further mortgage the property, discontinue insurance coverage or impose other limitations. Any such restriction or limitation may have an adverse effect on our operations and our ability to make distributions.

Interest-only indebtedness may increase our risk of default and ultimately may reduce our funds available for distribution to our stockholders.

We may finance our property acquisitions using interest-only mortgage indebtedness. During the interest-only period, the amount of each scheduled payment will be less than that of a traditional amortizing mortgage loan. The principal balance of the

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mortgage loan will not be reduced (except in the case of prepayments) because there are no scheduled monthly payments of principal during this period. After the interest-only period, we will be required either to make scheduled payments of amortized principal and interest or to make a lump-sum or “balloon” payment at maturity. These required principal or balloon payments will increase the amount of our scheduled payments and may increase our risk of default under the related mortgage loan. If the mortgage loan has an adjustable interest rate, the amount of our scheduled payments also may increase at a time of rising interest rates. Increased payments and substantial principal or balloon maturity payments will reduce the funds available for distribution to our stockholders because cash otherwise available for distribution will be required to pay principal and interest associated with these mortgage loans.

Increases in interest rates could increase the amount of our debt payments and adversely affect our ability to execute the New Direction Plan and ultimately make distributions to our stockholders.

We may incur indebtedness that bears interest at a variable rate. In addition, from time to time we may pay mortgage loans or finance and refinance our properties in a rising interest rate environment. Accordingly, increases in interest rates could increase our interest costs, which could have an adverse effect on our operating cash flow and our ability to make distributions. In addition, if rising interest rates cause us to need additional capital to repay indebtedness in accordance with its terms or otherwise, we may need to liquidate one or more of our investments at times that may not permit realization of the maximum return on such investments.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to execute the New Direction Plan and ultimately make distributions.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment at maturity is uncertain and may depend upon our ability to obtain additional financing or our ability to sell the property. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets. In addition, payments of principal and interest made to service our debts may leave us with insufficient cash to pay the distributions that we are required to pay to maintain our qualification as a REIT. Any of these results would have a significant negative impact on stockholders’ investment.

We are subject to risks related to bank failures.

The current economic and regulatory environment has raised the risk of instability in the banking sector and bank failures. We may be affected by bank failures to the extent that our depository accounts with a distressed bank exceed Federal Deposit Insurance Corporation (“FDIC”) limits and cannot be recovered or we have obtained a line of credit or other financing from a distressed bank that can no longer be drawn upon. These risks can apply at the company or investment level. We review all direct banking relationships as part of its ongoing diligence of our key service providers.

U.S. Federal Income Tax Risks

Failure to qualify as a REIT would adversely affect our operations and our ability to make distributions.

Our qualification as a REIT depends on our ongoing satisfaction of numerous requirements established under highly technical and complex provisions of the Internal Revenue Code for which there are only limited judicial or administrative interpretations and involve the determination of various factual matters and circumstances not entirely within our control. The complexity of these provisions and of the applicable income tax regulations that have been promulgated under the Internal Revenue Code is greater in the case of a REIT that holds its assets through a partnership, as we do. Moreover, no assurance can be given that legislation, new regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the federal income tax consequences of that qualification.

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If we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT and do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, we would not be required to distribute substantially all of our net taxable income to our stockholders. If we fail to qualify as a REIT in any taxable year for which we have elected to be taxed as a REIT, unless we are eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify. In addition, although we intend to operate in a manner intended to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause our Board to recommend that we revoke our REIT election.

We believe that our operating partnership will be treated for federal income tax purposes as a partnership and not as an association or as a publicly traded partnership taxable as a corporation. If the Internal Revenue Service were successfully to determine that our operating partnership should properly be treated as a corporation, our operating partnership would be required to pay federal income tax at corporate rates on its net income. In addition, we would fail to qualify as a REIT, with the resulting consequences described above.

Legislative, regulatory or administrative changes could adversely affect us.

The tax laws are complex and are subject to change at any time as a result of legislative, judicial or administrative actions, and these changes may adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in our shares or on the market value or the resale potential of our assets.

On December 22, 2017, the TCJA was signed into law, which makes major changes to the Code, including a number of provisions of the Code that affect the taxation of REITs and their stockholders. The individual and collective impact of these provisions and other provisions of the TCJA on REITs and their stockholders is uncertain, and may not become evident for some period of time. Prospective investors should consult their tax advisors regarding the implications of the TCJA on their investment in our shares.

To qualify as a REIT we must meet annual distribution requirements, which may result in us distributing amounts that may otherwise be used for our operations.

To qualify as a REIT, we are required each year to distribute to our stockholders at least 90% of our real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to federal income tax on any undistributed taxable income and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (1) 85% of our ordinary income, (2) 95% of our capital gain net income and (3) 100% of our undistributed income from prior years. These requirements could cause us to distribute amounts that otherwise would be spent on investments in real estate assets, and it is possible that we might be required to borrow funds or sell assets to fund these distributions. If we fund distributions through borrowings, then we will have to repay debt using money we could have otherwise used to acquire properties. If we sell assets or use offering proceeds to pay distributions, we also will have fewer investments. Fewer investments may impact our ability to generate future cash flows from operations and, therefore, reduce your overall return. Although we intend to make sufficient distributions to meet the annual distribution requirements and to avoid corporate income and excise taxes, it is possible that we might not always be able to do so.

For the years ending December 31, 2024 and 2023, respectively, we did not make any distributions to our stockholders. We determined that our REIT taxable income for each of the years ending December 31, 2024 and 2023, determined without regard to dividends paid and capital gains, was a loss. Accordingly, no distributions were required to be paid and our qualification as a REIT is not adversely impacted as a result.

In certain circumstances, we may be subject to federal and state income taxes as a REIT which would reduce our cash available to pay distributions.

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Even if we maintain our status as a REIT, we may yet become subject to federal income taxes and related state taxes, example:

•We are subject to tax on any undistributed income. We will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions we pay in any calendar year plus amounts retained for which federal income tax was paid are less than the sum of 85% of our ordinary income, 95% of our capital gain net income, and 100% of our undistributed income from prior years.
•State laws may change so as to begin taxing REITs.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to qualify as a REIT. To the extent that we satisfy this distribution requirement but distribute less than 100% of our REIT taxable income (including net capital gain), we will be subject to federal corporate income tax on our undistributed REIT taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than the minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Internal Revenue Code.

From time to time, we may generate taxable income greater than our taxable income for financial reporting purposes, or our taxable income may be greater than our cash flow available for distribution to stockholders. If we do not have other funds available in these situations we could be required to borrow funds, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. There is no assurance that outside financing will be available to us. Even if available, the use of outside financing or other alternative sources of funds to pay distributions could increase our costs or dilute our stockholders’ equity interests. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.

To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce your overall return.

To maintain our REIT status, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

Our gains from sales of our assets are potentially subject to the prohibited transaction tax, which could reduce the return on your investment.

Our ability to dispose of property during the first few years following acquisition is restricted to a substantial extent as a result of our REIT status. We will be subject to a 100% tax on any gain realized on the sale or other disposition of any property (other than foreclosure property) we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, that is deemed to be inventory or property held primarily for sale to customers in the ordinary course of trade or business unless we qualify for a statutory safe harbor. Whether property is inventory or otherwise held primarily for sale to customers in the ordinary course of a trade or business depends on the particular facts and circumstances surrounding each property. We intend to avoid the 100% prohibited transaction tax by (1) conducting activities that may otherwise be considered prohibited transactions through a taxable REIT subsidiary, (2) conducting our operations in such a manner so that no sale or other disposition of an asset we own, directly or through any subsidiary other than a taxable REIT subsidiary, will be treated as a prohibited transaction or (3) structuring certain dispositions of our properties to comply with certain safe harbors

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available under the Internal Revenue Code for properties held at least two years. However, no assurance can be given that any particular property we own, directly or through any subsidiary entity, including our operating partnership, but excluding our taxable REIT subsidiaries, will not be treated as inventory or property held primarily for sale to customers in the ordinary course of a trade or business.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our REIT status, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualifying real estate assets, including certain mortgage loans and mortgage-backed securities. Our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by securities of one or more taxable REIT subsidiaries.

If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Liquidation of assets may jeopardize our REIT status.

To maintain our REIT status, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

For the years ending December 31, 2024 and 2023, we sold $190.9 million and $140.3 million of real estate assets. As a percentage of our total real estate assets at cost as of December 31, 2022, real estate assets sold were approximately 43% and 24%, respectively of real estate assets owned at the beginning of 2024 and 2023. The Code provides for punitive income and excise taxes on sales deemed to be “dealer sales” or otherwise prohibited transactions. Our sale transactions for the years ending December 31, 2024 and 2023 were necessary for the business purpose of securing refinancing adequate to repay existing secured debt. To the fullest extent possible, capital gains resulting from real estate sales have been deferred by means of 1031 exchange transactions. We do not believe that necessary real estate sale transactions in connection with related financing transactions have adversely affected our REIT status.

Legislative or regulatory action could adversely affect investors.

In recent years, numerous legislative, judicial and administrative changes have been made to the federal income tax laws applicable to investments in REITs and similar entities. Additional changes to tax laws are likely to continue to occur in the future and we cannot assure you that any such changes will not adversely affect the taxation of a stockholder. Any such changes could have an adverse effect on an investment in shares of our common stock. We urge you to consult with your own tax advisor with respect to the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in shares of our common stock.

Non-U.S. investors may be subject to U.S. federal income tax on the sale of shares of our common stock if we are unable to qualify as a “domestically controlled” REIT.

A non-U.S. person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to U.S. federal income tax on the gain recognized on such disposition. A non-U.S. stockholder generally would not be subject to U.S. federal income tax, however, on gain from the

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disposition of stock in a REIT if the REIT is a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, gain realized by a non-U.S. investor on a sale of our common stock would be subject to U.S. federal income tax unless our common stock was traded on an established securities market, which is not currently the case, and the non-U.S. investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock.

Retirement Plan Risks

There are special considerations for pension or profit-sharing or 401(k) plans, health or welfare plans or individual retirement accounts whose assets are being invested in our common stock due to requirements under ERISA and the Internal Revenue Code. Furthermore, a person acting on behalf of a plan not subject to ERISA may be subject to similar penalties under applicable federal, state, local, or non-U.S. law by reason of purchasing our stock.

If you are investing the assets of a pension, profit sharing or 401(k) plan, health or welfare plan, or an IRA, or other plan or arrangement subject to ERISA or Section 4975 of the Internal Revenue Code in us, you should consider:

•whether the investment is consistent with stockholders’ fiduciary obligations under ERISA and the Internal Revenue Code;
•whether the investment is made in accordance with the documents and instruments governing the plan or IRA, including plan or account’s investment policy;
•whether the investment satisfies the prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and/or the Internal Revenue Code;
•whether the investment will not impair the liquidity of the plan or IRA;
•whether the investment will not produce unrelated business taxable income, referred to as UBTI, for the plan or IRA;
•whether the stockholder will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and
•whether the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

You should consider whether your investment in us will cause some or all of our assets to be considered assets of an employee benefit plan, IRA, or other arrangement. We do not believe that under ERISA and U.S. Department of Labor regulations currently in effect that our assets would be treated as “plan assets” for purposes of ERISA, although there can be no assurances. However, if our assets were considered to be plan assets, transactions involving our assets would be subject to ERISA and Section 4975 of the Internal Revenue Code and some of the transactions we have entered into with our advisor and its affiliates could be considered “prohibited transactions,” under ERISA or the Internal Revenue Code. If such transactions were considered “prohibited transactions,” our advisor and its affiliates could be subject to liabilities and excise taxes or penalties. In addition, our officers and directors, our advisor and its affiliates could be deemed to be fiduciaries under ERISA, subject to other conditions, restrictions and prohibitions under Part 4 of Title I of ERISA and those serving as fiduciaries of plans investing in us may be considered to have improperly delegated fiduciary duties to us. Additionally, other transactions with “parties-in-interest” or “disqualified persons” with respect to an investing plan might be prohibited under ERISA, the Internal Revenue Code or other governing authority in the case of a government plan.

Therefore, we would be operating under a burdensome regulatory regime that could limit or restrict investments we can make or our management of our real estate assets. Even if our assets are not considered to be plan assets, a prohibited transaction could occur if we or any of our affiliates is a fiduciary (within the meaning of ERISA) with respect to an employee benefit plan purchasing shares and, therefore, in the event any such persons are fiduciaries (within the meaning of ERISA) of your plan or IRA, you should not purchase shares unless an administrative or statutory exemption applies to your purchase.

Failure to satisfy the fiduciary standards of conduct and other requirements of ERISA, the Internal Revenue Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and

PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025
can subject the fiduciary to equitable remedies and/or damages. In addition, if an investment in our common stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested. Furthermore, to the extent that the assets of a plan or arrangement not subject to the fiduciary provisions of ERISA (for example, governmental plans, non-electing church plans, and foreign plans) will be used to purchase our stock, such plans should consider the impact of applicable federal, state, local, or non-U.S. law on the decision to make such purchase.

PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On November 29, 2023, Weaver and Tidwell, L.L.P. (“Weaver”) notified the Company and the Audit Committee of the Board of Directors of its decision not to stand for reelection as the Company’s registered public accounting firm for the Annual Report for the 2023 fiscal year. The Executive Committee of the Board of Directors of the Company unanimously approved this decision and Weaver’s not standing for reelection. The reports issued by Weaver on the Company’s financial statements for either of the prior two years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the reports of Weaver for the years ended December 31, 2022 and 2021 included an explanatory paragraph raising substantial doubt about the Company’s ability to continue as a going concern.

Beginning in December 2023, the Company and the Audit Committee had calls, meetings and discussions with 7 prospective firms including Grant Thornton LLP (a former independent account for the Company), Crowe LLP, Marcum LLP, WithumSmith + Brown PC, KPMG, UHY LLP and MaloneBailey LLP. On January 8, 2024, the Company engaged Withum and on January 9, 2024 filed a Current Report on Form 8-K announcing the engagement. On January 15, 2024, Withum advised the Company that upon completion of the firm’s client acceptance procedures, the firm’s client acceptance committee determined it would not approve the engagement.

On March 27, 2024 Hartman SPE successfully emerged from the Chapter 11 Case pursuant to the Combined Disclosure Statement and Plan (the “Plan”).

From January 2024 through November 2024, the Company had periodic significant contact with several of the firms referred to above including substantial solicitations relating to acceptance of the full audit engagement.

There were several concerns we heard from firms regarding their engagement: (i) the ability of Hartman SPE to exit satisfactorily out of the bankruptcy proceedings, (ii) the Commission initiated inquiry/investigation, and (iii) the ongoing litigation with Hartman, in both Baltimore Maryland and Harris County, Texas, that involves complex analysis regarding the cessation of distributions, damages directly caused by Hartman’s mismanagement and general reputational harm to the Company. The most challenging of these and a common hurdle for client acceptance was the Commission investigation. The Commission became aware and initiated its inquiry when the Company disclosed its internal investigation into Hartman via a Current Report on Form 8-K filed on March 15, 2023, whereby the Company announced that the Executive Committee of the Board of Directors, to which the Board granted all of its decision-making authority, removed Hartman as Executive Chairman of the Company and terminated the Agreement Between Hartman and the Company. The same filing further announced the Company was investigating issues related to certain violations of fiduciary and other duties to the Company by Mr. Hartman. The Company was advised by the Commission that this was the third investigation into a Hartman company. Our investigation piqued their interest. Before we knew it, the inquiry morphed into concerns regarding reported deficiencies in internal controls. This is when they issued a formal order that included the entire kitchen sink. Part of the inquiry/investigation related to certain transactions at Southern Star and the movement of cash from reserve accounts in DSTs for the benefit of the general operations of Southern Star. Southern Star, at the time, was a separate company and most of those occurred prior to the acquisition of Southern Star by Silver Star and Silver Star, in its acquisition agreement, had strong reps and warranties from the selling stockholders, that Southern Star was in compliance with all legal matters which would include these items that became under investigation

On December 24, 2024 (the “Engagement Date”), Silver Star Properties REIT, Inc. (the “Registrant” or the “Company”) engaged CBIZ CPAs P.C. (“CBIZ CPAs”) as its independent registered public accounting firm for the Company’s fiscal years ended December 31, 2024 and 2023. The decision to engage CBIZ CPAs as the Company’s independent registered public accounting firm was approved by the Audit Committee of the Company’s Board of Directors.

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LEGAL PROCEEDINGS

On January 31, 2024, Frank Gardner on behalf of himself and all other similarly situated, and derivatively on behalf of Hartman vREIT XXI, Inc., brought an action against Louis T. Fox, III, Allen R. Hartman, John G. Ostroot, J. Allen Quine, Richard R. Ruskey, Jack I. Tompkins and The Company, in the District Court, 270th Judicial District, Harris County Texas, Cause No. 2024-06456, related to claims of breach of fiduciary duty, waste, unjust enrichment and direct claims for breach of fiduciary duty and declaratory judgement. Plaintiffs pray that the Court grants relief, including finding that each Defendant is liable pursuant to the causes of action listed therein; order that each Defendant is jointly and severally liable to Plaintiffs; order that each Defendant is jointly and severally liable to pay Plaintiff’s reasonable attorney’s fees and costs incurred in bringing the action; declare that the individual Defendants have breached their fiduciary duties to Hartman vREIT XXI, Inc.; disgorge unjust enrichment from defendants Silver Star and Hartman; award Plaintiffs the costs and disbursements of the action; and other such relief that the Court may deem just and proper. The outcome of the lawsuit is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
On January 31, 2024, Christi Gardner, Gary Smith, and Tina Talamini on behalf of themselves and all other similarly situated, and derivatively on behalf of Silver Star, brought an action against Gerald W. Haddock, Allen R. Hartman, James S. Still and Jack I. Tompkins, and the Company as a nominal defendant, in the District Court, 165th Judicial District, Harris County Texas, Cause No. 2024-06449, related to breach of fiduciary duty, waste, and declaratory judgement, and direct claims for breach of contract. Plaintiffs pray that the Court grants relief as follows: enter a judgement finding that each Defendant is liable to Plaintiffs pursuant to the causes of action listed therein; order that each Defendant is jointly and severally liable to Plaintiffs; order that each Defendant is jointly and severally liable to pay Plaintiffs reasonable attorney’s fees and costs incurred in bring the action; declare that the individual Defendants have breached their fiduciary duties to Silver Star; order the Company to schedule and hold an annual meeting of its stockholders on or before a certain date; grant equitable accounting; and other such relief that the Court may deem just and proper. The outcome of the lawsuit is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
The Company's director and former Chief Executive Officer, Allen Hartman, brought suit the Company and the Executive Committee of the Board of Directors seeking declaratory and injunctive relief relating to his claims that Silver Star must commence liquidation and stop buying new assets (claim 1), Silver Star must hold an annual meeting (claim 2), seeking a stockholder ledger (claim 3), and seeking declaration the Amended Bylaws and Rights Plan is void (claims 4 and 5, respectively) in the Circuit Court for Baltimore City, Maryland, Cause No. 24-C-23-003722. On January 21, 2025 the Circuit Judge issued a Memorandum of Opinion on Counts 1 through 3, and 5. The Circuit Judge ordered the Company hold an annual stockholder meeting prior to July 21, 2025 where stockholders will be given the binary choice whether to liquidate the Company’s assets or defer liquidation for the purpose of executing an alternate strategy. Prior to trial, the Circuit Court issued a preliminary injunction regarding Court 4 and prohibited Silver Star from seeking consents for the election of directors pursuant to the Amended Bylaw. The preliminary injunction was appealed. On April 10, 2025, the Appellate Court of Maryland issued a decisive victory for Silver Star and reversed and remanded the Circuit Court’s injunction. The outcome of the shareholder meeting is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
On March 20, 2023, the Company's director and former Chief Executive Officer, Allen Hartman, along with another company that he leads as Executive Chairman and Chief Executive Officer, Hartman vREIT XXI, Inc. (the "Hartman Plaintiff's"), filed a lawsuit in the 133rd Judicial District, Harris County, Texas, Cause No. 2023-17944, against the Company and several of its subsidiaries, alleging: breach of contract and related claims; unjust enrichment; tortious interference; failure to pay dividends and distribute sale proceeds; conversion; shares owed; failure to pay credit card charges; and related declaratory judgment claims. The Company is pursuing numerous counterclaims against the Hartman Plaintiffs and denies and objects to any liability owed to Hartman Plaintiffs. The outcome of the lawsuit is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
On December 14, 2023, the Company filed a lawsuit in the 334th Judicial District, Harris County, Texas, Cause No. 2023-85765 against Allen R. Hartman, individually and as Trustee for the Hartman Family Protection Trust, Lisa Hartman, individually and as Trustee for the Hartman Family Protection Trust, Margaret Hartman, Hartman vREIT XXI, Inc., and Hartman

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XX Holdings, Inc., including causes of action for: fraud; fraud in real estate and stock transactions; civil conspiracy to commit fraud; slander of title; tortious interference; fraud by non-disclosure; negligent misrepresentation; breach of fiduciary duties for both Allen Hartman and Margaret Hartman; civil conspiracy to breach fiduciary duty; and breach of contract. Silver Star is seeking all legal damages, including actual damages and out-of-pocket expenses, exemplary damages, attorney’s fees, costs of court, pre and post judgment interest, together with any other relief to which the Company is entitled. The outcome of the lawsuit is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
The above two lawsuits have been consolidated into one lawsuit which is set for trial in December 2025.
By letter dated May 15, 2024, the Company has been advised that the Employee Benefits Security Administration of the U.S. Department of Labor is conducting an investigation of the Hartman 401(k) Profit Sharing Plan (the “Plan”), as amended, EBSA Case No. 63-027958. The investigation is ongoing and still in its exploratory stage. No formal violation letter has been issued and the relief sought is unclear. The focus is the Company stock purchased by the Plan under Hartman’s leadership and included as the employer match to Plan participants. The outcome of the investigation is subject to significant uncertainty, and we cannot provide any assurance that the Company will ultimately prevail.
Other Matters
In addition to the matters described above, the Company is a party to a variety of other legal matters that arise in the normal course of the Company’s business, none of which is deemed to be individually material at this time. Due to the inherent uncertainty of litigation, there can be no assurance that the resolution of any particular claim or proceeding would not have a material adverse effect on the Company’s results of operations, financial position or liquidity.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Overview
We are a fully integrated real estate company, formed in 2009, that owns and operates self-storage and commercial office properties.
In April 2023, we adopted a strategic plan to pivot our real estate investment focus from commercial retail and office properties to self-storage. We adopted a New Direction Plan to stabilize and rebuild our balance sheet, refinance significant legacy debt and act decisively to affect a successful turnaround and maximize shareholder value.
As of December 31, 2024 we owned four self-storage properties comprising approximately 243,000 square feet and 9 legacy commercial office properties comprising approximately 1.5 million square feet. One self-storage property is located in Florida. All of our commercial office properties are located in Texas. As of December 31, 2024, we have a portfolio of sixteen triple-net single tenant lease properties located in Alabama, Arkansas, Michigan, North Carolina, Nebraska, Tennessee and Wisconsin. Each of the single tenant locations is leased under long-term agreements with Walgreens.
We had 34 employees as of December 31, 2024 (23 as of March 31, 2025). As an internally managed REIT, we bear our own operating expenses, including the salaries, benefits and other compensation of our employees, office expenses, legal, accounting, investor relations and other overhead costs.
Bankruptcy Reorganization
On September 13, 2023, Hartman SPE LLC, the significant operating subsidiary of the Company, filed a petition under Chapter 11 of the Bankruptcy Code in order to overcome the bad effects of our founder and former CEO Allen Hartman and the Allen Hartman group, whose lis pendens actions (an action taken to cloud title to real property) filed without legal cause resulted in a wrongful cloud on title of Hartman SPE real estate assets, hindered Hartman SPE's ability to sell real estate assets in and orderly fashion and in order to pay down, and refinance, the senior secured debt (the "SASB Loan") prior to the SASB Loan's October 9, 2023 final maturity date.
Hartman SPE operated as "debtor-in-possession" under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code, and order of the Bankruptcy Court. We continued to manage the day-to-day operations of Hartman SPE, but did not have sole discretion to make material decisions, such as significant capital or operating budgetary changes or decisions and purchase or sell properties, without the review and approval of the Bankruptcy Court.
On March 27, 2024, Hartman SPE successfully emerged from the Chapter 11 Case pursuant to the Combined Disclosure Statement and Plan (the “Plan”).
Going Concern Considerations
As of December 31, 2024 we are the borrower under six loan agreements with an outstanding balance of approximately $130,874,000. Two of the loans totaling $63,500,000 have maturity dates which are within one year of the date that this proxy statement. Four of the six loans have required cash management arrangements.
Notwithstanding the cash management arrangements, we believe that we will have sufficient capital to meet our existing, monthly debt service and other operating obligations for the next year and that we have adequate resources to fund our cash needs. We are working with our third-party advisor on refinancing options that are in alignment with a range of strategic alternatives being evaluated. However, the lack of lending activity in the debt markets may have a direct impact on the value of our real estate and ability to refinance prior to the scheduled maturity dates. No assurances can be given we will meet our objective of refinancing the loans prior to their maturity dates.
Our operations are subject to a variety of risks, including, but not limited to, changes in national economic conditions, the restricted availability of financing, changes in demographic trends and interest rates and declining real estate valuations. As a result of these uncertainties, there can be no assurance that we will meet our investment objectives, refinancing objectives, or that the risks described above will not have an adverse effect on our properties or results of operations.

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Market Conditions
Inflation
We do not anticipate that cost increases due to inflation, particularly ad valorem taxes and insurance will have a significant adverse effect on our operating results.
Interest Rates
As of December 31, 2024, all our outstanding is either subject to fixed rates or fixed by means of interest rate cap agreements. The impact of a 1% increase or decrease in interest rates on our existing indebtedness is immaterial.
How We Derive Our Revenue
Substantially all of our revenue is derived from rents received from leases at our properties. We had total revenues of approximately $56,568,000 for the year ended December 31, 2024 as compared to $89,137,000 for the year ended December 31, 2023, a decrease of $32,569,000, or 36.5%. The decrease in revenue is primarily due to the disposition of legacy commercial assets which we describe in detail below.
Our Real Estate Portfolio
As of December 31, 2024, our portfolio consisted of the real estate properties listed below:

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Name/Location	Rentable SF	Date Acquired	Acquisition Cost (in thousands)	Annualized Base Rent (in thousands)	In-Place Occupancy
Office:
Hillcrest - Dallas, TX	203,688	5/1/2015	11,400	1,694	60%
Three Forest Plaza - Dallas, TX	366,549	12/22/2016	35,655	3,372	52%
The Preserve - Houston, TX	218,689	10/1/2018	22,300	2,072	77%
Westheimer Central - Houston, TX	182,506	10/1/2018	18,500	1,507	68%
Cornerstone - Houston, TX	71,008	10/1/2018	3,650	493	54%
601 Sawyer - Houston, TX	88,258	10/1/2018	17,300	1,082	73%
Gulf Plaza - Houston, TX	120,651	3/11/2014	13,950	336	22%
Ashford Crossing - Houston, TX	158,451	7/31/2015	10,600	1,524	68%
One Technology Ctr - San Antonio, TX	196,348	11/10/2015	19,575	4,191	86%
Total - Office	1,606,148		$ 152,930	16,271	63%

Self Storage:
Weslayan - Houston, TX	63,186	12/21/2023	15,000	$ 1,342	87%
Kirby - Houston, TX	51,940	12/21/2023	16,000	1,288	87%
Virginia Parkway - McKinney, TX	46,037	6/7/2024	9,750	493	73%
Delray - Delray Beach, FL	81,370	7/19/2024	26,500	$ 1,833	89%
Total - Self Storage	242,533		$ 67,250	$ 4,956	85%

Single Tenant Retail (Walgreens):
N 168 W 21330 Main Street - Jackson, WI	14,765	7/1/2024	$ 3,460	$ 206	100%
812 N Main Street - Lake Mills, WI	14,844	7/1/2024	3,826	229	100%
1531 S Madison Road - Beloit, WI	14,440	7/1/2024	3,598	221	100%
333 Phillips Boulevard - Sauk City, WI	13,650	7/1/2024	4,429	265	100%
1401 Springdale Street - Mt. Horeb, WI	14,488	7/1/2024	3,333	199	100%
104 Highway 52 W - Portland, TN	12,500	7/1/2024	2,918	183	100%
1300 Hazelwood Drive - Smyrna, TN	14,800	7/1/2024	3,665	215	100%
200 W Maplewood Lane - Nashville, TN	14,700	7/1/2024	3,044	180	100%
17909 Burke Street - Omaha, NE	14,743	7/1/2024	3,943	230	100%
533 N Main Street - Troutman, NC	11,283	7/1/2024	3,141	196	100%
300 E F Street - Iron Mountain, MI	18,776	7/1/2024	4,351	278	100%
819 W Main Street - Fremont, MI	13,547	7/1/2024	3,803	247	100%
1800 Airport Road - Hot Springs, AR	14,422	7/1/2024	4,087	252	100%
1401 Golden Springs Road - Anniston, AL	13,618	7/1/2024	4,768	289	100%
879 Highway 78 - Sumiton, AL	14,465	7/1/2024	4,137	268	100%
201 Highway 31 NW - Hartselle, AL	14,754	7/1/2024	4,268	257	100%
Total - Walgreens	229,795		$ 60,771	$ 3,715	100%

Grand Total	2,078,476		$ 280,951	$ 24,942	70%

In January 2025, we sold the Hillcrest and Ashford Crossing properties for $21,000,000 and $4,650,000, respectively. In April 2025 we sold the 16010 Barker’s Point (formerly known as Gulf Plaza) for $2,265,000.

The Virginia Parkway self-storage property was completed in 2023 and is still in the process of initial lease up.

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Outlook for Future Results
On April 6, 2023, the Executive Committee of our Board approved a plan to reposition our assets into the self-storage asset class and away from office, retail, and light industrial assets (the "New Direction Plan"). As Silver Star stabilizes its balance sheet, it will permit further acquisition of self-storage assets under the New Direction Plan. The prospective sale of other legacy properties will streamline our real estate asset portfolio, provide capital for further investment in higher-growth opportunities and open the door to the very real prospect for raising new capital. The New Direction Plan is working. We firmly believe that we have and will continue to enhance our overall portfolio quality and deliver improved value to shareholders.
Property Acquisitions and Dispositions
On December 24, 2023, the Company, through its wholly owned subsidiary, Cooper Street SPE LLC, acquired 2 self-storage properties from an unrelated seller. The 2 properties, located in Houston, Texas, are commonly referred to as Advantage Storage Kirby and Advantage Storage Weslayan. The Kirby facility is comprised of 550 units totaling 52,340 rentable square feet. The Weslayan facility is comprised of 655 units totaling 63,586 rentable square feet. The purchase price for the 2 facilities was $31,000,000. The purchase price was funded with $14,000,000 of 1031 exchange proceeds from the Cooper Street disposition and a $17,000,000 seller finance note. The seller finance note bears interest 5.00% per annum and is payable in monthly installments of interest only.
On June 7, 2024, the Company completed the acquisition of its third self-storage property acquisition of a 467 unit, 46,037 square feet facility located in McKinney, TX. The McKinney storage facility was acquired at a cost of $9,750,000. The Company assumed and amended an existing promissory note on the property from the seller. The amended promissory note has a principal amount of $5,750,000 and matures on June 7, 2025. The outstanding principal of the promissory note bears interest 5.00% per annum, payable quarterly as it accrues. The remainder of the acquisition price was provided by an approximately $3.900,000 draw under the Junior Loan Agreement, as amended.
On July 19, 2024, the Company completed its fourth self-storage property acquisition of a 907 unit, 81,370 square feet facility located in Delray Beach, Florida. The Delray Beach storage facility was acquired at a cost of $26,500,000. Concurrent with the purchase, the Company entered into a term loan agreement (the "Delray Loan Agreement") in the principal amount of $15,530,000. The term of the Delray Loan Agreement is two years, with a maturity date of August 9, 2026. The outstanding principal of the Delray Loan Agreement will bear interest at 1-month SOFR plus 3.50% per annum, payable monthly as it accrues. The remainder of the acquisition price was provided by an approximately $11,800,000 draw under the Junior Loan Agreement, as amended.
On July 1, 2024, the Company, through 16 newly formed special purposes entities purchased 16 triple-net properties leased by Walgreens for $60,250,000. The properties are located in Alabama, Arkansas, Michigan, North Carolina, Nebraska, Tennessee, and Wisconsin. Concurrently with the purchase, the Company entered into a term loan agreement ("Walgreens Loan Agreement") in the principal amount of $57,750,000. The term of the Walgreens Loan Agreement is one year, with a maturity date of August 9, 2025. The outstanding principal of the Walgreens Loan Agreement bears interest at 6.00% per annum, payable monthly as it accrues. The remainder of the acquisition price was provided by an approximately $3,900,000 draw under the Junior Loan Agreement, as amended.
During 2023 we disposed of the following legacy retail and office properties and pad site developments:

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Property Sold	Date	Sales Price
820 N Business Park Pad Site	January 31, 2023	$4,525,000
Mitchelldale	March 10, 2023	40,510,000
Quitman	April 6, 2023	9,065,000
Cooper Street	June 29, 2023	19,050,000
Harwin	July 17, 2023	5,100,000
Spring Valley	July 19, 2023	5,625,000
Fondren	October 23, 2023	12,850,000
One Mason	October 23, 2023	13,500,000
Walzem	October 31, 2023	15,000,000
Grand Prairie - Pad Site	August 2, 2023	1,800,000
Prestonwood	September 7, 2023	25,450,000
Promenade	November 21, 2023	18,100,000
Regency Square	November 29, 2023	3,239,000
Mission Square	December 1, 2023	12,650,000
Northeast Square	December 7, 2023	5,400,000
Total 2023 Dispositions		$191,864,000

During 2024 we disposed of the following legacy office properties:

Name/Location	Date	Sales Price
Timbercreek	January 31, 2024	$2,858,250
Copperfield	January 31, 2024	3,115,750
Garden Oaks	February 20, 2024	27,150,000
Bent Tree Green	March 12, 2024	8,500,000
North Central Plaza	April 1, 2024	14,250,000
Chelsea Square	April 3, 2024	5,400,000
Central Park	May 2, 2024	6,360,000
Tower Pavilion	May 24, 2024	5,400,000
Skymark	May 31, 2024	8,750,000
Parkway Plaza	June 3, 2024	7,200,000
Richardson Heights	June 28, 2024	40,500,000
Gateway Tower	August 14, 2024	10,084,429
3100 Timmons	August 26, 2024	10,400,000
400 N. Belt	October 30, 2024	3,550,000
616 FM 1960 West	November 1, 2024	3,450,000
11811 N. Frwy	November 15, 2024	3,450,000
Corporate Park Place	November 20, 2024	4,200,000
Energy Plaza I & II	November 22, 2024	10,700,000
Westway One	December 16, 2024	9,000,000
Northchase Center	December 20, 2024	2,100,000
Atrium I	December 23, 2024	2,687,500
Atrium II	December 23, 2024	2,687,500
Total 2024 Dispositions		$191,793,429

Net proceeds of the 2023 and 2024 real estate dispositions, other than the Cooper Street and pad site dispositions, were used to reduce applicable secured debt.

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Liquidity and Capital Resources
Our principal source of revenue is rental income for our legacy office properties, our self-storage properties and the Walgreens portfolio assets. Our short-term liquidity requirements consist primarily of property operating expenses, capital expenditures and debt service.
Pursuant to our loan agreements for our legacy assets, Delray self-storage and Walgreens, cash management is in effect. Under cash management, all tenant receivables are collected and deposited to an account owned by the Company for the benefit of the applicable lender. Funds for property operating expenses, capital expenditures and general and administrative expenses are paid monthly to the Company. The Company’s loan agreements require the maintenance of lender held reserve accounts for property taxes, insurance, replacement costs, tenant leasing costs.
Our outstanding debt as of December 31, 2024 is $125.6 million. As of April 30, 2025 our outstanding debt is $100.6 million after the application of net sales proceeds of three legacy asset sales in 2025.
Two loans totaling $63.5 million have scheduled maturity dates in 2025. The Company is currently in the process of requesting and negotiating maturity date extensions.
The maturity dates for the remainder of our outstanding debt are in 2026.
Our ability to refinance outstanding debt as it becomes due is dependent upon the resolution of uncertainties related to the court ordered annual meeting of shareholders which will be held not later than July 21, 2025.
Cash and Cash Equivalents
We had cash and cash equivalents and restricted cash of approximately $28,048,000 at December 31, 2024 compared to $30,684,000 at December 31, 2023. The decrease of $2,636,000 is substantially related to the exit from the bankruptcy proceeding described above of our major subsidiary.
Debt
Our debt consisted of the following as December 31, 2024 and 2023:
As of April 30, 2025 our outstanding debt is $100.6 million after the application of net sales proceeds of three legacy asset sales in 2025.
Capital Expenditures
We continually evaluate our properties’ performance and value. The evaluation of capital expenditures with respect of our legacy office properties is dependent on our view of holding or selling the properties to further the self-storage pivot strategy. Of course, we may have unexpected capital expenditure or improvement requirements given the cumulative effects of deferred maintenance and replacement of critical property attributes, including roofs, elevators and HVAC.

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Contractual Obligations
As of December 31, 2024, our contractual obligations consisted primarily of short-term debt and long-term debt. Obligations under operating or finance lease obligations, if any, is de minimis.
Distributions
In July 2022, our board of directors indefinitely suspended our payment of cash distributions to our shareholders. For the years ending December 31, 2024 and 2023, respectively, we did not make any distributions to our stockholders. We determined that our REIT taxable income for each of the years ending December 31, 2024 and 2023, determined without regard to dividends paid and capital gains, was a loss. Accordingly, no distributions were required to be paid and our qualification as a REIT is not adversely impacted as a result.

Proforma Financial Information

We have included as Exhibit C to this Proxy Statement, “Proforma Financial Information.”

The purpose of the Proforma Financial Information is to present, beginning with a proforma balance sheet, management’s current estimate of the costs, discounts, and net realizable value in the event of liquidation resulting from (A) court ordered liquidation, presumably under the authority of the Circuit Court for Baltimore City, if the annual meeting fails to achieve a quorum of shareholders, or (B) a majority of shareholders constituting a quorum vote for liquidation versus an alternative strategy.

Properties reflected on the proforma balance sheet as of April 30, 2025 are stated at management’s current estimate of fair value. The various discounts suggested in the event of liquidation would include closing costs, effect of deferred maintenance which may only be overcome in negotiation through price reduction and lack of bargaining position as a seller with a liquidation mandate.

As noted in the “Risk Factors,” a consequence or determination to liquidate will constitute an event of default under each of the Company’s loan agreements which may result in the application of default interest rates and other provisions which may result in added expense.

The significant proforma assumptions underlying the Proforma Financial Information are an integral part of such presentation and should be read carefully together with the Proforma Financial Information.

See Exhibit C - Proforma Balance Sheet and Liquidation.

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CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

In connection with the preparation of Form 10-Q, as of September 30, 2023, an evaluation was performed under the supervision and with the participation of our management, including our Principal Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended). In performing this evaluation, management reviewed the selection, application and monitoring of our historical accounting policies. Based on that evaluation, our Principal Executive Officer and Chief Financial Officer concluded that as of September 30, 2023, because of material weaknesses in our internal control over financial reporting discussed below, our disclosure controls and procedures were not effective as of September 30, 2023 at the reasonable assurance level.

Material Weaknesses

Our internal control over financial reporting is designed to provide reasonable assurance to our management and board of directors regarding the preparation and fair presentation of published financial statements. A control system, no matter how well designed and operated, can only provide reasonable, not absolute, assurance that the objectives of the control system are met. Because of these inherent limitations, management does not expect that our internal control over financial reporting will prevent all error and all fraud. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. As disclosed in our Annual Report on Form 10-K for the year ended December 31, 2022, we identified material weaknesses related to (i) the insufficient design and operation of controls over the review, approval, and disclosure of related party transactions and (ii) the insufficient design of controls related to the timing for revenue recognition of estimated recoveries of operating expense items under leasing arrangements.

During the review of our quarterly consolidated financial statements for the period ended September 30, 2023, the Company identified (iii) a lack of proper authorization processes, approval controls, and segregation of duties to mitigate the risk of inappropriate transactions at our newly acquired subsidiary for the period ended September 30, 2023. Secondly, (iv) material adjustments were identified in connection with the deconsolidation of Hartman SPE. As a result, we have identified a material weakness related to the lack of review of adjustments required in the Hartman SPE deconsolidation process. All identified and proposed adjustments have been recorded in our quarterly consolidated financial statements for the period ended September 30, 2023.
Remediation Plans

Management has implemented remediation plans which address the material weaknesses in our internal control over financial reporting discussed above. The remediation plan for the first and third material weaknesses included enhancing our policies and procedures around identifying related party transactions, segregation of duties, approval thresholds, disclosure requirements, and strengthening documentation standards to ensure transactions, including those with related parties, are appropriately evaluated, reviewed, approved, and disclosed.

The formation of the Executive Committee in October 2022, and the actions taken thereafter, including changes in senior management, have resulted in a strengthened review process over the form, substance, and evaluation of related party transactions. Further, effective in the second quarter of 2023, the Company no longer serves in an advisory or management capacity to Hartman vREIT XXI, Inc. and its affiliates. The termination of this relationship will reduce the volume and magnitude of related party transactions.

The remediation plan adopted for the second material weakness included implementation of a fiscal year-end evaluation procedure to determine if recognition of an estimated recovery is warranted. We believe these actions will be sufficient to remediate the identified material weaknesses and strengthen our internal control over financial reporting; however, some of these

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actions will take time to be fully integrated and confirmed to be effective and sustainable. We will continue to monitor the effectiveness of our internal control over financial reporting and will make any further changes management determines appropriate.

The remediation plan implemented for the fourth material weakness regarding the oversight and review related to the deconsolidation of Hartman SPE includes implementation of a fiscal year-end evaluation procedure to determine that adjustments and presentation are reviewed by a responsible official independent of the process. We believe these actions will be sufficient to remediate the identified material weaknesses and strengthen our internal control over financial reporting; however, some of these actions will take time to be fully integrated and confirmed to be effective and sustainable. We will continue to monitor the effectiveness of our internal control over financial reporting and will make any further changes management determines appropriate.

Changes in Internal Control over Financial Reporting

With the exception of the foregoing remediation actions and additional material weakness referenced above, there have been no other changes in our internal controls over financial reporting that occurred during the quarter ended September 30, 2023 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

The Company has not filed any periodic reports since the Form 10-Q for the third quarter ended September 30, 2023.

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OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock by (1) each person known by us to be the beneficial owner of 5% or more of the outstanding shares of common stock, (2) each of our directors, (3) each of our Named Executive Officers (“NEOs”), and (4) all of our directors and executive officers as a group. The percentage of beneficial ownership set forth in the table below is calculated based on 67,425,433 shares of our common stock outstanding as of the Record Date. The address of each beneficial owner listed below is c/o Silver Star Properties REIT, Inc., 601 Sawyer, Suite 600, Houston, Texas 77007.

Name (1)	Shares Beneficially Owned	Percent of Common Stock
Allen R. Hartman(2)	5,006,412	7.43%
Jack I. Tompkins(3)	142,548	0.21%
Gerald W. Haddock(3)	1,008,944	1.50%
James S. Still(3)	8,944	0.01%
David Wheeler(4)	12,000	0.02%
Louis T. Fox, III	-	-%
Alex Board	-	-%
All Officers and Directors as a group	6,178,848	11.30%

(1)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(2)Information based solely on Schedule 13D/A dated March 24, 2025 and filed on March 24, 2025 with the SEC by Allen R. Hartman and includes (i) 1,819,489 shares owned by Allen Hartman, (ii) 2,813,732 shares owned by the Hartman Family Protection Trust, Allen Hartman and Lisa Hartman, Trustees, (iii) 19,000 shares owned by Hartman XX Holdings, Inc., (iv) 1,198,228 shares owned by Hartman vREIT XXI, Inc., (v) 3,420 shares owned by Allen Hartman’s spouse, Lisa Hartman, (vi) 91,430 shares owned by Charlotte Hartman, (vii) 91,430 shares owned by Victoria Hartman Massey, and (viii) 411,359 shares owned by Margaret Hartman. Allen and Lisa Hartman are Trustees of the Hartman Family Protection Trust, and, by virtue of such positions, have shared voting and investment discretion with respect to the shares held by the Hartman Family Protection Trust. Mr. Hartman is the Executive Chairman and CEO of Hartman XX Holdings, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman XX Holdings, Inc. Mr. Hartman is the Executive Chairman and CEO of Hartman vREIT XXI, Inc. and, by virtue of such position, has sole voting and investment discretion with respect to the shares held by Hartman vREIT XXI, Inc. Mr. Hartman has also included a beneficial interest in 602,261 units owned by Allen Hartman and 839,415 units owned by Hartman Family Protection Trust, respectively of Hartman XX Limited Partnership, a Texas limited partnership, the entity through which we conduct our operations.
(3)The Performance Units granted pursuant to the Hartman XX Limited Partnership 2023 Incentive Award Plan issued and outstanding as of December 31, 2024 have no monetary value and no voting power unless and until the profits interest requirements of the Plan are achieved, if ever.
(4)All shares are held by a living trust.

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PART ONE No. 1 PROPOSAL:
EXECUTE ALTERNATE STRATEGY AND PIVOT INTO SELF-STORAGE

THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION TO EXECUTE AN ALTERNATE STRATEGY AND PIVOT INTO SELF-STORAGE.

Background to this Solicitation: We are having this meeting because, as the Maryland judge stated in his opinion, Hartman “hamstrung” Silver Star’s ability to satisfy the requirements of our Charter. It is clear, Mr. Allen Hartman failed the Company and the stockholders in his role as CEO and Executive Chairman of Silver Star. Under Hartman’s leadership, the Company did not hold an annual shareholder meeting for over ten years. He tried in 2015 but failed. He did not try again until he was ousted. Why do you think that is? Bringing Hartman back in via a leadership role would be disastrous for the Company and your investment. The way Hartman previously ran the Company did not work. Funds from his investors were used to pay dividends – to make it look like the Company was successful. Instead, they should have been used to maintain the property. Hartman’s failure to maintain the property is the reason why the value of our shares have decreased as much as they have.
Hartman says the Executive Committee has ignored the provisions of the Articles requiring that the Company shall begin the process of liquidating the Company’s assets unless the Executive Committee of the Board of Directors has caused the Company’s Common Stock to be listed or quoted for trading on an established securities exchange within ten years of the termination of the Company’s initial public offering or unless the Board has obtained the approval of a majority of stockholders to defer the liquidation or to approve an alternate strategy. This is not true. In fact, as stated in the judge’s Memorandum Opinion:
“At a meeting on April 13, 2023, the Executive Committee and CEO discussed the pros and cons of liquidation and the Pivot Plan. The CEO [then Mark Torok] presented detailed analysis showing that liquidation would likely result in unfavorable returns for stockholders, primarily due to depreciation in real estate valuations, taxes, and operational costs. Conversely, the analysis showed that the Pivot Plan, aimed at achieving a public listing, promised superior value and liquidity. Recognizing the responsibility to act in the best interest of the Silver Star stockholders, the Executive Committee evaluated the options and opted for the Pivot Plan over liquidation.”
The Executive Committee believes that under the leadership of Hartman and his nominees, Hartman would continue to steal from Peter to pay Paul. Hartman did not transition from the role of CEO but was removed due to his mismanagement of the Company. Hartman was also removed as Executive Chairman of the Board of Directors due to his mismanagement. This is not the first time Hartman has been removed and terminated as CEO and chairman of a board for failing to properly maintain real property.
The judge did not order an annual meeting so that a “director slate” would support a liquidation of the Company. The judge ordered the meeting so that stockholders could directly make that determination. It appears Hartman wants to decide for the stockholders, not be responsive to their concerns.
Hartman’s claims to be acting out of a sense of urgency. However, as the judge pointed out “[Hartman] took certain actions that, if nothing else, lulled the [Executive Committee] into non-action to their ‘detriment.’” The judge goes on to says that “specifically, [Hartman] unilaterally terminated the effort to get Silver Star listed on a public exchange after years of effort. Then, [his] plan to merge Silver Star into XXI failed after years of negotiations, despite the fact that he was CEO of both companies. All the while, and perhaps most importantly, [Hartman] failed to mention the termination deadline to the Board during his entire tenure as CEO of the Company.”

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The Executive Committee members are stockholders too. The Executive Committee wants to see the Company thrive and all stockholders receive a return on their investment. There is a right way to do that, and a wrong way. The wrong way is Hartman’s way.
The Executive Committee has done everything to protect the Company; including the issuance of a poison pill. We have issued two, resulting in a dilution of Hartman’s ownership by approximately 50%. The decrease in the Hartman ownership percentage inured to increase the beneficial ownership percentage of stockholders other than Hartman. The primary goal of a poison pill is to protect the Company from an unwanted takeover. It is a defense strategy – clear and simple. Courts, including the Maryland judge, have upheld poison pills as a legitimate defense by corporate boards. In our instance, we had to issue each because of the actions by Hartman – the improper filing of lis pendens that crippled the Company’s ability to sell assets and forced us into bankruptcy, and statements that he wanted to replace the Executive Committee (a thinly veiled attempt to maintain control by nominating replacements he had control over and who lacked historical knowledge of Hartman’s actions). The poison pills were issued because the Executive Committee (and the judge) saw what Hartman was doing, he was gearing up to attempt to take the Company back. The effect of the poison pill
Hartman was not ousted because of a desire to wrestle control from him for ego’s sake. He was ousted because he failed all of us. He mismanaged the Company and put us in the position we are in today. He is the reason the value of the shares has dropped. He failed to maintain the buildings. He failed to maintain appropriate capital reserves for HVAC, roof and elevator replacements as needed. Hartman failed to effectuate a refinance of debt. Hartman failed to effectuate a merger of Silver Star and Hartman XXI. Hartman failed. Again and again, he failed.
The Executive Committee and members of management are trying to right his wrongs and cure his failures. In our efforts to protect the Company, we also sent a cease-and-desist letter to Hartman. We did this because he was making false statements to you, the stockholders. He was attempting to manipulate you. Our opinion is that Hartman is a wolf in sheep’s clothing. We heard from several of you that you did not know who to believe. The cease-and-desist letter was to protect the stockholders. It was an attempt to stop the lies. But here we are again responding to his lies and half-truths filed in his preliminary proxy statement.
In Hartman’s recent SEC filing, he states his intention is to return as CEO. This would be catastrophic. A liquidation would be catastrophic. As reflected below, liquidation would yield very little to the stockholders. Why? Because of Hartman’s failure to maintain the property. Needed maintenance was delayed by Hartman so that unreasonable distributions could be paid to the Hartman group. Hartman stated that he did not take a salary while he was making distributions and deferring capex recently discovered to have been needed which gave him a substantial annual income.
Silver Star’s legacy properties are comprised of Class C and B suburban office buildings. Demand for this asset type is at its lowest and in an unforgiving market. These properties are experiencing additional price declines due to deferred maintenance, maturing debt and tenant defaults. Our current tenant profiles, tenants who took occupancy under Hartman’s leadership, do not align with credit standards of a healthy real estate portfolio. Many of the remaining legacy properties are situated in highly competitive markets, where they contend with more appealing properties. In addition to the loss of potential with the legacy properties, we will have to deal with the actual costs associated with liquidation, which would be extremely high.

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PART ONE No. 2 PROPOSAL:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF CBIZ CPAS P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed the firm of CBIZ CPAs P.C. to audit the accounts of the Company for fiscal 2023 and 2024. Ratification of the appointment of CBIZ CPAs P.C. as the Company’s independent registered public accounting firm is not a matter which is required to be voted on by the stockholders, but the Audit Committee considers it appropriate for the stockholders to express or withhold their approval of the appointment. If stockholder ratification should be withheld, the Audit Committee would consider an alternative appointment for the succeeding fiscal year.
Pre-Approval Policies
The audit committee charter imposes a duty on the audit committee to pre-approve all auditing services performed for us by our independent auditors as well as all permitted non-audit services in order to ensure that the provision of such services does not impair the auditors’ independence. In determining whether or not to pre-approve services, the audit committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC. The audit committee may, in its discretion, delegate to one or more of its members the authority to pre-approve any audit or non-audit services to be performed by the independent auditors, provided any such approval is presented to and approved by the full audit committee at its next scheduled meeting.
All services to be rendered to us by CBIZ for the years ending December 31, 2023 and 2024 were pre-approved in accordance with the policies and procedures described above

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PART TWO PROPOSAL:
 EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS

THE EXECUTIVE COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE FOLLOWING NOMINEES TO THE BOARD OF DIRECTORS: GERALD W. HADDOCK, JACK I. TOMPKINS, JAMES S. STILL
Following the count of the stockholders’ vote as to whether to execute an alternate strategy and pivot the Company into self-storage or to proceed to liquidate, the Chairman will proceed with holding the vote on the election of three members of our Executive Committee of the Board of Directors. Those persons elected will serve as Directors for a term of office commencing on the date of the Executive Committee of the Board of Directors Annual Meeting and ending on the date of the 2026 Annual and until their successors are duly elected and qualified. The Executive Committee has nominated the following people for re-election as Directors:

Gerald W. Haddock
Jack I. Tompkins
James S. Still

Each of the nominees for director is a current member of our Executive Committee of the Board of Directors. The Executive Committee believes the nominees have played and will continue to play a vital role in our management and operations, particularly in connection with the pivot strategy. The principal occupation and certain other information about the nominees are set forth below.

If you provide a proxy, unless you direct the proxy to withhold your votes, the individual named as the proxy will vote your shares FOR the election of the nominees listed above. Each of the nominees has consented to being named as a nominee in this proxy statement and has agreed that, if elected, he will serve on our Executive Committee of the Board of Directors for a one-year term and until his successor has been elected and qualified. If any nominee becomes unable or unwilling to stand for re-election, the board may designate a substitute nominee or fill the vacancy through a majority vote of the remaining Directors. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. We are not aware of any family relationship among any of the nominees to become members of our Executive Committee of the Board of Directors or executive officers of our Company. Each of the nominees for election has stated that there is no arrangement or understanding of any kind between him and any other person relating to his election as a member to our Executive Committee of the Board of Directors except that each nominee has agreed to serve as a member of our Executive Committee of the Board of Directors if elected.

The vote of holders of a majority of all shares present in person or by proxy at a 2025 Annual Meeting duly called at which a quorum is present, without the necessity for concurrence by the Executive Committee of the Board of Directors, is necessary for the election of a director. For the purpose of the election of Directors, abstentions and broker non-votes will have the same effect as votes cast against each director. A properly authorized proxy, indicating “FOR ALL” will be considered a vote in favor of all nominees for re-election as director. A properly authorized proxy, indicating “FOR ALL EXCEPT” will be considered a vote in favor of all nominees except those nominees you specifically list and a vote against the nominees you specifically list. A properly authorized proxy, indicating “WITHHOLD ALL” will be considered a vote against all Directors.

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Information about Director Nominees

The following table and biographical descriptions set forth information with respect to the individuals who are nominees for election to the Board of Directors.

Name	Age	Current Position
Gerald W. Haddock	77	Executive Chairman of the Board & Chief Executive Officer
Jack I. Tompkins	79	Director (Independent)
James S. Still	68	Director (Independent)
Allen Hartman	72	Director
Brent Longnecker	68	n/a
Benjamin Thomas	50	n/a

GERALD W. HADDOCK, age 77, if our CEO and Executive Chairman of the Board. Gerald W. Haddock founded Haddock Enterprises, LLC in 2000 and has served as its president since that time. Mr. Haddock also serves as Chief Executive Officer and Executive Chairman of Silver Star Properties REIT, a non-traded SEC reporting real estate investment trust. He was elected as Executive Chairman of the Board on August 11, 2023, and on December 8th, 2023, the Executive Committee appointed him as CEO. Mr. Haddock has served as a Director since mid-2020. As Director for Silver Star Properties REIT, Mr. Haddock also served as the Chairman of the Nominating and Governance Committee and as a member of the Audit Committee. In late 2022, the Silver Star Board created an Executive Committee of the Board and Mr. Haddock serves as the executive chairman of that committee. Pursuit to the Committee Charter, the Executive Committee possesses the full power of the Board. Further, Mr. Haddock has served as a Director of ProFrac Holding Corp since mid-2022. In the last five years, he has served as a Founder and Director of Union Acquisition Corp. I., which completed a business combination with Bioceres Crop Solutions Corp., and a Founder and Director of Union Acquisition Corp. II, which completed a business combination with Procaps Group, S.A. At the end of 2023, Mr. Haddock retired from the Board of Directors with Meritage Homes Corporation (MHC), where he served since January 2005. MHC constructs single family detached homes across the United States as well as active adult communities and luxury real estate in Arizona. As a Director for Meritage, Mr. Haddock served as its Chairman for the Nominating and Corporate Governance Committee since 2006 and was appointed to its Audit Committee from 2009 until 2018. Formerly, Mr. Haddock co-founded Crescent Real Estate Equities, a diversified real estate investment trust and served as its President, CEO and COO. He served as a Director of Valaris, Plc. (formerly ENSCO International, Plc.), a leading global offshore oil and gas drilling service company for over 30 years. As Director for Valaris, he served as its co-lead Director and Chairperson of the Audit Committee and was also a member of the Nominating and Governance Committee. Importantly, he served ENSCO in leading many of its mergers and acquisitions and oversaw strategic development. At Ensco, Mr. Haddock was engaged as lead director shortly after its inception for the period from 1986 until about 2020. As lead director, he led the board in developing strategy, recruitment and head of the nominating, governance, and succession activities, particularly focusing on audit, management development and strategy. During this period as a co-founder, Mr. Haddock led the company from a start-up, “roll-up”, to a multi-billion-dollar company. In furtherance, he led various committees to search for viable director candidates to be added to the board. Additionally, from December 2004 to October 2008, Mr. Haddock served as a Board Member of Cano Petroleum, Inc. Mr. Haddock also serves on the board of CEELI Institute. He has previously served on the Board of Trustees of the Baylor College of Medicine, as a member of the Executive Investment Committee at both Baylor University and at Baylor College of Medicine, as well as on the Board of

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the M.D Anderson Proton Therapy Education and Research Foundation. Mr. Haddock led the acquisition team to purchase the Texas Rangers, in which he was a minority owner along with George W. Bush from 1989 to 1998 and served as its General Counsel. Mr. Haddock received his Bachelor of Business Administration and Juris Doctorate Degrees from Baylor University. He also holds a Master of Laws in Taxation from New York University and MBA Degree from Dallas Baptist University.

JACK I. TOMPKINS, age 79, has served as one of our independent directors since our inception in February 2009. Mr. Tompkins has served since 1998 as Chairman and CEO of ARTA Equity Advisors, L.L.C., which was formed to engage in various entrepreneurial opportunities. Mr. Tompkins began his career with Arthur Young & Co., working as a certified public accountant for three years before joining Arthur Andersen, & Co., where he was elected to the partnership in 1981 and served until 1988. While at Arthur Andersen, he was in charge of the Merger and Acquisition Program for the Houston office and was also the head of the Natural Gas Industry Group. From 1988 until October 1996, Mr. Tompkins served as Chief Financial Officer, Senior Vice President, and Chief Information, Administrative and Accounting Officer of a large publicly traded energy company. Corporate functions reporting to Mr. Tompkins included financial planning, risk management, tax, accounting, information systems, administration, and internal audit. Mr. Tompkins served as Chairman and CEO of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly traded REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a REIT. From March to September of 1999, Mr. Tompkins served as interim Executive Vice President and CFO of Crescent Real Estate Equities as the Company restructured. Mr. Tompkins served as an independent director of Hartman XIX from July 2009 until March 2010 and as an independent director of Hartman Income REIT from January 2008 until July 2009. Mr. Tompkins previously served on the Executive Committee of the Board of Directors of Bank of America Texas and Michael Petroleum Corp. Mr. Tompkins has served on the Boards of several nonprofits (including universities) and continues in that capacity. Mr. Tompkins received a Bachelor of Business Administration and Master of Business Administration from Baylor University.

JAMES S. STILL, age 68, has served as one of our independent directors since May 2020. Mr. Still founded RDC Advisors, LLC in 2010, to serve as a holding company for his Board and interim management roles. Prior to forming RDC Advisors, Mr. Still served as President and CEO of Surgent, LLC from 2014 to 2016, and prior to that he served as President and CEO of Thompson Media Group, LLC from 2010 to 2014. Both entities were focused on providing professional education to a number of sectors of the domestic economy. The two companies were owned by private equity and institutional lending firms. Earlier in his career, Mr. Still was President and CEO of Atlantic American Properties Trust, a diversified commercial and industrial real estate investment trust with holdings throughout the mid-Atlantic region. He was also the former President and CEO of Bell Atlantic Properties, Inc, a wholly owned investment real estate division of Bell Atlantic Corporation (now Verizon Corporation). Since 2017, he has served on the boards of several companies. These include being a director for Intellective, Inc, a leading provider of technology-based solutions; Atlantic Closing, the leading provider of title and closing services in New England; and Apple Montessori Schools, a leading early childhood education provider in the state of New Jersey. Each of these entities is privately held. He is a former Board member of Abington Health, a large regional health care provider, and from 2017 to 2019, he was a member of the Finance and Investment Committees of Jefferson Health, upon the companies' merger in 2025. He was the President of the Alumni Board of William Penn Charter School, the oldest Quaker high school in America. He also served on the Amherst College Alumni Board and was a Session member at Grace Presbyterian Church in suburban Philadelphia. Mr. Still earned a Bachelor of Arts in Economics and Psychology and Master of Business Administration from the Wharton School of the University of Pennsylvania.

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Hartman Group Nominees

The following information has been furnished by Hartman and directly taken from the preliminary proxy statement filed by Hartman on March 31, 2025. For more detailed information, we refer you to the referenced filing.
ALLEN R. HARTMAN, age 72, is the CEO and Chairman of the board of directors of Hartman vREIT XXI, Inc. (“vREIT”), a position he has held since 2019, and serves also as President of Hartman Advisors LLC (Advisor of vREIT) and HIR Management (property manager of vREIT). In 1983, Mr. Hartman founded Hartman Income REIT Management, Inc. (“Hartman Management”) and began sponsoring private real estate investment programs. Mr. Hartman previously served as founder, CEO and Chairman of the board of directors of Hartman Income REIT from 2012 to October 2022. In addition, Mr. Hartman has served as a director of the Company since October 2022, though he currently remains excluded by the Executive Committee from any participation in the activities of the Board. He previously served as CEO of the Company, a position he resigned in October 2022. Mr. Hartman attended the University of Colorado and studied Business Administration.
BRENT LONGNECKER, age 68, serves as the Co-Founder and CEO of 1 Reputation LLC, an independent advisory firm specializing in executive compensation and corporate governance consulting that he helped found in July 2021. From 2003 to 2021, Mr. Longnecker led Longnecker & Associates as Chairman and CEO. The firm specialized in executive compensation and corporate governance consulting and was acquired by NFP Compensation Consulting (“NFPCC”) in 2018. From July 2021 to March 2022, Mr. Longnecker was a technical advisor at NFPCC, providing strategic consulting on governance and compensation. Currently, he serves as a fund advisor for Fifth Corner, a real estate investment firm based in Houston, Texas, a position he has held since 2022. In addition, he is a member of the board of directors and audit committee of Genprex, a NASDAQ listed company based in Austin, Texas, where he has served as a director since 2018. Mr. Longnecker currently is the chair of Genprex’s compensation committee and governance committee.
BENJAMIN THOMAS, age 50, founded two companies and co-founded a third. Over his career, he acquired over 40 businesses and developed nearly 80,000 square feet of commercial real estate across nearly a dozen properties. He earned a BS in mechanical engineering, with honors from Tulane University, and earned a masters in management from Stanford University. Mr. Thomas served as a founding member of Young Presidents Organization, Houston Gulf States Chapter. Mr. Thomas has eight years of real estate development experience beginning in 2012. The real estate assets included single purpose medical facilities and commercial strip centers. In addition, Mr. Thomas has a total of four years of hotel property management experience. From October 2009 to March 2020, Mr. Thomas served as founder, chairman and CEO of Veterinary Care, Inc., d/b/a VitalPet (“VitalPet”), an owner/operator of veterinary practices. From August 2021 to the present, Mr. Thomas has served as a board advisor to Fiore Industries, Inc. In December 2022, Mr. Thomas founded a new publishing company, Gloriam Media LLC, which he continues to own, authoring three bestselling books to date and carrying out public speaking engagements.

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COMPENSATION OF OUR DIRECTORS AND EXECUTIVE OFFICERS

We pay our directors the following compensation:
•an annual retainer of $125,000;
•$0 for each Board meeting attended;
•$1,000 for the Executive Committee chair and $500 for each Executive Committee member, for each Executive Committee meeting attended;
•$12,500 Audit Committee chair annual retainer and $500 for each Audit Committee member, for each Audit Committee meeting attended;
•$5,000 Compensation Committee annual retainer and $500 for each Compensation Committee member, for each Compensation Committee meeting attended; and
•$500 for each Nominating and Governance member, for each Nominating and Governance meeting attended.

All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings and other business of the Executive Committee of the Board of Directors.
The following table sets forth the compensation we paid to our directors during the fiscal year ended December 31, 2024:

Compensation Discussion and Analysis
Throughout this discussion, the following individuals who served as our chief executive officer and chief financial officer during 2024 and the other three most highly compensated executive officers as of the end of 2024, as determined in accordance with applicable SEC rules, are collectively referred to as our named executive officers.
We provide what we believe is a competitive total compensation package to our named executive officers through a combination of base salary, cash incentive bonuses, ability to participate in a defined contribution retirement plan and access to broad-based health and welfare benefits programs. We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and company performance.
We plan to hold an advisory vote as required under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act. The Dodd-Frank Act requires that such stockholder votes on frequency be held at least once every six years.
Overview of Compensation Philosophy & Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executive officers while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. Our executive compensation programs are designed to:
•Attract and retain talented and experienced executives;

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•Motivate our executives whose knowledge, skills and performance are critical to our success; and
•Align the interests or executive officers and stockholders by motivating executive officers to increase stockholder value and reward executive officers based on increased value.
Roles of the Compensation Committee, Compensation Consultant and Management
Compensation Committee
The member of the Compensation Committee is James Still, chairman, who is “independent” under the independence standards of the NYSE. The Compensation Committee is active and undertaking its responsibility for monitoring the performance of our executives and evaluating and approving our executive compensation plans, policies and programs. In addition, the Compensation Committee oversees the administration of our Silver Star 401K Profit Sharing Plan, Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the “2023 Plan”) and the 2021 Hartman Profit Sharing and Retention Plan (the “2021 Plan”.)
Compensation Consultant
For fiscal 2024 executive compensation, the Compensation Committee did not engage the services of any independent outside compensation consultants.
Management
For fiscal 2024, our Executive Committee and our Chief Executive Officer exercised discretion with respect to the evaluation of the individual performance and appropriate compensation levels for the other executive officers.
Compensation of Executive Officers
Executive compensation programs include three principal elements – base salary, incentive cash bonus, and profit sharing and retention incentives, in the form of performance-based incentive units awarded from time to time in our Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan. In fiscal 2021, we awarded unit grants to our named executive officers under the 2021 Plan to recognize their significant contributions to the Company’s performance and to further incentivize our named executive officers’ continued service to the Company. As of December 31, 2024, Louis Fox and David Wheeler are the only named executive officers who may be entitled to benefit under the 2021 Plan. In fiscal 2023, we awarded grants to named executive officers and members of our Executive Committee under the 2023 Plan. As of December 31, 2023, Gerald Haddock, Jack Tompkins, James Still, David Wheeler and Michael Racusin, our former General Counsel and an advisor to the Board, are the only directors and named executive officers who may be entitled to benefit under the 2023 Plan. We believe that an emphasis on annual incentive cash bonus and profit-sharing compensation creates greater alignment with the interests of our stockholders, ensures that our business strategy is executed by decision-makers in a manner that focuses on the creation of both long-term value and short-term results, and encourages prudent evaluation of risks. The following table presents the base salary, incentive cash bonus compensation and profit-sharing compensation for our Chief Executive Officer and each of our other named executive officers for fiscal year 2024 and 2023.

2025 Changes in Executive Compensation

In January 2025, the base salary of named executive officers and substantially all employees of the Company were reduced between 5% and 60% in order to reduce general and administrative expense.

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Mr. Haddock’s annual salary per his employment agreement, was $300,000 annually. Further pursuant to the employment agreement, Mr. Haddock’s annual salary was to be increased to $696,000 annually upon the sale of assets necessary to repay the Exit Financing which occurred in December 2024. Notwithstanding the provisions of the employment agreement, Mr. Haddock with the consent of the Executive Committee, reduced his current compensation paid to $125,000 annually.

Prior to Mr. Haddock’s agreement to serve as the Company’s chief executive officer, the annual base salary for Mark Torok, who served as chief executive officer from October 2022 to April 2023 was $480,000. The annual salary for Steven Treadwell who as chief executive officer from August 2023 to October 2023 was $550,000.

The salaries of other named executive officers were affected as follows. Mr. Wheeler’s annual salary was reduced from $375,000 to $125,000. Mr. Fox’s annual salary was reduced from $257,500 to $125,000. Mrs. Collin’s annual salary was reduced from $300,000 to $250,000. Mr. Board’s annual salary was reduced from $200,000 to $150,000.

Beginning in January, compensation to be paid to members of the Board of Directors and the Executive Committee have been suspended and deferred.

Fiscal 2024 and 2023 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Nonequity incentive plan compensation	Nonqualified deferred compensation earnings	All Other Compensation	Total Compensation
Gerald W. Haddock (1)									
Executive Chairman and Chief Executive Officer	2024	$225,000	$ –	$ –	$ –	$ –	$ –	$289,000	$514,000
Independent Director	2023	$ –	$ –	$ –	$221,137	$ –	$ –	$304,219	$525,356
David Wheeler (2)									
President and Chief Operating Officer	2024	$375,000	$ –	$ –	$ –	$ –	$ –	$28,205	$403,205
President and Co-Chief Executive Officer	2023	$298,493	$102,228	$ –	$8,400	$ –	$ –	$ –	$409,121
Louis T. Fox, III									
Chief Financial Officer, Principal Accounting Officer and Treasurer	2023	$234,639	$ –	$ –	$ –	$ –	$ –	$ –	$234,639
	2023	$247,115	$ –	$ –	$ –	$ –	$ –	$ –	$247,115
Adrienne Collins (3)									
General Counsel and Chief Compliance Officer	2024	$229,610	$ –	$ –	$ –	$ –	$ –	$ –	$229,610
Alex Board (4)									
Deputy CFO and Principal Accounting Officer	2024	$183,580	$ –	$ –	$ –	$ –	$ –	$ –	$183,580
Michael A. Racusin (5)									
General Counsel and Corporate Secretary	2023	$258,374	$5,000	$ –	$5,250	$ –	$ –	$ –	$268,624
Allen R. Hartman (6)									
Chief Executive Officer and Executive Chairman	2023	$142,924	$ –	$ –	$ –	$ –	$ –	$ –	$142,924
Mark T. Torok (7)									
Chief Executive Officer	2023	$175,385	$ –	$ –	$265,365	$ –	$ –	$ –	$440,750
Steven Treadwell (8)									
Chief Executive Officer	2023	$105,769	$ –	$ –	$52,500	$ –	$ –	$ –	$158,269

(1) Mr. Haddock was appointed Executive Chairman and Chief Executive Officer on December 8, 2023.
(2) Mr. Wheeler was appointed Interim President of the Company on April 28, 2023, President and Interim Chief Executive Officer on October 27, 2023, and President and Co-Chief Executive Officer on December 8, 2023. On March 27, 2024, Mr. Wheeler transitioned to the role of Chief Operating Officer.
(3) Adrienne Collins was appointed General Counsel and Corporate Secretary effective January 17, 2024.
(4) Alex Board was appointed Deputy Chief Financial Officer and Principal Accounting Officer on May 16, 2024.
(5) Mr. Racusin resigned his role with the Company on January 5, 2024. Mr. Racusin serves in an advisory director role to the Company's Board.
(6) Mr. Hartman transitioned from the role of Chief Executive Officer and Chairman of the Board to the role of Executive Chairman on October 15, 2022. On March 10, 2023, the Executive Committee of the Board removed Mr. Hartman as Executive

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Chairman of the Board of the Company. Mr. Hartman, subsequent to his removal as Executive Chairman of the Board, serves as a Director of the Company.
(7) Mr. Torok assumed the role of Chief Executive Officer on October 15, 2022, and later resigned his position with the Company on April 28, 2023. Prior to his resignation, Mr. Torok’s annual base salary was $480,000.
(8) Mr. Treadwell was appointed Chief Executive Officer on August 21, 2023, and later resigned his position with the Company on October 27, 2023. Prior to his resignation, Mr. Treadwell’s annual base salary was $550,000.

Base Salary
The base salary payable to each named executive officer provides a fixed component of compensation that reflects the executive’s position and responsibilities. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain highly qualified executives while preserving significant flexibility to recognize and reward individual performance within the overall executive compensation program. Base salaries will be reviewed annually by the Compensation Committee and may be adjusted to better match competitive market levels or to recognize an executive’s professional growth, development and increased responsibility.
In connection with its annual review of base salaries, the Compensation Committee will review the results of benchmarking analysis prepared by the committee or its compensation consultant in order to determine appropriate increases in base salaries for each of our named executive officers in light of (i) the Company’s growth in terms of occupancy and cash flows from operations, (ii) each named executive officer’s individual performance, scope of responsibilities and prospects, and (iii) market data provided the compensation consultant, if any.
Annual Incentive Cash Bonus
Annual incentive cash bonuses are designed to reward our named executive officers for strong financial, operational and individual performance. We expect that eligibility to receive these cash bonuses will incentivize our named executive officers to strive to attain Company and individual performance goals that further our interests and the interests of our stockholders.
Long-Term/Profit Sharing Incentive Compensation
While there were no grants in fiscal 2024, the Compensation Committee believes that a substantial portion of each named executive officer’s annual compensation should be in the form of long-term equity and or profit sharing incentive compensation. Equity incentive awards, including profit sharing/phantom equity plans, encourage management to create stockholder value over the long-term, because the value of the incentive awards is directly attributable to changes in the price of our common stock over time. In addition, phantom equity awards are an effective tool for management retention because full vesting of the awards generally requires continued employment for multiple years.

In April 2023, the Company adopted an incentive plan called the Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the "2023 Incentive Plan") that provides for the grant of incentive and non-qualified stock options and Appreciation-Only Long Term Incentive Plan Performance Units ("Performance Units"). In August 2023, the Company adopted. The First Amendment to the 2023 Incentive Plan to supplement the original plan to allow Performance Unit grants to certain executive officers and modifies the required vesting period for new awards. The Performance Unit grants are classified as Option Awards in the compensation summary above.
In September 2020, the Board approved the Hartman Profit Sharing and Retention Plan (the "2021 Plan") for employees of the Company. There are two main parts to the Plan. One is a profit-sharing payment component payable monthly and a retention bonus that will be paid at the end of the retention period as defined in the Plan. The Plan allows participants to receive payments on the retention bonus immediately at the same rate and time as distributions are paid on a like amount of the common stock of the company held by our stockholders. These payments continue to the extent that distributions are paid on the Company's common

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stock until the retention period has expired. Payments are not guaranteed and can fluctuate with any changes in the distributions paid on the actual common stock of the Company. The second part is a final payout of the retention bonus paid, at the Company's option: (1) a cash amount equal to the value of the Company's shares of common stock 60 days after the participant's individual retention period expires; (2) in common stock of the Company; or (3) as the Company and the participant may agree. Unit awards under the Plan are not of actual shares of common stock or any ownership interest in the Company but are a profit-sharing payment that mirrors the common stock performance. The units awarded under the Plan do not have voting rights in any manner upon which the common stockholders vote.

Other Elements of Compensation
Employee Benefits and Perquisites. Our full-time employees are eligible to participate in health and welfare benefit plans, such as medical cost sharing, dental, life and short and long-term disability insurance.
The Internal Revenue Code of 1986, as amended, or the Code, allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to a 401(k) plan. We established a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees.

Note the compensation paid pertaining to director compensation is included as a component of “All Other Compensation” in the compensation summary above.

Tax Considerations
Deductibility of Executive Compensation. Under Section 162(m) of the Code, a publicly held corporation generally may not deduct compensation of more than $1 million paid to any “covered employee” in any year. We do not expect Section 162(m) to have a significant impact on our Compensation Committee’s compensation decisions for our executive officers.
Risk Considerations in Our Compensation Programs
Our Compensation Committee does not believe the goals, or the underlying philosophy, of our compensation programs encourage excessive or inappropriate risk taking.
We structure the compensation to our executive officers to consist of both fixed and variable compensation. The fixed portion (base salary) of compensation is designed to provide a base level of income regardless of our financial or share price performance. The variable portion of compensation (annual incentive cash bonus and profit sharing plan) is designed to encourage and reward both short- and long-term financial, operational and individual performance, with appropriate caps on the maximum amount of annual cash incentive compensation and shares and/or units that can be earned.
Outstanding Equity Awards at Fiscal 2024 Year End

On April 6, 2023, the Company adopted an incentive plan called the Silver Star Properties REIT, Inc. and Hartman XX Limited Partnership 2023 Incentive Award Plan (the "2023 Incentive Plan") that provides for the grant of incentive and non-qualified stock options and Appreciation-Only Long Term Incentive Plan Performance Units ("Performance Units"). Under the 2023 Incentive Plan, awards may be granted up to 4,422,748 shares of common stock.

Performance Units are a class of interests in the Operating Partnership that are intended to qualify as “profits interests” for federal income tax purposes and generally only allow the recipient to realize value to the extent the value of a common share of the Company exceeds the threshold level set at the time the Performance Units are granted, subject to any vesting conditions applicable to the award. The value of vested Performance Units is realized through conversion of the Performance Units into

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Operating Partnership units. Performance Units have a term of 10 years from the grant date. Each holder will generally receive special income allocations in respect of a Performance Unit equal to 10% (or such other percentage specified in the applicable award agreement) of the income allocated in respect of an Operating Partnership unit. The Performance Units issued under the 2023 Incentive Plan vest 1/3 of the grant per year. A participant may redeem the Performance Units 3 years after the grant date and payable in cash within 90 days of the notice of redemption. As of December 31, 2024, there are 3,224,106 Performance Units outstanding.
Employment and Change in Control Agreements
In 2024, based on the recommendation of the Compensation Committee and approval of the Executive Committee, we entered into employment agreements with each of Gerald W. Haddock, Chief Executive Officer, David T. Wheeler, Chief Operating Officer, Adrienne Collins, General Counsel, Chief Compliance Officer, Corporate Secretary and V.P. of Administration, and Alex Board, Principal Accounting Officer and Deputy Chief Financial Officer.

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CORPORATE GOVERNANCE

Committees of the Board
The Board currently maintains the following standing committees: Executive Committee, Audit Committee, Compensation Committee, and Nominating and Governance Committee. All committees have previously met as necessary to fulfill their responsibilities. Currently, the Executive Committee closely oversees the day-to-day operations of the Company in collaboration with the Company’s management.
Executive Committee
Our Board has established an Executive Committee (the "Executive Committee"). The Executive Committee meets on a regular and as needed basis. The duties of the Executive Committee include, among other items, the continuation of the review of strategic alternatives with the objective of maximizing stockholder value and the streamlining of the communication, reporting, and decision-making process between the Board and the Chief Executive Officer. To accomplish this objective and to communicate and manage the day-to-day communications and interactions with the Chief Executive Officer, the Executive Committee has all the authority of decision making of the whole Board.
As of the date of this Proxy Statement, the members of the Executive Committee were: Gerald W. Haddock (Executive Chairman), Jack Tompkins, and James Still. Mr. Tompkins and Mr. Still are “independent” as defined by our charter. During fiscal 2024, the Executive Committee held approximately 31 meetings.
Audit Committee
Our Board has established a Audit Committee (the "Audit Committee"). The Audit Committee meets on a regular basis at least four times a year. Our Board has adopted a Audit Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent auditors, to periodically review the auditors’ independence, and to assist our Board in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established, and the audit and financial reporting process. All members of the Audit Committee have significant financial experience. Our Executive Committee of the Board of Directors has determined that Mr. Tompkins satisfies the SEC’s requirements for and serves as our “Audit Committee financial expert.”
As of the date of this Proxy Statement, the members of the Audit Committee were: Jack Tompkins (Chairman), Gerald W. Haddock, and James Still. Mr. Tompkins and Mr. Still are each “independent” as defined by our charter. During fiscal 2024, the Audit Committee held approximately four meetings.
Compensation Committee
Our Board has established a Compensation Committee (the "Compensation Committee") to assist the Executive Committee of the Board of Directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our directors and for our employees. Our Board has adopted our Compensation Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The primary duties of the Compensation Committee include reviewing all forms of compensation for our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares, and advising on changes in compensation of members of our Executive Committee of the Board of Directors.
As of the date of this Proxy Statement, the member of the Compensation Committee was James Still (Chairman), whom is “independent” as defined by our charter. During fiscal 2024, the Compensation Committee held one meeting.

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Nominating and Governance Committee
Our Board has established a Nominating and Governance Committee (the “Nominating Committee”). Our Board has adopted our Nominating Committee Charter, a copy of which is posted on our website, http://www.silverstarreit.com/corporate-governance/. The Nominating Committee recommends nominees to serve on our Board. The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in our bylaws. Generally, this requires that the stockholder send certain information about the nominee to our corporate secretary between 120 and 150 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year. The Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time and shall periodically review and recommend for approval by the board any updates to the criteria as deemed necessary. Diversity in personal background, race, gender, age and nationality for the board as a whole may be taken into account favorably in considering individual candidates. The Nominating Committee will evaluate the qualifications of each director candidate against these criteria in making its recommendation to our board concerning nominations for election or reelection as a director. The process for evaluating candidates recommended by our stockholders pursuant to our bylaws will be no different than the process for evaluating other candidates considered by the Nominating Committee.
As of the date of this Proxy Statement, the members of the Nominating and Governance Committee are: Gerald W. Haddock (Chairman) and Jack Tompkins. Mr. Tompkins is “independent” as defined by our charter. During fiscal 2024, the Nominating Committee did not meet formally as the the Nominating and Governance Committee, however the committee members together with Mr. Still, being all of the members of the Executive Committee, met regularly throughout the year in executive session during regularly scheduled Executive Committee meetings..
Director Independence2
As required by our charter, a majority of the members of our Board must qualify as “independent directors”. Our charter defines independent director in accordance with the North American Securities Administrators Association, Inc.’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007. As defined in our charter, an independent director is a person who is not, on the date of determination, and within the last two years from the date of determination been, directly or indirectly, associated with our sponsor or our advisor by virtue of (1) ownership of an interest in our sponsor, our advisor, or any of their affiliates; (2) employment by our sponsor, our advisor, or any of their affiliates; (3) service as an officer or director of our sponsor, our advisor, or any of their affiliates (other than as one of our directors); (4) performance of services, other than as a director, for us; (5) service as a director or trustee of more than three real estate investment trusts organized by our sponsor or advised by our advisor; or (6) maintenance of a material business or professional relationship with our sponsor, our advisor, or any of their affiliates. A business or professional relationship is considered “material” if the aggregate gross revenue derived by the director from the sponsor, the advisor, and their affiliates exceeds 5.0% of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis. An indirect association with the sponsor or the advisor shall include circumstances in which a director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the sponsor, the advisor, any of their affiliates, or with us.
We currently have a four-member Board. We do not consider Mr. Hartman to be an independent director. After review of all relevant transactions or relationships between each director, or any of his family members, and our company, our senior
2 The Company reserves decision on whether a majority of the members of our Board are “independent directors” pending tally of the consents for the election of directors sought in January of 2024. The Appellate Court of Maryland to overturned the preliminary injunction prohibiting Silver Star form tallying the consents. It is our belief that once the consents are tallied, Hartman will no longer be a member of the Board and Mr. Tompkins and Mr. Still will be the majority independent directors as required by our charter.

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management and our independent registered public accounting firm, our Board has determined that Messrs. Tompkins and Still, qualify as independent directors as defined in our charter.
Resignation of Directors
Any director may resign at any time by giving notice in writing or by electronic transmission to the Board or the Secretary of the Company.
Executive Session Meetings of Non-Management Directors
Non-management directors regularly meet in executive sessions, without the presence of management directors or executive officers of the Company. Weekly Executive Committee meetings are generally followed with an executive session.
Board Leadership Structure and Presiding Director
Currently, the offices of Executive Chairman and Chief Executive Officer are held by Mr. Gerald W. Haddock.
Board Member Meeting Attendance
Directors are expected to attend Board meetings and meetings of the Committees on which they serve, to spend the time needed, and to meet as frequently as necessary to properly discharge their responsibilities. During fiscal 2024, the Board held three meetings. Each Director attended at least 100% of the meetings of the Board on which he served.
The Board’s Role in Risk Oversight
The Board considers effective oversight of risk important to running a successful business and in fulfilling its fiduciary responsibilities to the Company and its stockholders. In addition to the Chief Executive Officer, President, General Counsel, and other members of our senior leadership team who are responsible for the day-to-day management of risk, the Board is responsible for ensuring that an appropriate culture of risk management exists within the Company and for overseeing its risk profile and assisting management in addressing specific risks, such as operational risks, strategic and competitive risks, financial risks, brand and reputation risks, and legal and regulatory risks.
The Audit Committee meets regularly with our Chief Financial Officer, Principal Accounting Officer, our independent registered public accounting firm, legal counsel, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, and key operational risks.
The Compensation Committee is responsible for overseeing human capital and compensation risks.
The Nominating Committee oversees risks related to our overall corporate governance, including board and committee composition, board size and structure, and director independence.
Code of Conduct and Ethics for All Directors, Officers, and Employees
We have adopted a Code of Business Conduct and Ethics which contains general guidelines for conducting our business and is designed to help directors, employees and consultants resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics applies to all of our officers, including our principal executive officer, principal financial officer and principal accounting officer and persons performing similar functions and all members of our Board. A copy of our Code of Business Conduct and Ethics will be made available, free of charge, to anyone who requests a copy in writing.
Receipt and Retention of Complaints Regarding Accounting and Auditing Matters
To facilitate the reporting of questionable accounting, internal accounting controls, or auditing matters, the Company has established an anonymous reporting hotline through which employees can submit complaints on a confidential and anonymous

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basis. Any concerns regarding accounting, internal accounting controls, auditing, or other disclosure matters reported on the hotline are reported to the Chair of the Audit Committee. These reports are confidential and anonymous. Procedures are in place to investigate all reports received by the hotline relating to questionable accounting, internal accounting controls, or auditing matters and to take any corrective action, if necessary. The Audit Committee is notified of these reports at every quarterly committee meeting, or sooner if necessary.
Any person who has concerns regarding accounting, internal accounting controls, or auditing matters may address them to the attention of Chair, Audit Committee, Silver Star Properties REIT, Inc., 601 Sawyer, Suite 600, Houston, Texas 77007.
Nonretaliation for Reporting
The Company’s policies prohibit retaliation against any director, officer, or employee for any report made in good faith. However, if the reporting individual was involved in improper activity, the individual may be appropriately disciplined even if he was the one who disclosed the matter to the Company. In these circumstances, the Company may consider the conduct of the reporting individual in promptly reporting the information as a mitigating factor in any disciplinary decision.
Stockholder Communications to the Board
Stockholders and other parties interested in communicating directly with the Executive Chairman of the Board, the non-management directors as a group or the Board itself regarding the Company may do so by writing to the Executive Chairman of the Board, in care of the Corporate Secretary at Silver Star Properties REIT, Inc., 601 Sawyer, Suite 600, Houston, Texas 77007.
The Board has approved a process for handling letters received by the Company and addressed to non-management members of the Board. Under that process, the Corporate Secretary reviews all such correspondence that, in the opinion of the Corporate Secretary, deals with the function of the Board or committees thereof or that the Corporate Secretary otherwise determines requires the Board’s attention. Directors may at any time request copies of all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures that the Audit Committee has established with respect to such matters.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
The Company maintains a written policy concerning conflict of interest transactions that generally applies, among other things, to transactions between the Company and related persons, including employees, officers and directors, and applies to direct and indirect relationships and transactions.
For transactions not exempted from the policy, Silver Star’s policy requires that the Executive Committee review and approve any transaction between a covered person (i.e., employees, officers and directors) and the Company, or between a covered person and a related person. For transactions involving directors or executive officers (including the officers named in this proxy statement), the proposed transaction must be approved in advance by the Executive Committee of the Board.
Loan to Hartman Retail II Holdings Company, Inc.
The Company’s taxable REIT subsidiary, Hartman TRS, Inc. ("TRS") had a note receivable from Hartman Retail II Holdings Company, Inc., an affiliate of the Hartman Advisors, LLC (the “Advisor”) and Silver Star Property Management, Inc. (the “Property Manager”), in the original amount of $7,231,000 pursuant to a promissory note in the amount of up to $8,820,000 to Hartman Retail II Holdings Company, Inc (“Retail II Holdings”), an affiliate of the Advisor and the Property Manager, in connection with the acquisition of a retail shopping center by Hartman Retail II DST, a Delaware statutory trust sponsored by the Property Manager. Pursuant to the terms of the promissory note, TRS received a two percent (2%) origination fee of amounts advanced under the promissory note, and interest at ten percent (10%) per annum on the outstanding principal balance. The outstanding principal balance of the promissory note will be repaid as investor funds are raised by Hartman Retail II DST. The maturity date of the promissory note, as amended, is June 30, 2024.
On August 11, 2023, Hartman Retail II DST sold its only income-producing property to a third party. The Company determined that the outstanding principal of the promissory note from Hartman Retail II DST is not collectible and recorded a credit loss of $1,726,000 for the year ended December 31, 2023. All related interest receivable was written off during the year ended December 31, 2023 and interest income ceased to be recognized in future periods. The Property Manager, as sponsor, had a 5% ownership in Hartman Retail II DST and recognized $519,000 gain on investment representing its proportionate share of net proceeds from the property sale. The Property Manager, as sponsor, had an original cost basis of $0. Additionally, per the terms of the Hartman Retail II DST offering agreement, the sponsor is entitled to a 1.5% disposition fee if all beneficial owners received their original investment. As a result, the Company received a $268,500 disposition fee and recorded as management and advisory income on the consolidated statement of operations for the year ended December 31, 2023.
Loan from Hartman vREIT XXI, Inc.
During 2019, the Company borrowed under an unsecured promissory note payable to Hartman vREIT XXI, Inc. (“vREIT XXI”), an affiliate of the Advisor and the Property Manager, in the face amount of $10,000,000. The outstanding balance of the note is $10,000,000 and $6,012,000 as of December 31, 2022 and 2021, respectively. In addition to the balance due under this note, the Company received advances from vREIT XXI totaling $7,168,000 which were outstanding as of December 31, 2022 and which were not covered by the unsecured promissory note referred to herein.
Acquisition of Southern Star Self-Storage Investment Company
On April 6, 2023, the Company agreed to purchase all of the equity interests in Southern Star Self Storage Investment Company ("Southern Star") for approximately $3,000,000 in cash and 301,659 restricted stock units of the Company's common stock. Mark T. Torok, our previous Chief Executive Officer, and Louis T. Fox III, our Chief Financial Officer, were equity holders of Southern Star. On May 5, 2023, the Company completed the acquisition of Southern Star, which operates as a subsidiary of the Company’s operating partnership alongside the Company’s current operations, utilizing its expertise in developing assets within Delaware Statutory Trusts.

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The Company's position is that certain representations and warranties were breached by the Southern Star seller's and therefore, the final determination of the cash portion and issuance of restricted stock shares are subject to final determination of the damages caused by such breaches. During the negotiations for the acquisition of Southern Star, the sellers made certain presentations and projections regarding the future operations of Southern Star and it was understood the acquisition of Southern Star would be a no cash acquisition as the cash portion would be paid from the future operations of Southern Star.
The Company acquired $7,050,000 of notes payable pertaining to self-storage property that was transferred to a Delaware statutory trust sponsored by Southern Star in May 2023, where neither Southern Star nor the Company are the primary beneficiary. $2,115,000 of the notes payable balance was due to Haddock Investments, LLC, an affiliate of Gerald Haddock, who serves as an Independent Director and the Executive Chairman of the Company. The amount was repaid in June 2023 by the Delaware statutory trust.
In accordance with the Company's governance policies, the transaction between Southern Star and Haddock Investments, LLC, was approved by the Executive Committee. The transaction and its due diligence provided valuable self-storage insight, knowledge, and expertise to Mr. Haddock as the Company shifts its strategic focus and repositions its assets into self-storage. If required by the Executive Committee, Mr. Haddock will make no further investments of this nature with Southern Star.
Policies and Procedures for Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, our charter and our advisory agreement contain restrictions and conflict resolution procedures relating to transactions we enter into with our Advisor, our directors or their respective affiliates. Each of the restrictions and procedures that apply to transactions with our Advisor and its affiliates will also apply to any transaction with any entity or real estate program controlled by our advisor and its affiliates. As a general rule, any related party transaction must be approved by a majority of the directors (including a majority of independent directors) not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, these persons will consider whether the transaction between us and the related party is fair and reasonable to us and has terms and conditions no less favorable to us than those available from unaffiliated third parties.

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DIRECTORS AND EXECUTIVE OFFICERS
Certain information is set forth below concerning the directors and executive officers of the Company as of the date of this Proxy Statement:

Name	Served Since	Current Positions with Silver Star Properties REIT, Inc.	Age
Gerald W. Haddock	2020	Executive Chairman of the Board of Directors and Chief Executive Officer	77
David Wheeler	2009	Chief Operating Officer	64
Louis T. Fox, III	2009	Chief Financial Officer and Treasurer	64
Adrienne Collins	2024	General Counsel, Corporate Secretary, Senior Vice President of Administration and Chief Compliance Officer	46
Alex Board	2024	Deputy CFO and Principal Accounting Officer	35
Jack I. Tompkins	2009	Independent Director	79
James S. Still	2020	Independent Director	68
Allen R. Hartman	2009	Director	72

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OTHER MATTERS

Stockholder Proposals for the Executive Committee of the Board of Directors Annual Meeting
Proposals of stockholders for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2025 Annual Meeting submitted pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at its corporate office addressed to the Secretary no later than [--------------------], Executive Committee of the Board of Directors.
The Company’s Bylaws provide that any stockholder of record may nominate a candidate for election as a director of the Company or bring any other business before an annual 2025 Annual Meeting, so long as the stockholder gives timely notice thereof. To be timely, such notice must be delivered in writing to the Secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m., Central Standard Time, on the 120th day and not earlier than 5:00 p.m., Central Standard Time, on the 150th day prior to the first anniversary of the preceding year’s annual 2025 Annual Meeting, subject to certain exceptions; provided, however, that in the event the date of the Executive Committee of the Board of Directors annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Standard Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. If an exception does not apply, notice of a stockholder proposal submitted under the Company’s Bylaws will be considered timely for the Executive Committee of the Board of Directors annual 2025 Annual Meeting if received no later than the tenth day tenth day following the day on which public announcement of the date of such meeting is first made.
In addition to satisfying the foregoing notice requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must comply with the additional requirements of Rule 14a-19 under the Exchange Act.
Solicitation of Proxies
The cost of soliciting proxies will be borne by the Company. We have retained Alliance Associates for an estimated fee of $150,000 to assist us in the mailing, collection and administration of votes. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
Executive officers and directors, as well as persons who beneficially own more than ten percent of our common stock, must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4 and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2024 all of our officers and directors complied with all filing requirements of Section 16(a) of the Exchange Act.

Reimbursement for Certain Expenses

The Company requests persons such as brokers, nominees, and fiduciaries holding stock in their names for the benefit of others or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

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IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF
PROXY MATERIALS

The proxy materials for the Company, including this Proxy Statement, are available over the Internet on our website at WWW.SILVERSTARREIT.COM. Information on our website does not constitute part of the Company’s proxy solicitation materials.
* * * * * * * * *
Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, business plans, changes to the Executive Committee of the Board of Directors, succession, governance and other statements that are not historical in nature. These statements are made on the basis of the Company’s views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations and you should not place undue reliance on forward-looking statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and IP we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company’s control, including: the occurrence of subsequent events; further deterioration in domestic and global economic conditions or failure of conditions to improve as anticipated; deterioration in or pressures from competitive conditions, including offerings, pricing model and price increases; health concerns and their impact on our businesses; international, political or military developments; regulatory and legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters. Such developments may, among other things, affect (or further affect, as applicable) our operations, business plans or profitability; demand for our products and services; the performance of the Company’s operations; taxation; and performance of some or all Company businesses either directly or indirectly.
Additional factors may be set forth in subsequent filings with the Securities and Exchange Commission (“SEC”).

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FORM OF WHITE PROXY CARD
[NTD]

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EXHIBIT A
MEMORANDUM OF OPINION

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CIRCUIT COURT FOR BALTIMORE CITY

ALLEN R. HARTMAN, et al.    *

Plaintiffs    *

v.

SILVER STAR PROPERTIES REIT,
INC., et al.
Defendants

*    Case No.: 24-C-23-003722

*

*

*    *    *    *    *    *    *    *    *    *    *    *    *
MEMORANDUM OPINION
This case involves a dispute within a Maryland real estate investment trust (“REIT”) called Silver Star Properties REIT, Inc. (hereinafter “Silver Star”). A bench trial commenced on November 12, 2024 and proceeded for six days. Closing arguments were heard on November 26, 2024. Limited post-trial briefs were submitted on November 27 and December 6, 2024.
I.THE PARTIES
Plaintiff Alan R. Hartman is a resident of Texas and the founder of Silver Star.1 Plaintiff was Chairman of the Board, President, and Chief Executive Officer (“CEO”) of Silver Star for over 13 years. Plaintiff remains a Director and stockholder of Silver Star.
The other nominal plaintiff is an entity called Hartman vREIT XXI, Inc. (hereinafter “Hartman XXI”). Plaintiff is CEO of Hartman XXI. Prior to trial, summary judgment was granted to all Defendants on all of Hartman XXI’s claims.
Defendant Silver Star was formed on February 5, 2009 for the purpose of owning and managing Class B office space in the Houston, Dallas and San Antonio, Texas areas. Silver Star was structured as a public non-traded REIT.

1 Silver Star was originally called Hartman Short Term Income Properties XX, Inc., but its name was changed in 2023.

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Defendant Jack Tompkins was one of the original Directors of Silver Star, having been appointed in February of 2009. Defendant Tompkins was identified in official Silver Star filings as an “Independent Director.” Defendant Tompkins remains on Silver Star’s Board.
Defendant Gerald Haddock was appointed as an Independent Director of Silver Star on May 14, 2020. Defendant Haddock is currently the CEO of Silver Star and remains a member of its Board of Directors.
Defendant James Still was appointed as an Independent Director of Silver Star on May 14, 2020. Defendant Still remains a member of Silver Star’s Board.
II.RELEVANT FACTS

A.Background

Shares of public non-traded REITs can be sold to the public but are not listed or traded on a public stock exchange. Typically, shares are sold to individual investors through financial advisors, not to institutional investors such as mutual funds or pensions. Public non-traded REITS are required to file reports with the Securities Exchange Commission (“SEC”). If the public non-traded REIT does not permit redemption or trading of shares, the stockholders’ investments are “locked-in” unless the REIT (1) becomes publicly listed, (2) is merged into another entity, or (3) terminates and liquidates its assets.
Silver Star’s Charter does not permit redemption or trading of shares. It does, however. include a provision requiring Silver Star to liquidate itself if its stock is not listed on a public exchange within ten years of the completion of its “initial public offering,” unless the stockholders had pre-approved an extension. Pursuant to this provision, stockholders had some assurance that they would not be “locked in” to their investment for more than ten years. The benefit to investors during the interim was the anticipated payment of regular distributions.

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B.Silver Star’s IPO

On October 23, 2009, Silver Star filed a form S-11 with the SEC to register 27,500,000 shares for sale. The shares were divided into two sets: a “primary offering” of 25,000,000 shares, and 2,500,000 shares as part of a dividend re-investment program (“DRIP”). Silver Star paid a fee for the registration. The SEC approved the Form S-11 on February 9, 2010, thereby allowing Silver Star to issue its prospectus to interested investors and begin selling shares.
As admitted by Plaintiff at trial, Silver Star made mistakes during its initial effort to sell stock. Among other things, Silver Star failed to file “a post-effective amendment to its prospectus,” thereby putting it in violation of SEC regulations. As a result, Silver Star stopped selling stock on April 25, 2013. By that date, Silver Star had sold a total of 4,445,678 shares from the “primary offering.”
On May 13, 2013, Silver Star filed a Form S-11/A, an amendment to its original Form S-

11. In the Form S-11/A, Silver Star registered 20,000,000 shares in its “primary offering” and 2,000,000 shares in its DRIP offering. Silver Star took a discount on the fee paid for this registration by taking a credit for the unsold shares for which it had already paid a fee. On July 16, 2013, the SEC approved the Form S-11/A registration, thereby allowing Silver Star to issue its new prospectus and re-commence selling shares.
In the new prospectus, Silver Star called the shares that it sold up through April 25, 2013 its “initial public offering” (“IPO”). Silver Star called the stock being offered in conjunction with its amended registration a “follow-on offering.” Silver Star continued to repeat those characterizations in all of its public filings into 2023.
On October 7, 2016, Silver Star ceased selling shares. All told, Silver Star sold approximately 18.6 million shares to approximately 4,500 stockholders.

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C.Silver Star’s Attempts to Have an Annual Meeting

On its own initiative, Silver Star announced that it would hold a stockholder meeting on October 27, 2015 in Houston, Texas. However, the annual meeting did not occur because Silver Star was unable to get the participation of a quorum of shares. Silver Star tried again in 2016 but was, again, unable to have the meeting because of its failure to obtain a quorum. Silver Star never attempted to have an annual meeting again.
D.The Efforts to List Silver Star on a Public Exchange

In 2015, Plaintiff hired an advisor to guide the company towards listing on a public exchange. The advisor arranged for meetings with investment banks who could potentially sponsor the listing. Those meetings continued through 2019 when Plaintiff abandoned the plan because, in Plaintiff’s view, the investment banks discounted Silver Star’s assets too deeply and demanded too high of a premium for their service.
Rather than launching another public offering of stock, Plaintiff initiated several actions with the goal of eventually listing Silver Star on a public exchange. First, he initiated a merger of a related Hartman entity into Silver Star, which was completed on May 14, 2020. Second, Plaintiff arranged for an unsecured loan of $10,000,000 from Hartman XXI to Silver Star, with a repayment deadline of October 31, 2022. Some time later, Hartman XXI extended an additional
$7,168,000 to Silver Star. Silver Star has publicly acknowledged this debt in SEC filings.
Plaintiff also spearheaded the creation of a Delaware limited liability company called Hartman SPE, LLC (hereinafter “Hartman SPE”). Members of Hartman SPE included Silver Star, Hartman XXI and other Hartman-related entities. Hartman SPE was formed to be the holding company of the members’ office building assets. In the Hartman SPE operating agreement, its members expressly disavowed ownership “interest in any specific assets of the

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Company.” Ultimately, Silver Star would come to own 94.16% of Hartman SPE, while Hartman XXI owned 5.84%.
E.COVID 19 and Financial Problems

The COVID-19 pandemic posed significant financial challenges for Silver Star because, among other reasons, the demand for office space dwindled. In response, Silver Star, as guided by Plaintiff, took several actions. Silver Star undertook a $259 million single-asset-single- borrower (“SASB”) loan from Goldman Sachs. This two-year loan, renewable for an additional year at a floating interest rate, became a critical focus for Silver Star. Plaintiff took primary responsibility for refinancing the SASB loan and engaged Jones Lang LaSalle (“JLL”) as an advisor to assist with this effort.
Additionally, the Board of Silver Star – which by this time included Defendants Haddock and Still – started to actively consider the merger of Silver Star into Hartman XXI. Hartman XXI is different than Silver Star because stockholders can redeem their shares and because it does not have a hard liquidation date. Thus, merging Silver Star into XXI would provide Silver Star stockholders an alternate vehicle for liquidity while also providing Plaintiff an extended period of time to fulfill his goal of taking a company public. Plaintiff was primarily responsible for negotiating the merger between Silver Star and Hartman XXI. Over the next couple of years, the status of this potential merger shifted repeatedly – seemingly on in November 2020, off in January 2021, and back on by October 2021.
During a Board meeting on January 25, 2022, Plaintiff led a discussion regarding the status of the refinancing and merger efforts. At that time, Plaintiff made no indication that there was a problem with either initiative. In addition, Plaintiff made no mention of a requirement to

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liquidate Silver Star in April of 2023 if the company had not yet been listed on a public exchange.
Things began to change for the worse by the Spring. During a Board meeting on April 14, 2022, Plaintiff indicated that he had discharged JLL and was going to proceed with seeking short-term refinancing with assistance from Goldman Sachs. Again, Plaintiff did not mention a requirement that Silver Star liquidate in approximately 12 months if the company had not yet been listed on a public exchange.
By June 2022, Goldman Sachs notified the Board that unfavorable market conditions would impede any refinancing efforts, exacerbating Silver Star’s financial crisis. At a board meeting on July 8, 2022, Plaintiff informed the Board that the refinancing effort had failed. Concerns2 regarding rising debt financing costs and cash-flow shortages compelled the Board to vote to suspend distributions to the stockholders. Despite these hurdles, Plaintiff still did not mention that Silver Star would have to liquidate in less than 10 months if the company had not yet been listed on a public exchange.
Around this same time, it also became evident that the merger between Silver Star and Hartman XXI would not happen.
2 At trial, Defendant Tompkins testified that the failure to obtain refinancing caused a panic within the company because rising interest rates were putting the company at risk. Conversely, Plaintiff denied the urgency of the situation, stating he doubted the lenders would foreclose.

The Court found Plaintiff to have general credibility issues stemming from instances in which Plaintiff had been shown to be dishonest, including (1) his inclusion of Hartman XXI as party in this and another case without the approval of Hartman XXI’s board of directors, (2) his filing of lis pendens in a related case without legal cause, and (3) intentional misrepresentations that he made in an e-mail sent in August of 2023.

As to this specific issue, the Court accepts Defendant Tompkins’ version as more accurate because Plaintiff’s version is belied by the years of effort expended in trying to refinance the debt and by the fact that Plaintiff agreed to the suspension of distributions.

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On August 7, 2022, the Directors received an anonymous e-mail with the subject line “Remove Allen Hartman as President and Chairman of the Board.” This e-mail contained several allegations of wrongdoing by Plaintiff and led to an internal investigation. This investigation uncovered the fact that Plaintiff had received over $200,000 in distributions even though the Board had suspended distributions in July. This issue was discussed at a Board meeting held on September 20, 2022. While Plaintiff offered to pay back the distributions by returning stock to the company, the Directors refused the offer and demanded repayment.
F.Silver Star Attempts to Address its Financial Situation and Sever Ties with Plaintiff

Within approximately six months, the Board had been confronted with several sobering facts: (1) the refinancing effort had failed, (2) the efforts to merge Silver Star into Hartman XXI had failed, (3) Silver Star’s cash flow was worse than expected and (4) Plaintiff had improperly received funds without the Board’s approval. In response, the Board took three actions at its meeting on October 14, 2022. First, Plaintiff was “transitioned” from CEO to Executive Chairman of the Board. Second, Silver Star hired a new CEO. Third, Silver Star created an Executive Committee comprised of the three Defendant Independent Directors.
The main reason for forming the Executive Committee was to enable the company to act quickly during what was believed to be a critical time for the company. The Executive Committee immediately began analyzing a shift in strategy for Silver Star, away from leasing Class B office space to owning and managing self-storage facilities (hereinafter, the “Pivot Plan”). Although Plaintiff opposed the Pivot Plan, Silver Star’s Executive Committee directed its subsidiary, Hartman SPE, to begin selling office building assets, in an effort to aid in the debt refinancing effort and to finance the purchase of self-storage facility assets.

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Over the next several months, the Executive Committee worked to sever ties with Plaintiff, leading to a January 9, 2023 letter of intent to separate Silver Star from Plaintiff and Hartman XXI. At about the same time, Silver Star’s CEO raised the issue of the looming liquidation deadline, which was discussed at an Executive Committee meeting on January 19, 2023. The minutes from that meeting reflect that the Executive Committee discussed “the Company’s Charter Provision which purports to require the Company to list its shares on a public exchange or liquidate its assets by April of 2023.”
Having not reached an agreement after months of negotiations, Plaintiff and representatives from Silver Star, including the individual Defendants, met on March 2, 2023. While the details of what was said at the meeting are in dispute, it is undisputed that the meeting got heated and that the negotiations did not result in an agreement.3
Following the failed negotiation, the Executive Committee removed Plaintiff as Executive Chair of the Board.
To address the Charter provision by April 25, 2023, the Executive Committee convened on April 13, 2023. During this meeting, the Executive Committee considered the pros and cons
3 What happened at the conclusion of this meeting was hotly debated at trial. Defendants uniformly contend that Plaintiff pulled an “okey-doke” by orally agreeing to all substantive terms after 10 hours of negotiation, only to refuse to sign a written agreement prepared by Silver Star’s counsel. Plaintiff denied that he ever agreed to a final resolution. Conversely, Plaintiff contended that Defendant Haddock threatened him by yelling that he would “come after” Plaintiff and his family and “destroy and humiliate” Plaintiff. Defendants Tompkins and Haddock denied that Defendant Haddock ever threatened Plaintiff, although they admitted that they raised their voices and may have threatened to sue Plaintiff.

The Court finds the Defendants more credible in regard to what occurred at this meeting. In addition to Plaintiff’s general credibility issues, this finding is based on the following: (1) the Defendants were forthcoming and admitted that they got upset and raised their voices, in contrast to Plaintiff who essentially admitted to no wrong, (2) Plaintiff’s version shifted during his two depositions and his testimony at trial, and (3) Plaintiff’s version is self-serving because he uses Haddock’s alleged threats to argue bad faith on behalf of the Defendants.

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of both liquidation and the Pivot Plan. As a result of that analysis, the Executive Committee determined that (1) it was not in the best interest of stockholders to liquidate at that time, (2) it was in the best interest of stockholders to continue to undertake the Pivot Plan and (3) it was in the stockholders’ best interest to begin the process of listing the company’s shares on a public exchange, which they hoped to complete within 12 months.
G.The Dispute Escalates
On or about March 20, 2023, Plaintiff and Hartman XXI filed suit against Silver Star and its current CEO in the District Court for Harris County, Texas (hereinafter, the “Texas Lawsuit”).4 The basis of the Texas Lawsuit was the outstanding loan that Silver Star allegedly owed to Hartman XXI.
On June 22, 2023, Plaintiff met again with representatives of Silver Star, including the individual Defendants, ostensibly to negotiate the separation. At the meeting, Plaintiff voiced his desire for an annual meeting, stating that he wanted to speak to the stockholders directly.
Plaintiff also mentioned that he wanted to take over the Board with a new slate of directors.5

Significantly, Plaintiff did not mention the Texas Lawsuit at this meeting.
Defendants Tompkins and Haddock left the meeting believing that Plaintiff wanted to attempt a hostile takeover of Silver Star. Accordingly, the Executive Committee began

4 According to Allen Quine, a member of the Hartman XXI Board of Directors, Plaintiff never got approval to file the Texas Lawsuit. This testimony was not rebutted by Plaintiff.

5 At trial, Plaintiff denied that he made any threats about a proxy fight or the removal of Independent Directors at this meeting. The Court finds Defendants’ testimony of what occurred at this meeting to be more credible for the reasons stated above and for the additional reason that Plaintiff’s actions following the meeting closely tracked his alleged statements.

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discussing the possible adoption of a “rights plan6 to prevent a hostile takeover by Allen R. Hartman” the very next day.
On July 19, 2023, Plaintiff made a formal, written request for an annual meeting. On that same day, Plaintiff, through counsel, provided Silver Star with notice of the Texas Lawsuit.
Starting on July 21, 2023 and continuing through early August, Plaintiff caused several lis pendens to be recorded on several of the properties held by Hartman SPE, Silver Star’s subsidiary.7 The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default on some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately, Hartman SPE had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.
In light of these events, the Independent Directors grew more apprehensive of a potential hostile takeover. Discussions continued at an August 18, 2023 Executive Committee meeting and culminated in the approval of a rights plan (the “Rights Plan”). Silver Star provided public notice of the Rights Plan by way of a Form 8-K filed with the SEC that same day.
On August 25, 2023, Plaintiff and Hartman XXI filed this lawsuit (the “Maryland Lawsuit”) to compel an annual meeting.8 On August 28, 2023, counsel for Plaintiff and Hartman

6 A stockholder rights plan is often referred to as a “poison pill.”
7 According to Quine, Plaintiff had not obtained the authorization of the Board of Hartman XXI to file the lis pendens. Plaintiff did not rebut this testimony.
8 According to Quine, Plaintiff had not obtained authorization from the Board of Hartman XXI to include Hartman XXI in the Maryland Lawsuit. Plaintiff did not rebut this testimony and Hartman XXI was dismissed from this case.

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XXI sent an email to Silver Star’s counsel. Although the email was under counsel’s name, Plaintiff admitted at trial that he wrote the email. In the e-mail, Plaintiff stated the following:
Dear Gerald Haddock, Jack Tompkins and Jim Still:

It appears we are at a fork in the road. It would seem to me that there are only two options that are fair and equitable for both parties. One is doing a proxy contest, and the other is a global solution. Your offer to give us what we already have coming to us is a nonstarter.

Regarding a proxy contest, I have hired a proxy solicitor and a law firm to oversee a proxy vote to contest Silver Star’s current board of directors and appoint a new slate. The new slate of proposed directors has been selected, and they have all agreed to run. I have personally spoken with the top 10 shareholders, and they will vote for the new slate. I have phone numbers for the top 100 shareholders and will start calling them this week. The broker dealers are also unanimously in favor of a new slate with the possible exception of perhaps one half of Maloney, who you met with.

. . . .

If you prefer not to do a proxy contest, a better solution is for us to receive the following 5 properties:

1. 3100 Timmons;
2.One Technology Center;
3.Ashford Crossing II;
4. 601 Sawyer; and
5.Preserve
The 5 properties will satisfy XXI’s interest in Hartman SPE, XXI’s common shares owned of Silver Star, XXI’s OP units of Hartman XX Limited Partnership (a subsidiary of Silver Star), the XXI – Silver Star inter-company loans/advances. All Hartman’s personal shares of stock in Silver Star, and all other litigated matters.
Additionally, Al Hartman will resign from Silver Star’s board.

. . . .

The clock is running against you. To avoid protracted litigation, it is clearly beneficial to you to resolve this matter immediately.

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Defendant Haddock considered this communication to be a “greenmail” threat and a continuation of the plan Plaintiff mentioned at the June 22 meeting.
On October 4, 2023, Plaintiff was party to the filing of a Schedule 13D with the SEC which provided public notice of the aggregation of Plaintiff’s shares in Silver Star with the shares of other entities and individuals, including the Hartman Family Protective Trust, Hartman XX Holdings, Inc., Hartman XXI, and some of Plaintiff’s family members (collectively the “Hartman Group”). Plaintiff, alone, owned 4,614,221 shares, which represented approximately 13% of Silver Star. Following the aggregation, the Hartman Group held 5,241,860 shares, or approximately 15% of Silver Star. In the section of Form 13D for listing plans or actions, the Hartman Group expressly noted that, “other than engaging in [certain] communications, the Reporting Persons presently have no specific plans or proposals.”
Silver Star’s Executive Council was aware of the Schedule 13D and discussed whether it was a trigger of the Rights Plan. The Executive Council wanted to be careful, so it decided against declaring that the Schedule 13D was a trigger. Instead, on October 25, 2023, the Board amended Silver Star’s bylaws (the “Bylaws”) for the purpose of allowing the stockholders to elect directors by less-than-unanimous consent (hereinafter the “Amended Bylaw”).
Around that same time, Plaintiff and Hartman XXI formally acknowledged some misrepresentations and improper actions in conjunction with its negotiations with Silver Star. In an affidavit filed in the Texas Lawsuit on November 10, 2023, Plaintiff admitted that many of the statements made in the August 28, 2023 e-mail were untrue. Specifically, Plaintiff admitted that he “had not in fact hired a proxy solicitor or a law firm to oversee a proxy vote for Silver Star.” Plaintiff also admitted that he had not spoken to, or solicited the proxies of, the top ten stockholders. He further admitted that the top ten stockholders had not informed him that they

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would “grant [him] their proxies with respect to anything, much less with respect to the election of directors.” In the affidavit, Plaintiff admitted that he made the misrepresentations out of frustration with Silver Star’s Executive Committee. Separately, on November 27, 2023, Hartman XXI admitted in a federal bankruptcy court filing that the lis pendens were improper because Hartman XXI did not have any interest in the real estate assets against which it had recorded the lis pendens.
On November 22, 2023, Plaintiff amended the Maryland Lawsuit, adding a claim for the immediate liquidation of Silver Star. On that same date, Silver Star initiated the written consent solicitation for, among other things, the election of Directors. The only candidates listed on the solicitation were Defendants Tompkins, Haddock and Still; Plaintiff was not included as a candidate. The solicitation gave stockholders the option of consenting to the election of the proposed slate of Directors or not; there was no option or opportunity to nominate or vote for any other candidates. The deadline for the submission of the stockholder responses (the “consents”) was January 29, 2024.
One week later, on November 29, 2023, the Hartman Group filed a Form 13-D/A, which was an amendment to the Form 13-D that had been filed on October 4, 2023. This time, in the section regarding plans or actions, the Hartman Group provided notice of the Maryland Lawsuit seeking the liquidation of Silver Star.
On December 15, 2023, the Executive Committee adopted a resolution finding that the Rights Plan had been triggered. The Executive Committee subsequently realized that the resolution was a defective corporate act. Accordingly, on January 16, 2024, the Board of Directors adopted Articles of Validation, ratifying the Executive Committee resolution. Silver Star filed a Form 8-K with the SEC indicating that the Rights Plan had been triggered and that

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shares would be distributed to all stockholders other than those in the Hartman Group, resulting in a dilution of Plaintiff’s ownership by approximately 50%.
On January 29, 2024, this Court issued a preliminary injunction prohibiting Silver Star from tallying the consents that it had received.
III.THE NATURE OF THE CLAIMS AND DEFENSES

A preliminary question faced by the Court is the nature of the claims before it. To answer this question, the Court must analyze the remedies sought by Plaintiff. Ver Brycke v. Ver Brycke, 379 Md. 669, 696 (2004) (whether an action is one in law or in equity is determined by the remedies sought).
In Count I of the Fourth Amended Complaint, Plaintiff seeks declaratory and injunctive relief relating to his claim that Silver Star must commence the liquidation of its assets and cease buying new assets. In Count II, Plaintiff seeks injunctive relief “requiring Silver Star to hold an annual stockholder meeting” by a date certain. In Count III, Plaintiff seeks injunctive relief ordering Silver Star to turn over a complete stockholder ledger as required by Maryland law. In Count IV, Plaintiff seeks declaratory and injunctive relief voiding the Amended Bylaw and prohibiting Silver Star from “seeking consents for the election of directors pursuant to the Amended Bylaw.” Finally, in Count V, Plaintiff seeks a declaration that the Rights Plan is void or had not been triggered and an injunction restoring his voting rights and value. In sum, Plaintiff seeks only injunctive and declaratory relief.
It is well settled that injunctive relief is equitable in nature. Ademiluyi v. Egbuonu, 466 Md. 80, 123 (2019). Defendants argue that, for some of the relief sought by Plaintiff – specifically, the relief sought in Count II – Plaintiff is seeking a mandamus rather than an injunction. However, this distinction is irrelevant for the purposes of determining the nature of

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Plaintiff’s claims because both are equitable remedies. Id. As for Plaintiff’s claims for declaratory relief, a “suit seeking a declaratory judgment is unique, in that it is ‘neither wholly a suit in equity nor wholly an action at law, [but] may take on the color of either equity or law, depending upon the issues presented and relief sought.’” Id. at 123 (quoting LaSalle Bank, N.A.
v. Reeves, 173 Md. App. 392, 411 (2007). Notably, here, in each instance where Plaintiff seeks declaratory relief, he also seeks equitable injunctive relief. Accordingly, in the context of this case, the Court holds that Plaintiff’s claims for declaratory relief are equitable in nature. See, e.g., LaSalle Bank, N.A. v. Reeves, 173 Md. App. 392, 411 (2007) (declaratory judgment claim was equitable because plaintiff was also seeking the equitable remedy of reformation); compare Fisher v. Tyler, 24 Md. App. 663 (1975) (declaratory judgment claim was not equitable because it related to a legal cause of action for breach of contract).
Because equitable remedies are sought, “equitable defenses may be invoked.” Hill v.

Cross County Settlements, LLC, 402 Md. 281, 310 (2007) (citation omitted). Here, Defendants assert the equitable defenses of equitable estoppel, unclean hands, and laches, among others.
Equitable estoppel is applicable when a plaintiff engaged in voluntary conduct or made a representation and the defendant relied on the conduct or representation to its detriment. Heartwood 88, Inc. v. Montgomery Cnty., 156 Md. App. 333, 369 (2004). Unclean hands is applicable when one seeking relief is “guilty of unlawful or inequitable conduct with respect to the matter for which relief is sought.” Turner v. Turner, 147 Md. App. 350, 419 (2002) (citation omitted). The defense of laches is applicable “when there is an unreasonable delay in the assertion of one’s right and that delay results in prejudice to the opposing party.” Frederick Road Ltd. Partnership v. Brown & Sturm, 360 Md. 76, 117 (2000) (citation omitted).

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IV.ANALYSIS

A.Count I – Liquidation

1.The Charter’s termination provision and the nature of the dispute
Section 15.2(a) of the Charter (the “Termination Provision”) provides the following: Unless the Board of Directors has caused the Company’s Common
Stock to be listed or quoted for trading on an established securities exchange, including the NASDAQ, National Market System, within ten years of the termination of the Company’s initial public offering, the Company shall begin the process of liquidating our assets, unless the Board of Directors has obtained the approval of a majority of our shareholders to defer the liquidation or to approve an alternate strategy. To obtain that approval, the Board of Directors shall call a Stockholders’ meeting pursuant to Section 8.1 to present a proposal for the orderly disposition of the Company’s assets or for an alternate strategy. The proposal will include information regarding appraisals of the Company’s real estate assets. If the Stockholders do not approve the proposal presented by the Board of Directors prior to the end of ten years after the termination of the Company’s initial public offering, the Board of Directors shall begin the process of liquidating the Company’s assets or listing the Company’s shares.

It is undisputed that Silver Star began selling shares on or around February 9, 2010. The parties dispute when Silver Star’s IPO concluded such that the clock started ticking on the Termination Provision’s ten-year deadline.
Plaintiff contends that the IPO concluded on April 23, 2013 when Silver Star stopped selling shares after it realized that it had failed to file certain required “post-effective amendments.” Because ten years have elapsed since the conclusion of the IPO, Plaintiff requests a declaration that Silver Star “is required to liquidate its assets and wind up its operations and [ ] appropriate injunctive relief requiring it to do so.”
Conversely, the Defendants contend that the IPO concluded on October 7, 2016 when Silver Star permanently stopped selling shares. The Defendants also contend that Silver Star is

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not required to liquidate because it has started the process of listing the Company’s shares on a public exchange. Finally, the Defendants assert the affirmative defenses of equitable estoppel and unclean hands and argue that the Plaintiff should be denied equitable relief.
2.The interpretation of the Charter and the Termination Provision

a.Rules of construction

The Supreme Court of Maryland succinctly set out the canons for the interpretation of a corporate charter in the case of Impac Mortgage Holdings, Inc. v. Timm, 474 Md. 495, 505-508 (2021) (citations omitted):
A corporate charter is considered to be a contract between the corporation and its shareholders. Thus, when interpreting a charter provision . . . a court is essentially construing a provision of a contract between the corporation and the shareholders.

. . . .

Maryland courts take an “objective” approach to the interpretation of contracts. Under that approach, the court’s inquiry is initially bounded by the “four corners” of the agreement. As with the interpretation of a statute, the court does not construe particular language in isolation, but considers that language in relation to the entire contract. The court is to give effect to the plain meaning of the contract, read objectively, regardless of the parties’ subjective intent at the time of contract formation. In other words, when the contract language is plain and unambiguous, “the true test of what is meant is not what the parties to the contract intended it to mean, but what a reasonable person in the position of the parties would have thought it meant.”

Thus, the initial step in the objective approach to contract interpretation is to determine whether the contract's meaning is plain and unambiguous. If that is so, the court's task – at least as to the interpretation of the contract – is at an end.

Ambiguity arises when a term of a contract, as viewed in the context of the entire contract and from the perspective of a reasonable person in the position of the parties, is susceptible of

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more than one meaning. If a contract provision is ambiguous, “the narrow bounds of the objective approach give way,” and the court may consider extrinsic evidence to ascertain the mutual intent of the parties. In that effort, the court is to consider admissible evidence that illuminates the intentions of the parties at the time the contract was formed. When addressing an ambiguous provision in a contract, the court “will search to find mutuality” and not a “self-serving, unilateral construction” of the contract.

. . . The parties’ construction of the contract before the controversy arises can be “an important aid,” as can be the usage of the term in the parties’ trade.

b.Construction of the phrase “termination of the Company’s initial public offering”

The term “initial public offering” is not defined in the Charter. According to the expert testimony presented in this case, it is also not defined in any SEC statute or regulation; rather, it is a “term of art” in the securities field. Further complicating matters, the sale of securities for a public non-traded REIT is different than for a traditional security. Specifically, while an IPO for a traditional security would be a single event at which a certain number of shares becomes immediately available for trade on a public market, the sale of shares of a public non-traded REIT are conducted over time on a “continuous” basis. Indeed, Silver Star’s initial registration, which it stopped after a little over 26 months, would have been valid for 3 years, and possibly longer. For all of these reasons, the Court finds the term “initial public offering” and, hence, the phrase “termination of the Company’s initial public offering” to be ambiguous.
As directed by the Supreme Court in Impac, the next step is to look at extrinsic evidence to determine what the parties meant by the term. Unfortunately, neither side presented any evidence as to what was intended by the term at the time it was drafted in 2009. There was, however, an abundance of evidence presented at trial regarding the parties’ interpretation of the meaning of the term prior to the controversy between the parties. For years, Silver Star indicated in official filings with the SEC that its IPO ended on April 25, 2013. This interpretation

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continued even after the dispute within Silver Star manifested. As late as November 20, 2023, Silver Star indicated in an SEC filing that the IPO closed on April 25, 2013. Importantly, it was not until after the Second Amended Complaint was filed on November 22, 2023 that Silver Star took the position that the IPO concluded on October 7, 2016. These facts indicate that the parties understood the termination of the IPO to have been April 25, 2013.
An IPO termination date of April 25, 2013 would also more effectively fulfill the purpose of the Termination, which was to provide protection to investors by countering the provisions in the Charter that prohibited redemption or trading of shares. In the prospectus that was issued when the second registration was approved on July 6, 2013, Silver Star informed potential investors that the IPO had terminated on April 25, 2013. The vast majority of investors bought after this representation was made, meaning that those investors bought with the “assurance” that they would either get liquidity or some kind of return by April 25, 2023.

For all of these reasons, the Court finds by a preponderance of the evidence that the appropriate construction of the term “termination of the Company’s initial public offering” means, under these facts, April 25, 2013. Ten years from that date was April 25, 2023.
According to the first sentence of the Termination Provision, Silver Star should have begun liquidating its assets almost two years ago.
c.Construction of the Termination Provision’s last sentence
The Defendants make the alternative argument that, regardless of when the IPO terminated, Silver Star does not have to liquidate its assets because it has “begun the process of .
. . listing the Company’s shares.” The Defendants base this argument on the last sentence of the Termination Provision, which provides the following:
If the Stockholders do not approve the proposal presented by the Board of Directors prior to the end of ten years after the

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termination of the Company’s initial public offering, the Board of Directors shall begin the process of liquidating the Company’s assets or listing the Company’s shares.

The Defendants contend that, although they have not gotten the approval of the stockholders, they nevertheless have the option of beginning the process of listing the Company’s shares in lieu of liquidation. The Court does not agree with the Defendants’ construction of this part of the Termination Provision.
As set forth by the Supreme Court in Impac, proper contract construction requires the Court to look at the contract as a whole. A corollary is that “[c]onstruing the contract as a whole requires that effect be given to each clause to avoid an interpretation which casts out or disregards a meaningful part of the language of the writing unless no other course can be sensibly and reasonably followed.” Lithco Contracting, LLC v. XL Insurance America, Inc., 478 Md. 385, 403 (2024).
The interpretation urged by the Defendants would “cast out” a critical portion of the Termination Provision. Specifically, the Defendants’ interpretation that the Board could avoid liquidation merely by “beginning the process” (whatever that means) of listing the Company’s shares would render meaningless the clause in the first sentence that mandates liquidation if the stock had not already been listed on a public exchange.
The Court finds that the correct interpretation of the Termination Provision, and the construction that renders all portions of the Termination Provision meaningful, is that the final clause is not applicable unless the Board of Directors first took the steps outlined in the second sentence of the Termination Provision. Specifically, the Board of Directors must have (1) called an annual meeting and (2) presented at that annual meeting “a proposal for the orderly

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disposition of the Company’s assets or for an alternate strategy.” This interpretation renders all clauses meaningful.
Here, it is undisputed that the Silver Star Board has not called an annual meeting and has not presented a proposal to the stockholders. Accordingly, the last sentence of the Termination Provision is not available to the Defendants and Silver Star cannot avoid liquidation merely by beginning the process of listing its shares.
3.The appropriate equitable remedy, if any

The Court finds merit in Plaintiff’s claim based upon its construction of the Termination Provision and the facts of this case. Accordingly, it is the Court’s obligation to determine what remedy, if any, is appropriate. In making this determination, the Court considers the following additional facts.
a.The Board of Directors has determined that liquidation would not be in the best interests of the stockholders

At a meeting on April 13, 2023, the Executive Committee and the CEO discussed the pros and cons of liquidation and the Pivot Plan. The CEO presented a detailed analysis showing that liquidation would likely result in unfavorable returns for shareholders, primarily due to depreciation in real estate valuations, taxes, and operational costs. Conversely, the analysis showed that the Pivot Plan, aimed at achieving a public listing, promised superior value and liquidity. Recognizing the responsibility to act in the best interests of Silver Star’s stockholders, the Executive Committee evaluated the options and opted for the Pivot Plan over liquidation.
b.Maryland courts regard dissolution as a remedy of last resort

Upon petition, the Maryland General Corporation Law (“MGCL”) authorizes a circuit court to order the dissolution of a Maryland corporation. MGCL §§ 3-413 and 3-414. However, the Supreme Court of Maryland has consistently held that less drastic remedies should be

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explored before dissolution is ordered. Eastland Food Corporation v. Mekhaya, 486 Md. 1, 28- 29 (2023) (“before considering dissolution, courts should first consider less drastic equitable remedies”); Bontempo v. Lare, 444 Md. 344, 358 (2015) (“dissolution should be avoided where less drastic remedies are available”); Lerner v. Lerner, 306 Md. 771, 789-90 (1986) (“Winding- up a corporation is so drastic a remedy that it is not ordered if the wrong may be adequately repaired by milder relief”).
c.Stockholder approval of liquidation/dissolution is generally required

Generally, stockholder approval is required for the voluntary dissolution of a Maryland corporation. MGCL § 3-403(e). Similarly, Silver Star’s Charter requires stockholder approval of the Board’s decision to liquidate and dissolve the company. Indeed, Plaintiff testified at trial and in his deposition that Silver Star’s stockholders must approve the liquidation of the company’s assets.
d.Equitable estoppel considerations
As noted above, the affirmative defense of equitable estoppel is applicable when a plaintiff engaged in voluntary conduct and the defendant relied on the conduct to its detriment. Heartwood 88, Inc., 156 Md. App at 369. Here, Plaintiff took certain positions and failed to take certain actions that, if nothing else, lulled the Defendants into non-action to their “detriment.” Specifically, Plaintiff unilaterally terminated the effort to get Silver Star listed on a public exchange after years of effort. Then, Plaintiff’s plan to merge Silver Star into Hartman XXI failed after years of negotiations, despite the fact that he was CEO of both companies. All the while, and perhaps most importantly, Plaintiff failed to mention the termination deadline to the Board during his entire tenure as CEO of the company.

After the debt refinancing and merger initiatives fell through, the Defendants were

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understandably focused on saving the company from economic crisis. It was not until January of

2023 that the Board recognized the significance of the looming deadline. Both through his actions and his inaction, Plaintiff effectively hamstrung Silver Star’s ability to satisfy the requirements of the Termination Provision to avoid liquidation in the short time available.
e.Immediate liquidation is not the appropriate remedy
For all the reasons set forth above, the Court rules that the “drastic” remedy of immediate liquidation is not the appropriate remedy in this situation. As set forth below, the Court will grant other equitable relief that addresses this Count.
B.Count II – Annual Stockholder Meeting
Plaintiff asks this Court to issue an order that Silver Star is required to hold an annual meeting by a date certain.
Section 8.1 of the Charter provides the following, in relevant part:

There shall be an annual meeting of the Stockholders, to be held upon written notice at such time (at least 30 days after the delivery of the annual report) and convenient location, within or outside of the State of Maryland, as shall be determined by or in the manner prescribed by the Bylaws, for the election of the Directors, to review and discuss the business and affairs of the Company and the Operating Partnership, and for the transaction of any other business within the powers of the Company. The Directors shall take reasonable steps to ensure that the annual meeting is held.

Article II, Section 2 of Silver Star’s Bylaws provides the following: “An annual meeting for the election of directors shall be held on a date and time set by the Board of Directors in each year commencing with calendar year 2010.”
Although the Charter and the Bylaws expressly call for an Annual Meeting, Defendants argue that the requested relief should be denied for three reasons. First, the consent solicitation served as an annual meeting. Second, the claim is moot because they have offered to have a meeting in 2025. Third, Plaintiff “should be equitably estopped from demanding an annual

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shareholder meeting due to his failure during his leadership to hold a single meeting of shareholders.”
The Court finds no merit to any of Defendants’ arguments. First, the consent solicitation cannot serve as a substitute for an annual meeting because (1) the Amended Bylaw does not provide that a consent solicitation is a substitute for an annual meeting; (2) the consent solicitation did not satisfy the Charter provision regarding the review and discussion of “the business and affairs of the Company” that is to take place at an annual meeting; and (3) by its own terms, the consent solicitation was for fiscal year 2023, which has passed. Second, the claim is not moot because the equivocal offers made by two of the Defendants during their testimony at trial are not binding on Silver Star and, therefore, do not resolve Plaintiff’s claim.9 Finally, as to the equitable estoppel defense, even assuming that Plaintiff was at fault for not having a meeting during his leadership, Defendants have failed to show any prejudice relating to Plaintiff’s actions or failure to act.
In Maryland, there is an express public policy that corporations hold annual meetings.

See MGCL § 2-501(a). Further, an annual meeting would benefit all of Silver Star’s stockholders, not just Plaintiff, especially in this time of upheaval within the company. Accordingly, the Court finds that the equities favor Plaintiff on this claim and, as discussed more fully below, will order Silver Star to hold a traditional annual meeting within a certain time.
C.Count III – Stockholder Ledger

Prior to trial, this claim was dismissed without prejudice.

9 At trial, Defendant Haddock testified that the Executive Committee has “considered” having an annual meeting in August 2025. On cross-examination, Defendant Haddock testified that the annual meeting could be a consent solicitation or a traditional annual meeting. Defendant Tompkins also testified to some willingness to have a traditional annual meeting.

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D.Count IV – Amended Bylaw

Plaintiff seeks a declaration that the Amended Bylaw is void and unenforceable. Plaintiff also seeks an order permanently enjoining “Silver Star from seeking consents for the election of directors pursuant to the Amended Bylaw.” As noted, by order dated January 29, 2024, the Court issued a preliminary injunction prohibiting Silver Star from tallying the consents that it had received.
The Defendants have appealed the preliminary injunction. The appeal has been fully briefed and argued.
The Court is prepared to issue its ruling on this claim, including whether the Defendants’ amended the Bylaw in bad faith. However, out of an abundance of caution, the Court shall refrain from ruling on this claim until the Appellate Court of Maryland issues its decision. See Brethren Mut. Ins. Co. v. Suchoza, 212 Md. App. 43, 63-66 (2013) (circuit court should not exercise jurisdiction in a way that would affect the subject matter of an appeal).
E.Count V – The Rights Plan
1.Background
Pursuant to the Rights Plan, a stockholder (the “Acquiring Person”) is not permitted to exceed 10% ownership and then take any action to change or influence control of the company. If both conditions are met, all other stockholders would be provided with one share for every share that they owned, effectively cutting the Acquiring Person’s stake by approximately 50%.
The Rights Plan excludes those stockholders, such as Plaintiff, who already held more than a 10% ownership stake, provided the stockholder does not acquire additional shares.
Importantly, the Rights Plan provides for the aggregation of shares across stockholders if they are “acting in concert,” making all stockholders so acting the “beneficial owners” of each other’s

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shares. The Rights Plan defines “acting in concert” as exchanging information, attending meetings, and coordinating efforts to influence corporate control.
On December 15, 2023, the Executive Committee determined that the Rights Plan had been triggered by Plaintiff. Specifically, the Executive Committee determined that Plaintiff had acquired additional shares by acting in concert with several other stockholders, as evidenced by the Schedule 13D and Schedule 13D/A. The Executive Committee also determined that the Acquiring Persons, including Plaintiff, had taken an action to change or influence control of the company by way of, among other things, the filing of the Second Amended Complaint seeking liquidation. On January 16, 2024, the Board ratified the Executive Committee’s actions and issued shares to all stockholders other than those in the Hartman Group, including Plaintiff.
2.Plaintiff’s claims
In regard to the Rights Plan, Plaintiff seeks a variety of declaratory and equitable relief.

As a threshold matter, Plaintiff seeks a declaration that the Rights Plan is void and unenforceable because it was adopted for improper purposes. Plaintiff also seeks a declaration that the Rights Plan was not triggered on November 29, 2023. Plaintiff also seeks a declaration that the Rights Plan did not become operative until the Articles of Validation were adopted on January 6, 2024 so Silver Star could not rely on prior events to legally declare the Rights Plan triggered. Finally, Plaintiff requests that the Court “enter appropriate relief to restore the voting rights and value to all stockholders who were negatively affected.”
3.The Rights Plan was enacted in good faith

Maryland law expressly provides that a corporation’s board of directors has the authority to define, adopt and implement a stockholder rights plan. MGCL § 2-201(c). Further, the MGCL permits a stockholder rights plan that includes “any limitation, restriction, or

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condition that precludes, limits, invalidates, or voids the exercise, transfer, or receipt of the rights, options, or warrants by designated persons or classes of persons in specified circumstances”. MGCL § 2- 201(c)(2)(i).
Despite express statutory authorization, Plaintiff claims that the Rights Plan should be declared void because it was adopted in bad faith. Maryland law presumes that directors act in good faith and in the best interests of the corporation. MGCL § 2-405.1(i)(2). To rebut this presumption, a party must provide clear evidence of bad faith. Mona v. Mona Elec. Group, Inc., 176 Md. App. 672, 696 (2007).
Plaintiff has failed to rebut the presumption. Prior to the adoption of the Rights Plan, Plaintiff had engaged in a series of actions that reasonably led the Defendant Directors to believe that he intended a hostile takeover and liquidation of the company. Indeed, Plaintiff had announced his plan at the June 22, 2023 meeting and he then took affirmative steps to achieve his goal. First, he and Hartman XXI initiated the Texas Lawsuit. Next, Plaintiff and Hartman XXI caused several lis pendens to be issued against properties owned by Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building properties, thereby jeopardizing both Silver Star’s refinancing efforts and the Pivot Plan. The lis pendens ultimately caused Silver Star to put its subsidiary into bankruptcy, costing Silver Star both time and money. Importantly, Plaintiff took all these actions all while he was still a director of Silver Star and, thus, arguably still owed a fiduciary duty to Silver Star’s stockholders.
The facts also show that the Defendants were deliberate in their consideration of the Rights Plan. The Executive Committee first began discussing the possibility of a rights plan on June 23, 2023, the day after Plaintiff announced his intent to seize control of Silver Star by replacing the Independent Directors with his own nominees. The Executive Committee

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continued to consider a possible rights plan for almost two months, and then adopted the Rights Plan only after finding out about the lis pendens.
In light of these facts, the Court finds that Plaintiff has failed to show Defendants acted in bad faith in enacting the Rights Plan.
4.The Board was justified in declaring that the Rights Plan had been triggered

At closing argument and in his post-trial brief, Plaintiff asserted that the Rights Plan had not been triggered as a matter of law. Specifically, Plaintiff argued that the Rights Plan was (1) too broad to be legally enforceable and (2) there had not been a triggering event because Plaintiff’s lawsuit could not legally serve as a trigger for the Rights Plan. In response to Defendants’ Motion for Summary Judgment on this Count, Plaintiff had argued “the determination that a [triggering event] occurred was not made in good faith.” The Court shall address all three arguments.
a.Plaintiff’s legal arguments fail.
Plaintiff primarily cited to Delaware cases for his assertions that the Rights Plan was overly broad and that the filing of a lawsuit seeking liquidation cannot serve as a trigger of the Rights Plan.10 The Plaintiff did not cite, and the Court could not find, any Maryland cases analyzing these issues. However, Maryland statutory law expressly provides that a board has “sole” discretion to set the terms of a rights plan. MGCL § 2-201(c). Further, § 2-201(c) does not limit a board’s discretion in regard to what can serve as a trigger. Accordingly, Plaintiff has not shown as a matter of law that the Rights Plan is overbroad or that a lawsuit seeking liquidation cannot serve as a trigger.
10 The sole exception is Plaintiff’s citation to Eastern Food Corp. v. Mekhaya, 486 Md. 1, 71 (2023) (concurring opinion) for the basic proposition that a stockholder suit against a corporation can be direct or derivative.

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b.The presumption that Defendants acted in good faith in determining that there was a trigger has not been rebutted

At trial, Defendant Tompkins testified that the Executive Committee was not looking to find a trigger to the Rights Plan; rather, it was the Executive Committee’s hope that the passage of the Rights Plan would be enough to deter Plaintiff. This testimony is corroborated by the fact that the Board refrained from declaring a trigger of the Rights Plan for months despite the Plaintiff’s hostile, concerted activities. On August 28, 2023, Plaintiff, acting on behalf of himself and Hartman XXI, sent the e-mail to Silver Star threatening a proxy battle if Silver Star did not hand over 5 properties. On October 4, 2023, the Hartman Group filed the Schedule 13D, which provided public notice of the aggregation of their shares. On November 22, 2023, Plaintiff, with Hartman XXI, amended the Maryland Lawsuit to add a claim for the immediate liquidation of Silver Star. And then, one week later, on November 29, 2023, the Hartman Group filed the Form 13-D/A in which it essentially admitted that its members were acting in concert in seeking the liquidation of Silver Star. In light of these facts, Plaintiff has failed to rebut the presumption that the Defendants acted in good faith.
At closing arguments, Plaintiff argued that a triggering event had to be a single event and could not be an accumulation of events. Plaintiff provided no Maryland law to support his proposition. However, even assuming that Plaintiff is correct, the Court finds that the filing of the Schedule 13D/A by the Hartman Group was sufficient to trigger the Rights Plan in good faith. As noted above, Plaintiff and the other members of the Hartman Group all but admitted that they were “acting in concert” to force the liquidation of Silver Star in the Schedule 13D/A.
5.The Board validly ratified the actions of the Executive Committee

The Defendants concede that the Executive Committee’s adoption of the Rights Plan and resolution that the Rights Plan had been triggered were defective corporate acts. Plaintiff argues

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that, because all the alleged triggering events occurred prior to the Board’s ratification, none could serve as a legal trigger of the Rights Plan. Maryland law expressly allows for corporations to correct defective acts taken by a board through ratification. MGCL § 2-703(b)(1). Once the defective act is ratified, the act is treated as though it was always correct, thus making its enforcement retroactive. Id. (emphasis added). Accordingly, Plaintiff’s argument fails.
6.Summary
The Court finds that the Rights Plan was legally adopted and that the Board was not acting in bad faith in finding that Plaintiff had triggered the Rights Plan. Accordingly, Plaintiff’s requests for relief in regard to the Rights Plan are DENIED.
IV.    REMEDY
The “fundamental purpose of equitable jurisdiction [is] to grant relief when, and only when, the law courts could not, or would not, render a complete and adequate remedy for the wrong done.” Manning v. Potomac Elec. Power Co., 230 Md. 415, 422 (1963). As a result, “trial courts, sitting as courts of equity, are granted broad discretionary authority to issue equitable relief.” Sieglein v. Schmidt, 447 Md. 647, 674 (2016) (citation omitted). “[A] party ordinarily has no legal entitlement to an equitable remedy, and [ ] any ‘right’ to equitable relief is subject to counter equities that may be relevant.” Noor v. Centreville Bank, 193 Md. App. 160, 175 (2010) (citations omitted).
The Court finds some merit to two of the claims addressed in this Memorandum: Plaintiff’s claim regarding the Termination Provision and Plaintiff’s claim regarding an annual meeting. After considering all of the facts of this case, the Court finds the following remedy to be appropriate:
1.Silver Star shall be ordered to hold an annual meeting within 6 months of the date of this Memorandum and accompanying Order. At that annual meeting, the stockholders must

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be given a binary choice between liquidation and deferring liquidation for the purpose of executing an alternate strategy. The choice garnering the majority of shares at the meeting shall prevail. There must be a quorum of shares for the vote to be valid.
2.Silver Star shall provide stockholders at least 45 days notice of the annual meeting. That notice shall expressly indicate that a vote will take place to either liquidate the company’s assets or defer liquidation for the purpose of executing an alternate strategy. In regard to liquidation, the notice shall contain the following language:
Silver Star’s Charter calls for the liquidation of its assets within 10 years of the termination of its initial public offering, unless (1) the company’s shares have already been listed on a public stock exchange, or (2) the stockholders have approved a deferral of liquidation and/or an alternate strategy.

A court has determined that Silver Star’s initial public offering concluded on April 25, 2023, meaning that the ten-year deadline has passed.

Accordingly, at this annual meeting, you will have the opportunity to vote your shares for the liquidation of the company’s assets (with the net proceeds of that liquidation distributed to the stockholders) or for the deferral of liquidation for the purpose of executing an alternate strategy.

3.To the extent that the stockholders do not approve the deferral of liquidation or
Silver Star does not hold an annual meeting with a quorum of shares within six months, Silver Star must proceed with the orderly liquidation of its assets.
A separate Order for injunction relief shall be entered.

January 21, 2025

Anthony F. Vittoria, Associate Judge Circuit Court for Baltimore City

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EXHIBIT B
POWERPOINT

Silver Star Properties REIT

LIQUIDATION EQUALS MINIMAL DISTRIBUTIONS TO SHAREHOLDERS

Spring 2025

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LIQUIDATION IS A DISASTER

LIQUIDATING…

GOING OUT OF BUSINESS
OFFICE EFFACE
GOING OUT BUSINESS

- **A Lower Interest Rate Environment may be Advantageous for Our Pivot:**
  - Liquidation would likely worsen the decline in property values.
  - Lower interest rates could lead to higher sales prices.
  - Increasing values with respect to entire portfolio held today.

- **Delayed Maintenance will only Exacerbate Valuations in the Future:**
  - Many of the remaining legacy properties are situated in highly competitive markets, where they contend with more appealing properties.
  - Situations complicate the ability to restore legacy assets to potential value without significant additional investment. **[Crown Jewel Slide]**

PIVOTING…

- **1031 Transactions Could not be Executed:**
  - Liquidation could trigger lender foreclosure and more emergency fire sales.

- **Actual Costs Associated with Liquidation would be Extremely High.**
  [**Debt Equity Swap Slide**]

These problems create opportunity for maximization of wealth for shareholders that results from Pivot in self-storage. It is not just better than liquidation but is one of the best real estate strategies right now for both growth and income, as well as for a protection on downturns.

SILVER STAR PROPERTIES
Silver Star Liquidation Equals Minimal Distributions to Shareholders
Page 2

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LEGACY PROPERTIES AND OTHERS ARE NOT SUITABLE FOR LIQUIDATION

- **Additional Capital Needed**
  - Legacy Properties require additional capital to reach their anticipated or potential value.
- **Long-Term Credit Properties were Intended to be a Longer-Term Hold in Order to Benefit from Decreasing Interest Rates**
  - Properties with long-term leases have opportunities to navigate unsettling economic conditions.
  - Credit properties were purchased to enable 1031 exchanges and need time for economic conditions to settle, which the liquidation would disrupt.
- **Self-Storage Expertise**
  - Silver Star has acquired control of 9 self-storage properties through its acquisition of Southern Star properties, and a self-managed turnaround by Silver Star will continue to add value.
- **Creating Critical Mass that Can Lead to Shareholder Value**
  - Silver Star's exceptional turnaround management approach can position these self storage properties for increasing growth.
  - Could pave the way for $50 million development pipeline for Silver Star, which could be realized from further current discussions.

Dallas, TX

Delray Beach, FL

Houston, TX

Houston, TX

- **Institutional-Quality Assets in Desirable Locations**
  - The institutional-quality self-storage properties owned by Silver Star in Delray Beach, FL, Dallas, TX, and the South Loop area of Houston represent valuable acquisitions that should be retained.
  - Silver Star is currently shifting to internal management for better control and increased flexibility and future cost savings.
- **No Recovery of Crown Jewel Value**
  - No potential crown jewel recovery
  - Silver Star's reported NAV includes an estimated $35 million value for potential recovery in litigation against the Hartman group in Harris County.
  - Liquidating would likely forfeit that recovery.

Pivot in self-storage is not just better than liquidation but encompasses one of the best real estate strategies right now for both growth and income, as well as for a protection on downturns.

SILVER STAR PROPERTIES
Silver Star Liquidation Equals Minimal Distributions to Shareholders
Page 3

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CROWN JEWEL - HARRIS COUNTY LITIGATION

- **Lis Pendens Impact**
  - Lis pendens were filed improperly by Hartman in 2023 precisely at a time the declining slope in real estate values was accelerating.
  - The bankruptcy that followed the lis pendens resulted in substantial costs and losses for Silver Star from falling real estate prices, interest, refinancing costs and bankruptcy fees.
  - Market damage from the lis pendens and market reputation damage from Hartman continued into 2024.

- **$300 Million Credit Crunch**
  - Upon the Board removing Hartman as CEO in 2022, Silver Star was left with a short- term financing crunch of over $300 million.

- **Potential Recovery**
  - Conservatively valued at $35 million.
  - This potential recovery is a contingent asset under applicable accounting rules: its existence will be confirmed only by the occurrence or non-occurrence of uncertain future events (e.g., a court judgement or a settlement) that are not wholly within the control of Silver Star.

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

SELF-STORAGE IS BEST PERFORMING REAL ESTATE PROPERTY CLASS OVER LAST 25 YEARS

Self-Storage has Shown Resiliency in Economic Downturns

1. Low operational costs (minimal headcount and limited recurring repairs/maintenance)
2. Needed in all economic environments
3. 30-day leases spread among thousands of tenants
4. Ability to adjust leases in period of high inflation

Self-Storage Snapshot
$23.6 Billion
Annual Revenue
92%
Facility Avg. Occup
14 Months
Avg. Rental Duration
80.84%
Total Return 2021

Institutional Self-Storage has been the Best-Performing Property Class for 25 Years

1. Leads all other REIT sectors in both price return and total return
   a) 4,000%+ total return since 2000 is nearly 2x higher than the next closest real estate property class, over 4x greater than the RMZ
2. One of the fastest-growing segments of commercial real estate over the last 40 years

Source: REIS, Compiled by Newmark

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SELF-STORAGE MARKET OUTLOOK

South Region

SOUTHEAST DIVISION

$150.00
$100.00
$50.00
$0.00
2025 2026 2027 2028 2029
ASKING RENTS 10x10 NON-CLIMATE CONTROL
ASKING RENTS 10x10 CLIMATE CONTROL

SOUTHWEST DIVISION

$200.00
$150.00
$100.00
$50.00
$0.00
2025 2026 2027 2028 2029
ASKING RENTS 10x10 NON-CLIMATE CONTROL
ASKING RENTS 10x10 CLIMATE CONTROL

Source: REIS, Compiled by Newmark

OCCUPANCY TRENDS					
	2025	2026	2027	2028	2029
South Region	87.8%	87.9%	87.8%	88.0%	87.9%
Southeast Division	88.5%	88.5%	88.5%	88.6%	88.7%
Southwest Division	87.0%	87.0%	87.0%	87.2%	87.0%
ASKING RENTS 10x10 NON-CLIMATE CONTROL TRENDS					
	2025	2026	2027	2028	2029
South Region	$91.42	$93.34	$95.37	$97.38	$99.62
Southeast Division	$93.32	$94.95	$96.66	$98.33	$100.25
Southwest Division	$89.03	$91.33	$93.76	$96.19	$98.84
ASKING RENTS 10x10 CLIMATE CONTROL TRENDS					
	2025	2026	2027	2028	2029
South Region	$132.83	$135.81	$139.08	$142.31	$145.80
Southeast Division	$130.69	$133.13	$135.82	$138.47	$141.28
Southwest Division	$135.51	$139.16	$143.15	$147.10	$151.44

Source: REIS, Compiled by Newmark

National

200
175
150
$ 125
100
75
50
100
95
90 %
85
80
2020 2021 2022 2023 2024 2025 2026 2027 2028
Asking 10x10 Non-CC
Asking 10x10 CC
Occupancy

Source: REIS, Compiled by Newmark

Addison, TX

Frisco, NC

George West, TX

Havelock, NC

Jensen Beach, FL

Montrose, CO

Montrose, CO

Plano, TX

Rockport, TX

Oscar Flores, Director of Operations
Neighborly Community Connect in Action

Silver Star Opportunity: With Silver Star's effective community, **NEIGHBORLY COMMUNITY CONNECT**, the Company will be able to seek substantial occupancy, and rental rate increases on the upside of this market.

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

SILVER STAR IS CONSIDERING JOINT VENTURING STRATEGIES WITH HOME BUILDERS & MULTI-FAMILY (SILVER STAR STRATEGY)

- Home builders, particularly, are at a state of expanding strategic initiatives.
- Historical demand drivers for self-storage include traditional life events that always exist, such as relocation/temporary dislocation (college students, natural disasters), in-town movers, renovation, and death/divorce/downsizing.
- The presence of these life realities makes self-storage a necessity rather than a luxury.
- Results can be improved with smaller footprints for first time home buyers and multi-family.
- In Summary: Community environments produce longer lengths of stay and higher rental rates.

COVID-19
Produced New Demand Drivers

Commercial Storage WFH Movement
6 in 190 US workers who can work from home choose to so all or most of the time, increasing the % of remote worker from 23% to 59% since COVID-19

SILVER STAR PROPERTIES

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

PIVOT STRATEGY FOR SILVER STAR

- **External Growth Will Drive Internal Growth Prospects**
  - Invest in properties close to being stabilized with growth from under market rates.
- **Demographics**
  - Take advantage of record mobility trends, particularly the significant migrations and mobility of future work force in developing areas mostly in Texas, Florida and other parts of the SW and SE and Arizona.
- **Investment Opportunities and Markets**
  - Invest in recently built, multi-story, climate-controlled, Class-A self-storage facilities known as Gen V consumer class storage facilities located in dense and other growing markets throughout the US.
  - We will focus on select tertiary and secondary markets, which are markets having lower going-in prices with stronger cash flow growth and distribution amounts, but with a slightly higher degree of risk.
  - We will target top five home-builders, first-time home buyers while monitoring growth trends in multi-family asset class.

In summary, a balanced strategy driving resilience on downside & maximizing growth on upside.

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LIQUIDATION MEANS
A GOING OUT OF BUSINESS SALE

- Participants in the Dallas and Houston real estate markets are currently experiencing a notable disparity between the property valuation expectations of buyers and sellers.
- Sellers have reported feelings of disappointment and surprise regarding the offers made by potential buyers, resulting in a decline in transaction activity.
- It is crucial to consider the deferred maintenance of the properties when selling.
- Reflecting on current trends, the sales volume in Dallas has shown a steady decrease from 2021 to 2024. This downturn is linked to lower occupancy rates and property values, which is due to the reduced occupancy and values that may have the owners under water with respect to their loans.

GOING OUT
OF
BUSINESS

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

LIQUIDATION VALUE

SILVER STAR PROPERTIES REIT, INC LIQUIDATION MODEL	
	March 2025
Gross Assets	$206,875,000
Secured Debt	$102,966,640
Accounts Payable	$7,969,700
Corporate Liabilities	$24,114,000
1Q Budgeted Deferred Maintenance	$768,000
Additional AH Deferred Maintenance	$33,890,000
Total Liabilities	$169,708,340
Cost of Liquidating	$16,550,000
Net Value to Shareholders	$20,616,660
Total Shares	66,733,034
Net Per Share	$0.31

SILVER STAR PROPERTIES

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

OFFICE PROPERTIES VALUES ANTICIPATED TO KEEP FALLING

- Refinancing issues with loan maturities that are projected into the billions of dollars through 2025. This move will decrease values for C and B properties through 2025.
- CMBS loan delinquencies have increased in 2024 and are projected to persist into 2025, remaining above the national average in both Dallas and Houston.
- Sub-C and B properties are facing particularly severe value declines. These properties are experiencing rising vacancy rates, and those with functionally obsolete office spaces find themselves in a negative equity position.
- Refinancing may necessitate additional capital, potentially leading to immediate forced sales or foreclosures.

FOR SALE
ORECLOSURE
FOR SALE
FOR SALE

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

CAP RATE CHANGES FOR OFFICE PROPERTIES DALLAS AND HOUSTON |SUPPORT PIVOT STRATEGY

- Changes in cap rates for office buildings in Dallas and Houston support pivoting to self-storage investments.
- Concrete evidence supports that Hartman's damage is significant because of sharp rise in cap rate (decline in value) in 2023 the same year that Hartman filed the lis pendens. This trend continued through 2024.
- Values are particularly difficult for properties with significant deferred maintenance which could push a property into a lower classification with even higher cap rates.

DALLAS-FORT WORTH OFFICE			
Market Pricing Trends			
YEAR	PRICE/SF	PRICE INDEX	CAP RATE
2025	$186.80	156	8.6%
2024	$183.75	153	8.7%
2023	$185.97	155	8.6%
2022	$199.82	167	7.9%
2021	$206.55	172	7.3%

HOUSTON OFFICE			
Market Pricing Trends			
YEAR	PRICE/SF	PRICE INDEX	CAP RATE
2025	$159.63	133	9.8%
2024	$158.31	132	9.8%
2023	$163.06	136	9.5%
2022	$182.42	152	8.6%
2021	$182.43	152	8.1%

SILVER STAR PROPERTIES
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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

RESTRUCTURING |DEBT EQUITY SWAP

- **$15M Cost Savings**
  - Operations restructurings are underway with anticipation of significant savings that exceed $15 million.

- **Workforce Reduction**
  - Employees have been reduced at Silver Star from 190 to about 18 full-time staff members today.
  - This should align overhead costs with a more streamlined real estate portfolio.

- **Maintain Essential Capabilities**
  - Silver Star is confident that these challenging adjustments were thoughtfully executed to maintain essential capabilities while enhancing efficiency.

- **Fortifying the Balance Sheet**
  - The Executive Committee is actively engaged in a debt equity exchange concerning some of the existing obligations, aiming to further fortify the balance sheet.

SILVER STAR CURRENT LIABILITIES
Excluding Secured Debt

Format for debt swap, may include limited cash, three-year notes and Silver Star Equity

		CURRENT LIABILITIES
Accounts Payable	$	7,969,700
Corporate Liabilities	$	24,114,000
1Q Budgeted Deferred Maintenance	$	768,000
Additional AH Deferred Maintenance	$	33,890,000
TOTAL SILVER STAR LIABILITIES Excluding Secured Debt	$	66,741,700

SILVER STAR PROPERTIES

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

SELF-STORAGE DOMINATES THE KENTUCKY DERBY

LIQUIDITY
NASDAQ
LISTING
$10.00
$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$2.01
$2.42
$2.84
$3.39
$3.89
$4.46
$5.11
$5.86
$6.73
$7.72
$8.85
$2.01
$0.31
$0.32
$0.34
$0.35
$0.37
$0.38
$0.40
$0.42
$0.43
$0.45
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033
2034
SELF-STORAGE PIVOT
HARTMAN LIQUIDATION

Dallas, TX

Delray Beach, FL

Houston, TX

Houston, TX

The problem with Liquidation vs Self-Storage Pivot Strategy is once a liquidation is declared and the mandate has changed to liquidate the company, the highest possible sales proceeds will not be achieved. Additionally, taxable gains on property sales, even at depressed prices, will also hurt cash returned to shareholders without the use of tax advantaged 1031 exchanges to preserve value. With the large amount of recent immigration, there is an increased demand for new housing and storage supply has not kept up with demand. This will result in increased demand for additional self-storage for people to put their "stuff". The pivot perfectly positions us to profit with this demographic shift.

SILVER STAR PROPERTIES

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

MEMORANDUM OPINION: HIGHLIGHTED POINTS

ALLEN HARTMAN (PLAINTIFF) VS SILVER STAR PROPERTIES REIT (DEFENDANT)

Anthony F. Vittoria, Associate Judge, Circuit Court for Baltimore City, Signed his Opinion on January 21, 2025, noting the following regarding Al Hartman, the Plaintiff's credibility and the lis pendens impact on Defendant. In each instance, Plaintiff refers to Al Hartman

Don't believe what Hartman says about liquidation.

- Regarding the lis pendens and Hartman XXI – "The Court found Plaintiff to have general credibility issues stemming from instances in which **Plaintiff has been shown to be dishonest**, including (1) his inclusion of Hartman XXI as party in this case and another case without the approval of Hartman XXI's board of directors, (2) his filings of the lis pendens in a related case without legal cause, and (3) intentional misrepresentations that he made in an email sent in August of 2023." (emphasis added) Accordingly, the court found Hartman to have been shown to be dishonest on a number of occasions.

Silver Star Interpretation: Rational theory for high value for Crown Jewel Harris County Litigation.

DON'T BELIEVE HARTMAN

- Regarding Hartman's version of a settlement meeting, in addition to the credibility issues above, the Court stated "Plaintiff's version shifted during his two depositions and his testimony at trial."

SILVER STAR PROPERTIES

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

FORWARD-LOOKING STATEMENTS

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on management's current expectations, assumptions, and beliefs. Such statements often contain words such as "expect," "may," "believe," "predict," "plan," "potential," "projected," "projections," "precursor," "forecast," "outlook," "expectations," "estimate," "intend," "anticipate," "ambition," "goal," "target," "scheduled," "think," "should," "could," "would," "will," "see," "likely," "wish," and similar expressions, and variations or negatives of these words. Forward-looking statements address matters that are, to varying degrees, uncertain, such as statements about our financial and Net Asset Value targets; performance targets or expectations regarding, or dependent on, our business outlook; ongoing litigation proceedings; our business strategies; expectations regarding property sales; future liquidity; our capital allocation and refinancing initiatives, including shareholder distribution plans; results of future operations; actions that may be taken by custodians of our shares; search and engagement of independent auditor; timing of the issuance of required periodic reports; preferred equity offerings; actions taken by regulatory agencies. They are not guarantees of future results and forward-looking statements are subject to risks, uncertainties and assumptions, including the management assumptions underlying the projections shown on APPENDIX A and in forward-looking graphs, that could cause actual results to differ materially from those expressed in any forward-looking statement, including those described in greater detail in our filings with the Securities and Exchange Commission ("the SEC"), particularly those described in our most recent Annual Report on Form 10-K, which was filed with the SEC on May 26, 2023 and Quarterly Reports on Form 10-Q. Readers should not place undue reliance on any forward-looking statements and are encouraged to review the Company's other filings with the SEC for a more complete discussion of risks and other factors that could affect any forward-looking statement. The statements made herein speak only as of the date of the release of this presentation and except as required by law, the Company does not undertake any obligation to publicly update or revise any forward-looking statements.

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APPENDIX A

Significant Assumptions By Management Underlying Projections And Forward-Looking Graphs

2024 - 2027 share growth under the self-storage strategy is based on assumed acquisition/development value added by $50MM of preferred equity funds to be raised, Silver Star capital investment and acquisition financing. Preferred equity growth capital has an assumed cost of 8% annually. Debt capital to be employed assumes 55% leverage (debt/total cost) with an assumed cost of 5% annually. Total cost of acquisition/development assets further assumes 10% equity investment of Silver Star capital.

The incremental per share value add of acquisition/development strategy described above is 18.2x NTM FFO estimated to be realized by the strategic self-storage assets to be added.

Preferred equity fund raising is estimated to occur in 3 tranches - $15M in second half of 2025; $15M mid-year 2026; and $20M mid-year 2027. Acquisition/development asset cost including preferred equity, Silver Star capital and acquisition indebtedness is estimated to be $35.6M, $35.6M and $47.5M in 2025, 2026 and 2027, respectively.

2028 - 2034 assumes 14.7% compound annual growth (CAGR) for the self-storage strategy. Annual increase in funds from operation and general and administrative cost are each 5%, respectively.

The annual growth for liquidated proceeds, if any, is assumed 4.28% which is consistent with the average return for 10-year U.S. Treasury.

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PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

EXHIBIT C
PROFORMA FINANCIAL INFORMATION

PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

SILVER STAR PROPERTIES REIT INC
Proforma Balance Sheet and Liquidation
($ thousands)

ESTIMATED COSTS OF LIQUIDATION:			Cost	per share
DEFAULT INTEREST for 6 months	(3)	$	9,058	$ 0.134
STAFF RETENTION THROUGH WIND UP	(4)	$	3,600	$ 0.053
LIQUIDATION LEGAL	(5)	$	2,000	$ 0.030
LIQUIDATION TRUSTEE	(6)	$	1,000	$ 0.015
DELISTING	(7)	$	500	$ 0.007
SETTLEMENT OF CONTRACTUAL OBLIGATIONS	(8)	$	1,000	$ 0.015
WINDUP DOCUMENTATION COLLECTION AND DESTRUCTION	(9)	$	1,000	$ 0.015
RESERVE FOR CONTINGENCIES	(10)	$	1,831	$ 0.027
		$	19,989	$ 0.30

PROFORMA ASSUMPTION:

(1) Management's estimate of discount from April 30 estimated gross sale value to net cash including costs of sale
(2) NRV is net realizable value after applying estimated liquidation and cost of sale discount
(3) Liquidation decision will trigger loan default interest during foreclosure/liquidation distribution period estimated to be 6 months.
(4) Estimated cost to retain essential staff to execute liquidation and wind up - $200K per month for 18 months
(5) Estimated legal cost during liquidation and wind up period
(6) Estimated fees for liquidation trustee or other official engaged to oversee a liquidation
(7) Estimated cost to delist and wind up reporting obligations with SEC
(8) Estimated cost of contractual obligations to be paid out in connection with asset sales and company wind up
(9) Estimated cost to collect, transfer, dispose of or destroy corporate records and documents including IT wind up
(10) Reserve for contingencies estimated at 5% of NRV before liquidation commences

No liquidation value is reflected herein with respect to litigation being pursued against Allen Hartman and Hartman vREIT XXI.

DISCUSSION AND ANALYSIS OF ASSUMPTIONS

1. The legacy office value as of April 30 2025 is based on information obtained by management including broker's opinion of value knowledge of the real estate market and submarkets in which repsective assets are located and physical impairments.

2. The value of self storage assets and the Walgreens portfolio equal original cost.

3. The value other real estate is based on a brokers opinion of value and a stale purchase and sale agreement which cannot be completed due to Hartman lis pendens filings.

4. The discount attributed to current estimated value to net realizable value is based on management's estimate of possible discount which may result marketing assets to potential buyers given a liquidation mandate.

5. The Company has not written a plan of liquidation. Management's assumptions may not be accurate and may not otherwise be achieved.

6. SEE RISKS RELATED TO OUR BUSINESS AND OPERATIONS

CAUTION REGARDING FORWARD LOOKING STATEMENTS: The Pivot Strategy Forecast is based on management's knowledge commercial real estate, including but not limited to our legacy office assets and self storage assets.

PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025

SILVER STAR PROPERTIES REIT
PIVOT STRATEGY FORECAST - NO LIQUIDATION

SILVER STAR PROPERTIES REIT						
FORECAST		2025		2026		2027
FFO - current assets	$	6,712,110	$	7,047,716	$	7,400,101
FFO - acq/dev 2025	$	1,249,700	$	1,312,185	$	1,377,795
FFO - acq/dev 2026	$	-	$	1,509,401	$	1,584,871
FFO - acq/dev 2027	$	-	$	-	$	2,012,534
FFO - Total	$	7,961,810	$	9,869,302	$	12,375,301
G&A	$	(3,500,000)	$	(3,675,000)	$	(3,858,750)
	$	4,461,810	$	6,194,302	$	8,516,551
FFO						
Preferred stock dividend	$	(600,000)	$	(1,800,000)	$	(3,200,000)
INCOME after preferred stock dividend	$	3,861,810	$	4,394,302	$	5,316,551
Reserve of INCOME after preferred dividend	$	(386,181)	$	(439,430)	$	(531,655)
CAD - cash available for distribution	$	3,475,629	$	3,954,872	$	4,784,896
CAD per share	$	0.05	$	0.06	$	0.07

Assumptions:
1. Legacy revenue increase 10.0%
2. FFO growth annual 5.0%
3. G&A growth annual 5.0%
4. Reserve of INCOME after preferred dividend 10.0%
5. Absent LIQUIDATION contingency, model reflects preferred equity raise of $15M, $15M and $20M in 2025, 2026 and 2027, respectively.
6. PIVOT growth model assumptions:
   - Preferred equity cost 8.0% per annum
   - Silver Star equity contribution 10.0% of equity capital for PIVOT acquistions
   - PIVOT assets aquired with Preferred equity, plus Silver Star equity, plus 55% debt capital.
   - PIVOT assets acquired at $200 per unit, 90% occupancy and 35% expense ratio

DISCUSSION AND ANALYSIS OF ASSUMPTIONS

1. The Pivot Strategy Forecast assumes that revenue included in funds from operations (FFO) is increased 10% year over year (YOY) resulting from a combination of increased rental rates and increased occupancy of aggregate legacy office assets.

2. The Pivot Strategy Forecast assumes that aggregate legacy and self storage FFO increases 5% annually YOY as a result of increased legacy asset revenue and approximately 3% annual self storage FFO growth.

3. G&A (general and administrative expense including salaries, benefits, corporate office expenses (rent, supplies and office services), professional fees including accountants and auditors, legal and other professional fees.

4. The Pivot Strategy Forecast assumes preferred equity fundraising of $50M ($15M 2025, $15M 2026 abd $20M 2027) from identified capital sources. The annual cost of preferred equity is assumed to be 8.0% with a 2.0% origination/offering cost.

Acquisition/Development for 2025 - 2027 assumes deployment of (i) the sume of net preferred equity proceeds and equity investment by the Company of 10% of gross preferred equity funds and (ii) debt capital representing 55% loan to deployment cost.

5. Preferred stock dividend cost assumes $15M issued mid year 2025, $15M issued mid year 2026 and $20M issued mid year 2027

6. The Pivot Strategy Forecast assumes the contingency of LIQUIDATION of the Company is absent and that the shareholders have approved the Pivot Strategey.

CAUTION REGARDING FORWARD LOOKING STATEMENTS: The Pivot Strategy Forecast is based on management's knowledge commercial real estate, including but not limited to our legacy office assets and self storage assets.

PRELIMINARY SUBJECT TO COMPLETION DATED MAY 16, 2025
APPENDIX I
ORGANIZATIONAL DIAGRAM

General Public
94.31%
Hartman Family Protection Trust (Nevada)
2.06%
Margaret Hartman, Charlotte Hartman, Victoria Massey and
1.83%
Silver Star Properties REIT, Inc. (Maryland)
100%
Hartman XX REIT GP, LLC (Texas)
Allen Hartman Group
4.09%
95.68% (LP)
All other unrelated limited partners
0.05% (LP)
0.18% (GP)
Hartman XX Limited Partnership (Texas)
Silver Star Delray LLC 100%
See slide WSPRT 2: (4) entities each 100%
100%
Hartman Income REIT Management, LLC (Delaware)
100%
Silver Star Property Management, Inc. (Texas)
30%
Hartman Advisors, LLC (Texas)
70%
100%
Hartman Cooper Street Plaza LLC (Texas)
100%
Cooper Street SPE LLC (Texas)
100%
Manages
Silver Star Mezzanine Borrower II, LLC (Delaware)
100%
100%
Silver Star CRE II, LLC (Delaware)
Manages
Manages
97.53%
Hartman SPE, LLC (Delaware)
Souther Star Self-Storage Investment company (Texas)
100%
1.80%
100%
Silver Star Virginia Parkway LLC (Texas)
100%
Silver Star SPE Management, LLC (Delaware) (fka Hartman SPE Management, LLC)
Manages
Manages
100%
Silver Star Mezzanine Borrower, LLC (Delaware)
2.47%
100%
Manages
Silver Star CRE, LLC (Delaware)
Silver Star Delray LLC (Texas)
REVISED 10-24-2024
Hartman vREIT XXI, Inc. (Maryland)